Exhibit 10.4

Execution Version

OMNIBUS AMENDMENT AND ACCESSION

This OMNIBUS AMENDMENT AND ACCESSION, dated as of April 8, 2022 (this “Agreement”), is entered into by and among KWS Solar Term Parent 1 LLC, a Delaware limited liability company (“Co-Borrower 1”), KWS Solar Term Parent 2 LLC, a Delaware limited liability company (“Co-Borrower 2”), KWS Solar Term Parent 3 LLC, a Delaware limited liability company (“Co-Borrower 3”), and Spruce Power 3 Holdco, LLC, a Delaware limited liability company (“Co-Borrower 4”) (collectively, the “Co-Borrowers” and each individually a “Co- Borrower”), the undersigned financial institutions as Lenders (each individually a “Lender” and, collectively, the “Lenders”), KeyBank National Association, in its capacities as Administrative Agent, Collateral Agent and Depository Agent. As used in this Agreement, capitalized terms that are not defined herein shall have the meanings ascribed to such terms in the Credit Agreement (defined below).

W I T N E S S E T H

WHEREAS, (a) the Co-Borrowers, the Lenders and the Administrative Agent are party to that certain Amended and Restated Credit Agreement, dated as of March 19, 2022 (as further amended, restated, or modified from time to time, the “Credit Agreement”) and (b) the Co- Borrowers, the Administrative Agent, the Collateral Agent and the Depository Agent are party to the Depository Agreement.

WHEREAS, Co-Borrowers have requested that the Loan Documents be amended as set forth herein (a) to add Vantage Infrastructure Debt Fund L.P., by Vantage Infrastructure USA GP LLC, its general partner (the “Upsize Lender”) as a Lender for all purposes under the Credit Agreement and each Loan Document and (b) for the Upsize Lender to provide (x) a “Second Additional Term Loan Commitment” in an amount equal to $20,000,000 and (y) a pro rata portion of the PIK Loan Commitment.

WHEREAS, in connection with this request, the Co-Borrowers and the undersigned wish to agree to make, certain amendments to the Credit Agreement and the Depository Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment and Accession to Credit Agreement. Each of the Co-Borrowers, each of the Lenders and the Administrative Agent (acting at the instruction of the Lenders) hereby agree that on and after the Effective Date (as defined below) the Pledge Agreement shall be amended as follows:

(a) The Credit Agreement (excluding all Exhibits, Schedules, and Annexes thereto, other than as expressly set forth herein) shall be amended as set forth in Appendix I attached hereto, such that all of the newly inserted double-underlined provisions therein (indicated textually in the same manner as the following example: double-underlined text) shall be deemed to be inserted and all of the stricken text therein (indicated textually in the same manner as the following example: ~~stricken text~~) shall be deemed to be deleted therefrom;

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(b) Schedule 2.01 (Lenders’ Commitments) to the Credit Agreement shall be amended and restated in its entirety with Appendix II attached hereto; and

(c) Exhibit G (Form of Base Case Model) to the Credit Agreement shall be amended and restated in its entirety with Appendix III attached hereto.

(d) The Upsize Lender by its signature below becomes a “Lender” under the Credit Agreement from and after the Effective Date and hereby (i) has the Commitments set forth on Schedule 2.01 (Lenders’ Commitments), as amended and restated by this Amendment and (ii) agrees to all the terms and provisions of the Credit Agreement and each other Loan Document applicable to it as a Lender thereunder.

2. Amendment to Depository Agreement. The Co-Borrowers, the Depository Agent, the Collateral Agent and the Administrative Agent (each Agent acting at the instruction of the Lenders) hereby agree that on and after the Effective Date (as defined below) the Depository Agreement shall be amended as follows:

(a) Section 3.01(d) is hereby amended by replacing the text “for the quarterly period ending on the most recent Calculation Date” with the text “for the semi-annual period ending on the most recent Calculation Date (comprising two quarterly periods)”.

(b) Section 4.01(i) is hereby amended by replacing the text “quarterly installments” with the text “semi-annual installments” in each place it appears.

(c) Exhibit A (Form of the Withdrawal/Transfer Certificate) to the Depository Agreement shall be amended and restated in its entirety with Appendix IV attached hereto;

3. Conditions to Effectiveness. The amendments and accessions set forth in Sections 1 and 2 shall be effective as of the date of the satisfaction of each of the following conditions (the “Effective Date”):

(a) The Administrative Agent and the Collateral Agent shall have received duly executed counterparts of this Agreement from each of the Co-Borrowers, the Lenders and the Agents;

(b) Each of the conditions to the Second Additional Term Loan Borrowing Date (as defined on Appendix I hereto) have been satisfied and such Borrowing occurs on or prior to April 30, 2022; and

(c) Payment by the Co-Borrowers to the Upsize Lender an amount equal to 1.50% of its Second Additional Term Loan Commitment.

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4. Representations and Warranties. As of the date hereof and the Effective Date:

(a) Each of the Co-Borrowers represents and warrants to the Agents and each Secured Party that:

(i) The execution, delivery and performance by such Co-Borrower of this Agreement:

(1) have been duly authorized by all necessary limited liability company or other action, as the case may be, on behalf of such Co- Borrower;

(2) do not and will not (A) conflict with or result in a violation or breach of the terms of its certificate of formation, limited liability company agreement, operating agreement or other organizational documents, as the case may be, any provision of material Law applicable to it or any order, judgment or decree of any Governmental Authority binding on it or any of its material Properties, (B) result in a material breach of or constitute (with due notice or lapse of time or both) a material default under the Transaction Documents or any other material contractual obligation binding upon a Relevant Party or its material Properties, including the Intercompany Financing Agreement, or (C) result in or require the creation or imposition of any Lien upon its Assets (other than the Liens created under the Collateral Documents); and

(3) do not and will not require any registration with, consent or approval of, or notice to, or other action with or by, any Governmental Authority or any other Person (including any Tax Equity Member and their Affiliates or HPS and its Affiliates) which has not been obtained or made, and each such consent or approval is in full force and effect, in each case, other than consents, approvals, registrations, notices or other action which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect;

(ii) Immediately prior to and after the Effective Date, no Default or Event shall have occurred and be continuing.

5. Miscellaneous.

(a) Effect of this Agreement.

(i) The amendments, accessions and other modifications set forth in this Agreement shall be applicable solely with respect to those matters expressly provided therein, and no other amendments or accessions are given herein or may be otherwise construed or implied. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

(ii) Except as herein expressly provided, each and every term, condition, warranty and provision of the Depository Agreement and the Credit Agreement and the other Transaction Documents shall remain unchanged and in full force and effect, and such are hereby ratified, confirmed and approved by the parties hereto, and in the event of any conflict between the provisions of this Agreement and the provisions of the Credit Agreement, the Depository Agreement or any other Transaction Document, the provisions of this Agreement shall prevail.

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(iii) Except as expressly set forth herein, nothing contained in this Agreement shall, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any Agent or any of the other Secured Parties, or shall alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in each of the Credit Agreement, the Depository Agreement and any other Transaction Document.

(iv) Whether or not specifically amended by the provisions of this Agreement, all of the terms and provisions of the Credit Agreement, the Depository Agreement and the other Transaction Documents are hereby amended to the extent necessary to give effect to the purpose and intent of this Agreement.

(b) Incorporation by Reference. Section 11.04 (Effect of Headings and Table of Contents), Section 11.05 (Successors and Assigns), Section 11.06 (Severability), Section 11.08 (Governing Law), Section 11.09 (Waiver of Jury Trial), Section 11.10 (Counterparts; Integration; Effectiveness) and Section 11.16 (Entire Agreement) of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

(c) Loan Document. This Agreement shall be deemed to be a Loan Document for all purposes of the Credit Agreement and the other Transaction Documents.

(d) Acknowledgement. Each party hereto acknowledges that the terms of this Agreement shall not constitute a course of dealing among the parties hereto.

(e) Construction. The principles of interpretation specified in Sections 1.02, 1.03 and 1.05 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

(f) No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, except as provided in Section 13(a)(i), Section 7.6 of the Guaranty and Security Agreement and Section 11.05 of the Credit Agreement, no other Person is entitled to rely upon or benefit from this Agreement or any term hereof or thereof.

(g) Lender and Agent Authorization. The Lenders hereby authorize and direct the Agents to execute, deliver and perform this Agreement. The Administrative Agent hereby authorizes and directs the Collateral Agent to execute, deliver and perform this Agreement. The Administrative Agent and the Collateral Agent hereby authorize and direct the Depository Agent to execute, deliver and perform this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

CO-BORROWERS:

KWS SOLAR TERM PARENT 1 LLC

By:	/s/ Joe Pettit
	Name:	Joe Pettit
	Title:	Vice President,
Corporate Development

KWS SOLAR TERM PARENT 2 LLC

By:	/s/ Joe Pettit
	Name:	Joe Pettit
	Title:	Vice President,
Corporate Development

KWS SOLAR TERM PARENT 3 LLC

By:	/s/ Joe Pettit
	Name:	Joe Pettit
	Title:	Vice President,
Corporate Development

SPRUCE POWER 3 HOLDCO, LLC

By:	/s/ Joe Pettit
	Name:	Joe Pettit
	Title:	Vice President,
Corporate Development

Signature Page to Omnibus Amendment and Accession (Hawkeye)

KEYBANK NATIONAL ASSOCIATION, as
Administrative Agent, Collateral Agency and Depository Agent

By:	/s/ Renee M. Bonnell
	Name:	Renee M. Bonnell
	Title:	Senior Vice President

Signature Page to Omnibus Amendment and Accession (Hawkeye)

SOUTH TOWER STRATEGIC INFRASTRUCTURE FINANCE (GP) CO. LTD. as
GENERAL PARTNER FOR SOUTH TOWER
STRATEGIC INFRASTRUCTURE FINANCE (USD), LP,
as Lender

By:	/s/ Nicholas Cleary
	Name:	Nicholas Cleary
	Title:	Authorized Signatory

By:	/s/ Cameron Price
	Name:	Cameron Price
	Title:	Authorized Signatory

Signature Page to Omnibus Amendment and Accession (Hawkeye)

CANAFUND (CARLYLE NGS) INC.,
as Lender

By:	/s/ Nicholas Cleary
	Name:	Nicholas Cleary
	Title:	Authorized Signatory

By:	/s/ Cameron Price
	Name:	Cameron Price
	Title:	Authorized Signatory

Signature Page to Omnibus Amendment and Accession (Hawkeye)

NORTHILL GLOBAL ALTERNATIVE FUNDS II
ICAV acting in respect of GEMINI CREDIT FUND,
as Lender

By:	/s/ Nicholas Cleary
	Name:	Nicholas Cleary
	Title:	Authorized Signatory

By:	/s/ Cameron Price
	Name:	Cameron Price
	Title:	Authorized Signatory

Signature Page to Omnibus Amendment and Accession (Hawkeye)

VANTAGE INFRASTRUCTURE DEBT FUND L.P.,
by VANTAGE INFRASTRUCTURE USA GP LLC,
its general partner,
as Lender and as Upsize Lender

By:	/s/ Nicholas Cleary
	Name:	Nicholas Cleary
	Title:	Authorized Signatory

Signature Page to Omnibus Amendment and Accession (Hawkeye)

SEQUOIA IDF ASSET HOLDINGS S.A.,
as Lender

By:	/s/ ADOLF KOHN HORST
	Name:	ADOLF KOHN HORST
	Title:	DIRECTOR

Signature Page to Omnibus Amendment and Accession (Hawkeye)

SEQUOIA INFRASTRUCTURE FUNDING I LTD.,
as Lender

By:	/s/ ADOLF KOHN HORST
	Name:	ADOLF KOHN HORST
	Title:	DIRECTOR

Signature Page to Omnibus Amendment and Accession (Hawkeye)

Appendix I

Amended Credit Agreement

See attached.

Execution Version

AMENDED AND RESTATED CREDIT AGREEMENT

among

KWS SOLAR TERM PARENT 1 LLC,

KWS SOLAR TERM PARENT 2 LLC,

KWS SOLAR TERM PARENT 3 LLC,

and

SPRUCE POWER 3 HOLDCO, LLC,

as Co-Borrowers,

KEYBANK NATIONAL ASSOCIATION,

as Administrative Agent, and

The Lenders From Time to Time Party Hereto

dated as of March 19, 2021

and as amended as of April 8, 2022

Execution Version

Page

ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE		2

SECTION 1.01	DEFINITIONS	2
SECTION 1.02	RULES OF CONSTRUCTION	~~53~~52
SECTION 1.03	TIME OF DAY	~~54~~53
SECTION 1.04	CLASS OF LOAN	~~54~~53
SECTION 1.05	SUBSIDIARY ACTIONS	~~54~~53

ARTICLE II. THE LOANS		~~54~~53

SECTION 2.01	THE TERM LOANS AND PIK LOANS.	~~54~~53
SECTION 2.02	[RESERVED]	~~56~~55
SECTION 2.03	COMPUTATION OF INTEREST AND FEES	~~56~~55
SECTION 2.04	EVIDENCE OF DEBT	~~56~~55

ARTICLE III. ALLOCATION OF COLLECTIONS; PAYMENTS TO LENDERS; RELEASE OF COLLATERAL		56

SECTION 3.01	PAYMENTS.	56
SECTION 3.02	OPTIONAL PREPAYMENTS	~~57~~56
SECTION 3.03	MANDATORY PRINCIPAL PAYMENTS	~~57~~56
SECTION 3.04	APPLICATION OF PREPAYMENTS.	~~59~~58
SECTION 3.05	PAYMENTS OF INTEREST AND PRINCIPAL.	59
SECTION 3.06	FEES.	~~60~~59
SECTION 3.07	EXPENSES, ETC.	60
SECTION 3.08	INDEMNIFICATION.	~~62~~61
SECTION 3.09	TAXES.	~~64~~63
SECTION 3.10	MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.	68
SECTION 3.11	CHANGE OF CIRCUMSTANCES.	69
SECTION 3.12	RELEASE OF PROJECTS AND SUBSIDIARIES.	70

ARTICLE IV. REPRESENTATIONS AND WARRANTIES		~~71~~70

SECTION 4.01	ORGANIZATION, POWERS, CAPITALIZATION, GOOD STANDING, BUSINESS.	~~71~~70
SECTION 4.02	AUTHORIZATION OF BORROWING, ETC.	~~72~~71
SECTION 4.03	TITLE TO MEMBERSHIP INTERESTS	~~72~~71
SECTION 4.04	GOVERNMENTAL AUTHORIZATION; COMPLIANCE WITH LAWS.	~~73~~72
SECTION 4.05	SOLVENCY	~~74~~73
SECTION 4.06	USE OF PROCEEDS AND MARGIN SECURITY; GOVERNMENTAL REGULATION.	~~74~~73
SECTION 4.07	DEFAULTS; NO MATERIAL ADVERSE EFFECT.	~~75~~74
SECTION 4.08	FINANCIAL STATEMENTS; BOOKS AND RECORDS.	~~75~~74
SECTION 4.09	INDEBTEDNESS	~~75~~74
SECTION 4.10	LITIGATION; ADVERSE FACTS	~~75~~74
SECTION 4.11	TAXES AND TAX STATUS	~~75~~74

Execution Version	i

(continued)

Page

SECTION 4.12	PERFORMANCE OF AGREEMENTS	~~76~~75
SECTION 4.13	EMPLOYEE BENEFIT PLANS	~~77~~76
SECTION 4.14	INSURANCE	~~77~~76
SECTION 4.15	INVESTMENTS	~~77~~76
SECTION 4.16	ENVIRONMENTAL MATTERS	~~77~~76
SECTION 4.17	PROJECT PERMITS	~~77~~76
SECTION 4.18	REPRESENTATIONS UNDER SENIOR LOAN DOCUMENTS	~~77~~76
SECTION 4.19	BROKER’S FEE	~~77~~76
SECTION 4.20	SANCTIONS; ANTI-MONEY LAUNDERING AND ANTI-CORRUPTION	77
SECTION 4.21	PROPERTY RIGHTS	~~78~~77
SECTION 4.22	PORTFOLIO DOCUMENTS AND ELIGIBLE PROJECTS.	~~79~~78
SECTION 4.23	SECURITY INTERESTS.	~~81~~80
SECTION 4.24	INTELLECTUAL PROPERTY	~~81~~80
SECTION 4.25	FULL DISCLOSURE.	81
SECTION 4.26	~~[RESERVED]~~BOARDWALK AND SP3 ELIGIBLE REC CONTRACTS.	~~83~~82
SECTION 4.27	IRAN DIVESTMENT ACT	~~83~~82

ARTICLE V. AFFIRMATIVE COVENANTS		~~83~~82

SECTION 5.01	FINANCIAL STATEMENTS AND OTHER REPORTS.	~~83~~82
SECTION 5.02	NOTICE OF EVENTS OF DEFAULT	~~89~~88
SECTION 5.03	MAINTENANCE OF BOOKS AND RECORDS	~~90~~88
SECTION 5.04	LITIGATION	~~90~~89
SECTION 5.05	EXISTENCE; QUALIFICATION	~~90~~89
SECTION 5.06	TAXES	~~90~~89
SECTION 5.07	OPERATION AND MAINTENANCE	~~91~~90
SECTION 5.08	PRESERVATION OF RIGHTS; MAINTENANCE OF PROJECTS; WARRANTY CLAIMS; SECURITY.	~~91~~90
SECTION 5.09	ENERGY REGULATORY LAWS	~~92~~91
SECTION 5.10	COMPLIANCE WITH LAWS; ENVIRONMENTAL LAWS	~~92~~91
SECTION 5.11	PAYMENT OF CLAIMS.	~~92~~91
SECTION 5.12	MAINTENANCE OF INSURANCE.	~~93~~92
SECTION 5.13	INSPECTION.	~~99~~98
SECTION 5.14	COOPERATION	~~99~~98
SECTION 5.15	COLLATERAL ACCOUNTS; COLLECTIONS.	~~100~~98
SECTION 5.16	PERFORMANCE OF AGREEMENTS	~~100~~99
SECTION 5.17	CUSTOMER AGREEMENTS AND REC CONTRACTS.	~~100~~99
SECTION 5.18	MANAGEMENT AGREEMENTS	~~101~~99
SECTION 5.19	USE OF PROCEEDS AND MARGIN SECURITY; GOVERNMENTAL REGULATION.	~~101~~100
SECTION 5.20	PROJECT EXPENDITURES	~~102~~101
SECTION 5.21	TAX EQUITY OPCO MATTERS.	~~102~~101

Execution Version	ii

(continued)

Page

SECTION 5.22	RECAPTURE	~~103~~101
SECTION 5.23	TERMINATION OF SERVICER.	~~103~~102
SECTION 5.24	DEPOSITS TO BORROWER COLLECTIONS ACCOUNT.	~~104~~103
SECTION 5.25	PREPAID CUSTOMER AGREEMENTS	~~105~~103
SECTION 5.26	[RESERVED]	~~105~~104
SECTION 5.27	AUDITS AND INVESTIGATIONS	~~105~~104
SECTION 5.28	CLASS A MEMBERSHIP INTEREST PURCHASE	~~105~~104
SECTION 5.29	SENIOR EXCLUDED REC REVENUE	~~105~~104

ARTICLE VI. NEGATIVE COVENANTS		~~105~~104

SECTION 6.01	INDEBTEDNESS	~~105~~104
SECTION 6.02	NO LIENS	~~106~~105
SECTION 6.03	RESTRICTION ON FUNDAMENTAL CHANGES	~~106~~105
SECTION 6.04	BANKRUPTCY, RECEIVERS, SIMILAR MATTERS	~~106~~105
SECTION 6.05	ERISA.	~~107~~106
SECTION 6.06	RESTRICTED PAYMENTS	~~107~~106
SECTION 6.07	LIMITATION ON INVESTMENTS	~~108~~106
SECTION 6.08	SANCTIONS AND ANTI-CORRUPTION	~~108~~107
SECTION 6.09	NO OTHER BUSINESS; LEASES.	~~108~~107
SECTION 6.10	PORTFOLIO DOCUMENTS.	~~108~~107
SECTION 6.11	TAXES	~~109~~108
SECTION 6.12	EXPENDITURES; COLLATERAL ACCOUNTS; STRUCTURAL CHANGES.	~~110~~109
SECTION 6.13	REC CONTRACTS AND TRANSFER INSTRUCTIONS	~~110~~109
SECTION 6.14	SPECULATIVE TRANSACTIONS	~~110~~109
SECTION 6.15	VOTING ON MAJOR DECISIONS	~~111~~110
SECTION 6.16	TRANSACTIONS WITH AFFILIATES	~~111~~110
SECTION 6.17	LIMITATION ON RESTRICTED PAYMENTS	~~111~~110
SECTION 6.18	OTHER LOAN DOCUMENTS.	~~111~~110

ARTICLE VII. SEPARATENESS		~~112~~111

SECTION 7.01	SEPARATENESS	~~112~~111

ARTICLE VIII. CONDITIONS PRECEDENT		~~114~~113

SECTION 8.01	CONDITIONS TO SECOND ADDITIONAL TERM LOAN BORROWING DATE AND BORROWING OF LOANS	~~114~~113
SECTION 8.02	CONDITIONS OF TERM LOAN AND PIK LOAN BORROWING	~~120~~116

ARTICLE IX. EVENTS OF DEFAULT; REMEDIES		~~121~~117

SECTION 9.01	EVENTS OF DEFAULT	~~121~~117
SECTION 9.02	ACCELERATION AND REMEDIES.	~~124~~121
SECTION 9.03	CURE RIGHTS	~~125~~122

ARTICLE X. ADMINISTRATIVE AGENT		~~126~~122

Execution Version	iii

(continued)

Page

SECTION 10.01	APPOINTMENT AND AUTHORITY.	~~126~~122
SECTION 10.02	RIGHTS AS A LENDER	~~126~~123
SECTION 10.03	EXCULPATORY PROVISIONS	~~126~~123
SECTION 10.04	RELIANCE BY ADMINISTRATIVE AGENT	~~127~~124
SECTION 10.05	DELEGATION OF DUTIES	~~127~~124
SECTION 10.06	RESIGNATION OF ADMINISTRATIVE AGENT.	~~128~~124
SECTION 10.07	NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS	~~128~~125
SECTION 10.08	ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM	~~128~~125
SECTION 10.09	APPOINTMENT OF COLLATERAL AGENT AND DEPOSITORY AGENT	~~129~~126
SECTION 10.10	[RESERVED]	~~129~~126
SECTION 10.11	AUTHORIZATION	~~129~~126

ARTICLE XI. MISCELLANEOUS		~~129~~126

SECTION 11.01	WAIVERS; AMENDMENTS.	~~129~~126
SECTION 11.02	NOTICES; COPIES OF NOTICES AND OTHER INFORMATION.	~~131~~128
SECTION 11.03	NO WAIVER; CUMULATIVE REMEDIES	~~132~~129
SECTION 11.04	EFFECT OF HEADINGS AND TABLE OF CONTENTS	~~133~~129
SECTION 11.05	SUCCESSORS AND ASSIGNS.	~~133~~129
SECTION 11.06	SEVERABILITY	~~136~~133
SECTION 11.07	BENEFITS OF AGREEMENT	~~136~~133
SECTION 11.08	GOVERNING LAW.	~~137~~133
SECTION 11.09	WAIVER OF JURY TRIAL	~~137~~134
SECTION 11.10	COUNTERPARTS; INTEGRATION; EFFECTIVENESS	~~138~~134
SECTION 11.11	CONFIDENTIALITY.	~~138~~135
SECTION 11.12	USA PATRIOT ACT	~~140~~137
SECTION 11.13	CORPORATE OBLIGATION	~~140~~137
SECTION 11.14	NON-RECOURSE	~~141~~137
SECTION 11.15	ADMINISTRATIVE AGENT’S DUTIES AND OBLIGATIONS LIMITED	~~141~~137
SECTION 11.16	ENTIRE AGREEMENT	~~141~~137
SECTION 11.17	RIGHT OF SETOFF	~~141~~137
SECTION 11.18	INTEREST RATE LIMITATION	~~141~~138
SECTION 11.19	SURVIVAL OF REPRESENTATIONS AND WARRANTIES	~~141~~138
SECTION 11.20	NO ADVISORY OR FIDUCIARY RESPONSIBILITY	~~142~~138
SECTION 11.21	ELECTRONIC EXECUTION OF ASSIGNMENTS AND CERTAIN OTHER DOCUMENTS	~~142~~138
SECTION 11.22	ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN AFFECTED FINANCIAL INSTITUTIONS	~~142~~139
SECTION 11.23	PUBLIC STATEMENT	~~143~~139
SECTION 11.24	EFFECT OF AMENDMENT AND RESTATEMENT.	~~143~~139

Execution Version	iv

(continued)

EXHIBITS AND SCHEDULES

Exhibit A	Form of Borrowing Notice
Exhibit B	Form of Assignment and Assumption
Exhibit C	[Reserved]
Exhibit D-1	Form of U.S. Tax Compliance Certificate
Exhibit D-2	Form of U.S. Tax Compliance Certificate
Exhibit D-3	Form of U.S. Tax Compliance Certificate
Exhibit D-4	Form of U.S. Tax Compliance Certificate
Exhibit E	[Reserved]
Exhibit F-1	Form of Term Loan Note
Exhibit F-2	Form of PIK Loan Note
Exhibit G	Form of Base Case Model
Exhibit H	[Reserved]
Exhibit I	[Reserved]
Exhibit J	Form of Financial Statement Certificate
Exhibit K	Initial Operating Budget
Exhibit L	Form of Manager’s Report
Exhibit M	Form of Collateral Release Notice
Exhibit N	Form of Liquid Assets Certification
Exhibit O	Form of Quarterly Compliance Certificate
Schedule I	Administrative Agent’s Office
Schedule 2.01	Lenders’ Commitments
Schedule 4.03(h)	Tax Equity Opco Options, Warrants or Rights of Conversion
Schedule 4.03(i)	Organizational Structure
Schedule 4.03(j)	Name and Jurisdiction of Each Loan Party and Tax Equity Opco
Schedule 4.04	Governmental Authorization; Compliance with Laws

Execution Version	v

Schedule 4.08	Financial Statement Exceptions
Schedule 4.09	Existing Indebtedness
Schedule 4.10	Litigation; Adverse Facts
Schedule 4.11	Taxes
Schedule 4.14	Insurance
Schedule 4.19	Brokers
Schedule 4.22(f)	Portfolio Document Exceptions
Schedule 4.22(m)	Project States
Schedule 4.25(c)	Tax Equity Documents Schedule 4.25(d) Wholly-Owned Documents
Schedule 4.25(e)	Maintenance Services Agreements
Schedule 4.25(f)	Backup Servicing Agreements and Transition Management Agreements
Schedule 4.25(g)	Consumer Servicing Agreements
Schedule 4.25(h)	Operating Services Agreements
Schedule 4.25(i)	Accounts
Schedule 4.25(k)	Senior Loan Documents
Schedule 4.25(l)	REC Agreements
Schedule 5.21	Senior Tax Equity Consents
Schedule A	Project Information
Annex A	[Reserved]
Annex B-1	Tax Equity Opco Representations and Wholly-Owned Opco Representations
Annex B-2	Tax Equity Opco Covenants
Annex C	Required Additional Reserve Amount

Execution Version	vi

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 19, 2021 and as amended as of April 8, 2022 (this “Agreement”), among KWS Solar Term Parent 1 LLC, a Delaware limited liability company (“Co-Borrower 1”), KWS Solar Term Parent 2 LLC, a Delaware limited liability company (“Co-Borrower 2”), KWS Solar Term Parent 3 LLC, a Delaware limited liability company (“Co-Borrower 3”), and Spruce Power 3 Holdco, LLC, a Delaware limited liability company (“Co-Borrower 4”) (collectively, the “Co-Borrowers” and each individually a “Co-Borrower”), the financial institutions as Lenders from time to time party hereto (each individually a “Lender” and, collectively, the “Lenders”), and KeyBank National Association, as Administrative Agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”).

RECITALS

WHEREAS, (a) Co-Borrower 1 owns one hundred percent (100%) of the membership interests in KWS Solar Term Borrower 1, LLC, a Delaware limited liability company (“Co-Borrower 1 Sub”), (b) Co-Borrower 2 owns one hundred percent (100%) of the membership interests in KWS Solar Term Borrower 2, LLC, a Delaware limited liability company (“Co-Borrower 2 Sub”); (c) Co-Borrower 3 owns one hundred percent (100%) of the membership interests in KWS Solar Term Borrower 3, LLC, a Delaware limited liability company (“Co-Borrower 3 Sub”); and (d) Co-Borrower 4 owns one hundred percent (100%) of the membership interests in Spruce Power 3, LLC, a Delaware limited liability company (“Co-Borrower 4 Sub” and, collectively with Co-Borrower 1 Sub, Co-Borrower 2 Sub, and Co-Borrower 3 Sub, the “Borrower Subs”);

WHEREAS, Co-Borrower 1 Sub, Co-Borrower 2 Sub, and Co-Borrower 3 Sub collectively own one hundred percent (100%) of the membership interests in each of Spruce Power 1, LLC (f/k/a Kilowatt Systems, LLC) (“SVB Borrower”) and Spruce Power 2, LLC (f/k/a Spruce Juniper, LLC) (the “Boardwalk Borrower”, and together with the SVB Borrower, the “PortfolioCo Borrowers”);

WHEREAS, the SVB Borrower is party to the Amended and Restated Credit Agreement, dated as of October 29, 2019, as amended by the Omnibus Amendment and Consent, dated as of March 5, 2020, and the Second Omnibus Amendment and Consent, dated as of March 19, 2021 (as further amended, restated, supplemented or otherwise modified from time to time, the “PortfolioCo Credit Agreement”), among SVB Borrower(f/k/a Kilowatt Systems, LLC and as successor in interest to Spruce Kismet, LLC, Greenday Finance I LLC and Volta MH Owner II, LLC), Silicon Valley Bank, as Administrative Agent, ING Capital LLC and Silicon Valley Bank, as Issuing Banks, the lenders from time to time party thereto, ING Capital LLC and Silicon Valley Bank, as Joint Bookrunners and Coordinating Lead Arrangers, and KeyBank National Association, as Joint Lead Arranger;

WHEREAS, on March 18, 2021, SVB Borrower (i) acquired all of the assets of Greenday Finance I LLC and Spruce Kismet, LLC pursuant to certain transfer agreements, (ii) acquired all membership interests in Volta Manager Holdings II, LLC from Volta MH Owner II, LLC pursuant to certain transfer instruments, (iii) changed its name from “Kilowatt Systems, LLC” to “Spruce Power 1, LLC” (collectively, the “PortfolioCo Consolidation”), and (iv) received consent to the PortfolioCo Consolidation from the Lenders;

WHEREAS, the Boardwalk Borrower is party to that certain Credit Agreement, dated May 14, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Boardwalk Credit Agreement”), among the Boardwalk Borrower, Silicon Valley Bank, as Administrative Agent, Issuing Bank, Sole Bookrunner and Sole Lead Arranger, and the lenders from time to time party thereto;

Execution Version	1	Credit Agreement (Hawkeye)

WHEREAS, Co-Borrower 4 Sub is party to that certain Credit Agreement, dated November 13, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “SP3 Credit Agreement”), among Co-Borrower 4 Sub, KeyBank National Association, as Administrative Agent and Issuing Bank, the lenders from time to time party thereto, and KeyBanc Capital Markets Inc. and Silicon Valley Bank as Joint Bookrunners and Joint Lead Arrangers;

WHEREAS, as of the Additional Term Loan Borrowing Date, the PortfolioCo Borrowers own, either directly or indirectly, the Subsidiaries set forth on Schedule 4.03(i);

WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of ~~April 28~~March 19, ~~2020~~2021 (as amended prior to ~~the date hereof~~April [   ], 2022, the “Existing Credit Agreement”), the Lenders party thereto, provided (i) Co-Borrower 1, Co-Borrower 2, and Co-Borrower 3 (collectively, the “Initial Co-Borrowers”), with a term loan facility in the amount of $124,000,000.00 (the “Initial Term Loan Commitments”) and (ii) the Co-Borrowers with an additional Term Loan Commitment in an amount of $25,000,000 (the “Additional Term Loan Commitment”), and the Lenders agreed to make PIK Loans in the amount not to exceed the PIK Loan Commitment (collectively, the PIK Loan Commitment ~~and~~, the Initial Term Loan Commitment, and the Additional Term Loan Commitment, the “Initial Commitments”);

WHEREAS, the Initial Term Loan Commitments under the Existing Credit Agreement have been fully funded and, as of the Second Additional Term Loan Borrowing Date, ~~which~~such principal obligations shall continue under this Agreement (the “Initial Term Loan”);

WHEREAS, the Additional Term Loan Commitments under the Existing Credit Agreement have been fully funded and, as of the Second Additional Term Loan Borrowing Date, such principal obligations shall continue under this Agreement (the “~~Existing~~Additional Term ~~Loans~~Loan”);

WHEREAS, the Co-Borrowers ~~desire to add the Projects owned by Co-Borrower 4 Sub~~ (such Projects, the “Additional Projects”) to the Project Pool and thus pursuant to the terms of the Existing Credit Agreement, the Initial Co-Borrowers have requested (a) Co-Borrower 4 be included as an additional Co-Borrower, (b) the Lenders approve the addition of Co-Borrower 4 Sub as an additional ~~Opco, and (c)~~have requested the Term Lenders make ~~Additional~~additional Term Loan Commitments in an amount of $~~25,000,000.00~~20,000,000.00 (the “Second Additional Term Loan Commitment”), ~~in each case~~ on the terms and conditions set forth in this Agreement;

WHEREAS, certain Term Lenders have agreed to make the Second Additional Term Loan Commitment;

WHEREAS, the parties wish to amend and restate the Existing Credit Agreement and amend or amend and restate certain other Loan Documents to, among other things, reflect such increase in the Initial Commitments and other changes requested by the Loan Parties; and

WHEREAS, the parties hereto intend that this Agreement and the other Loan Documents executed in connection herewith do not effect a novation of the obligations of the Loan Parties under the Existing Credit Agreement but merely a restatement, and where applicable, an amendment to the terms governing said obligations;

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements, and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Co-Borrowers, the Administrative Agent and the Lenders hereby agree as follows:

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions. Except as otherwise specified in this Agreement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement (including in the Recitals hereto).

Execution Version	2	A&R Credit Agreement (Hawkeye)

“Acceptable Bank” shall mean any bank, trust company or other financial institution which is organized or licensed under the applicable Laws of the United States of America or Canada or any state, province or territory thereof which has a tangible net worth of at least five hundred million Dollars ($500,000,000) and has at least two of the following Credit Ratings: “A-” or better by S&P, “A3” or better by Moody’s and “A-” or better by Fitch.

“Acceptable REC Guaranty” shall mean a guaranty related to a REC Contract in form and substance reasonably acceptable to the Administrative Agent (acting at the direction of the Required Lenders).

“Acceptable Warranty” shall have the meaning given to such term in the Depository Agreement.

“Acquired Greenbacker Projects” shall mean Projects previously owned by Greenbacker Residential Solar LLC, a Delaware limited liability company, owned by SVB Borrower after the Short Hills/Greenbacker Acquisition and the PortfolioCo Consolidation.

“Acquired Kismet Projects” shall mean Projects previously owned by Kismet Consulting, LLC, a Delaware limited liability company, purchased by the Sponsors in connection with the Sponsors’ purchase of Kismet Consulting, LLC, and owned by SVB Borrower.

“Acquired Greenbacker Customer Agreement” shall mean a Customer Agreement with respect to an Acquired Greenbacker Project; provided, that “Acquired Greenbacker Customer Agreement” shall not include any reassignment of such Customer Agreement to a new Customer after the date of the acquisition of such Project.

“Acquired Kismet Customer Agreement” shall mean a Customer Agreement with respect to an Acquired Kismet Project; provided, that “Acquired Kismet Customer Agreement” shall not include any reassignment of such Customer Agreement to a new Customer after the Closing Date.

“Additional Expenses” shall mean indemnification payments to the Administrative Agent, the Lenders, the Depository Agent, and certain other Persons related to the same as described under the Loan Documents. For the avoidance of doubt, Additional Expenses shall not include Services Fees, the ESE Fee or amounts payable to the Manager under the Management Agreement.

“Additional Projects” shall have the meaning set forth in the recitals.

“Additional Reserve Account” shall have the meaning given to the term “KWS Additional Reserve Account” in the Depository Agreement.

“Additional Term Loan” shall have the meaning given to such term in ~~Section 2.01(a)~~the Recitals.

Execution Version	3	A&R Credit Agreement (Hawkeye)

“Additional Term Loan Borrowing Date” ~~shall mean the date on which all conditions precedent set forth in Section 8.01 have been satisfied or waived in writing by the Administrative Agent (acting on the instructions of all Lenders)~~means March 19, 2021.

“Additional Term Loan Commitment” shall have the meaning given to such term in the recitals.

“Administrative Agent” shall have the meaning given to such term in the preamble hereto, and include any successor Administrative Agents pursuant to Section 10.06.

“Administrative Agent QCC Comments” shall have the meaning given to such term in Section 5.01(a)(v).

“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule I, or such other address or account as the Administrative Agent may from time to time notify to the Co-Borrowers and the Lenders.

“Administrative Questionnaire” shall mean an administrative questionnaire in the form furnished by the Administrative Agent.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing. For the avoidance of doubt, each of the Relevant Parties shall be an Affiliate of the other Relevant Parties and the Sponsors. In no event shall (a) the Administrative Agent be considered an Affiliate of another Person solely because any Loan Document contemplates that it shall act at the instruction of any such Person or such Person’s Affiliate, or (b) any Tax Equity Member be considered an Affiliate of a Relevant Party.

“Affiliate Transaction” shall have the meaning given to such term in Section 6.16. “Affiliated Lender” shall have the meaning given to such term in Section 11.05(b)(vii). “Agent” shall mean, collectively, the Administrative Agent, the Collateral Agent and the

Depository Agent.

“Agreement” shall have the meaning given to such term in the preamble hereto.

~~“Ampere III Model” shall mean the financial equity base case model agreed and accepted by Ampere Holdco III and Firstar in respect of Firstar’s tax equity investment in Ampere Owner III and Ampere Tenant III.~~

“Ampere IV Model” shall mean the financial equity base case model agreed and accepted by Ampere Holdco IV and Firstar in respect of Firstar’s tax equity investment in Ampere Owner IV.

“Ampere Holdco I” shall mean Ampere Solar Manager I, LLC, a Delaware limited liability company.

Execution Version	4	A&R Credit Agreement (Hawkeye)

~~“Ampere Holdco III” shall mean Ampere Solar Manager III, LLC, a Delaware limited liability company.~~

“Ampere Holdco IV” shall mean Ampere Solar Manager IV, LLC, a Delaware limited liability company.

“Ampere Owner” shall mean each of Ampere Owner I~~, Ampere Owner III,~~ and Ampere Owner IV.

“Ampere Owner I” shall mean Ampere Solar Owner I, LLC, a Delaware limited liability company.

~~“Ampere Owner III” shall mean Ampere Solar Owner III, LLC, a Delaware limited liability company.~~

“Ampere Owner IV” shall mean Ampere Solar Owner IV, LLC, a Delaware limited liability company.

~~“Ampere Tenant III” shall mean Ampere Solar Master Tenant III, LLC, a Delaware limited liability company .~~

“Anti-Corruption Laws” shall have the meaning given to such term in Section 4.20(c).

“Anti-Money Laundering Laws” shall have the meaning given to such term in Section 4.20(b).

“Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Approved Manufacturer” shall mean any manufacturer on the Approved Vendor List.

“Approved Vendor List” shall mean a list of approved panel and inverter manufacturers approved by the Required Lenders and the Co-Borrowers in consultation with the Independent Engineer, which may be modified from time to time subject to the approval of the Required Lenders and the Co-Borrowers in consultation with the Independent Engineer (such approval not to be unreasonably withheld, conditioned, or delayed); provided, that any manufacturer that is the subject of (a) an Involuntary Bankruptcy or (b) any voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, shall be deemed removed from the Approved Vendor List; provided, further, that (x) so long as the PortfolioCo Debt Termination Date has not occurred, “Approved Vendor List” with respect to Projects that are subject to the PortfolioCo Credit Agreement shall mean such list approved under the terms of the PortfolioCo Credit Agreement and (y) so long as the Boardwalk Debt Termination Date has not occurred, “Approved Vendor List” with respect to Projects that are subject to the Boardwalk Credit Agreement shall mean such list approved under the terms of the Boardwalk Credit Agreement, but only to the extent the Co-Borrowers have delivered such list to the Administrative Agent and such list has not been rejected in writing by the Required Lenders within ten (10) days of the later of (a) the Administrative Agent’s receipt of such notice and (b) if the Administrative Agent or any Lender has requested supporting documentation or information, the Administrative Agent’s receipt of such supporting documentation or information.

Execution Version	5	A&R Credit Agreement (Hawkeye)

“Assets” shall mean, with respect to any Person, all right, title and interest of such Person in land, Properties, buildings, improvements, fixtures, foundations, assets and rights of any kind, whether tangible or intangible, real, personal or mixed, including contracts, equipment, systems, books and records, proprietary rights, intellectual property, Permits, rights under or pursuant to all warranties, representations and guarantees, cash, accounts receivable, deposits and prepaid expenses.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an assignee lender (with the consent of any party whose consent is required by Section 11.05), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.

“Authorized Officer” shall mean (a) in relation to any Relevant Party, for so long as the Management Agreement is in full force and effect, any officer of the Manager who is authorized to act for the Manager in matters relating to the Co-Borrowers and the Subsidiaries and to be acted upon by the Manager pursuant to the Management Agreement, and who is identified on the list of Authorized Officers delivered by the Co-Borrowers to the Administrative Agent on the Closing Date (as such list may be modified or supplemented from time to time thereafter by delivery to the Administrative Agent of a duly executed Officer’s Certificate and an incumbency certificate of each Co-Borrower) and (b) in relation to any Relevant Party or a Sponsor Party, any director, member or officer who is a natural Person authorized to act for or on behalf of the applicable Relevant Party or Sponsor Party in matters relating to such Relevant Party or Sponsor Party and who is identified on the list of Authorized Officers delivered by such Relevant Party or Sponsor Party to the Administrative Agent on the Closing Date (as such list may be modified or supplemented from time to time thereafter by delivery to the Administrative Agent of a duly executed Officer’s Certificate and an incumbency certificate of such Relevant Party or Sponsor Party).

“Back-up Servicer” shall mean the provider of backup services under a Backup Servicer Agreement.

“Backup Servicer Agreements” shall mean, individually and collectively, as the context requires, each of the agreements listed as “Backup Servicer Agreements” on Schedule 4.25(f) and any replacement thereof in form and substance acceptable to the Required Lenders.

“Bail-In Action” shall mean the exercise of any Write-down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule, or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended, from time to time) and any other law, regulation, or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time, and all rules and regulations promulgated thereunder.

“Base Case Model” shall mean the comprehensive long-term financial model attached as Exhibit G to this Agreement, reflecting among other things (a) ~~quarterly~~semi-annual payment periods ending on each Payment Date and (b) the projected Borrower Cash Available for Debt Service from the Eligible Projects and the Eligible REC Contracts, PortfolioCo Cash Available for Debt Service from the Eligible Projects and the Eligible REC Contracts, Borrower Operating Expenses and PortfolioCo Operating Expenses from all other Projects in the Project Pool, Consolidated Debt Service after giving effect to the transactions contemplated by the Transaction Documents, the making of the Loans and changes to market interest rates and interest rate protection in respect thereof, covering the period from the Closing Date until Q2 2046. All amounts determined in accordance with the Base Case Model shall be determined assuming the P50 Production and shall take into account (i) only Eligible Revenues and (ii) all Borrower Operating Expenses and PortfolioCo Operating Expenses with respect to the Project Pool. The Base Case Model shall be updated (a) on each date on which a base case model is updated under the Other Loan Documents, (b) in connection with the release of a Project or Subsidiary pursuant to Section 3.12, (c) on each Payment Date as set forth in the most recent Quarterly Compliance Certificate Date and (d) in connection with any Permitted PortfolioCo Refinancing, in each case, in a form and substance reasonably satisfactory to the Required Lenders, and each update shall (A) reflect the Eligible Revenues, PortfolioCo Operating Expenses and Borrower Operating Expenses from the Project Pool, any mandatory or voluntary prepayments on the Loans and the Other Loan Obligations, the termination of any remaining Commitments and any commitments under the Other Loan Facility and other changes to Consolidated Debt Service and to reflect changes to market interest rates and interest rate protection in respect thereof and (B) reflect any updates to the fair market value of a Tax Equity Member’s equity interests as determined pursuant to Section 5.01(c)(ii).

Execution Version	6	A&R Credit Agreement (Hawkeye)

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Blocked Person” shall mean any Person that is: (a) listed on, or owned or controlled by a Person listed on, a Sanctions List, (b) a government of a Sanctioned Country, (c) an agency or instrumentality of, or an entity directly or indirectly owned or controlled by, a government of a Sanctioned Country, (d) resident or located in, operating from, or incorporated under the laws of, a Sanctioned Country or (e) to the Knowledge of the Co-Borrowers (acting with due care and inquiry), otherwise the subject or target of Sanctions.

“Boardwalk Borrower” shall have the meaning given to such term in the recitals.

“Boardwalk Credit Agreement” shall have the meaning given to such term in the recitals.

“Boardwalk Eligible REC Contract” shall mean each of the following agreements:

1)	REC Purchase and Sale Agreement, by and between NRG Residential Solar Solutions LLC and RPV Fund 11, LLC, dated April 9, 2015 and as supplemented by Confirmations dated January 22, 2016, February 18, 2016, March 17, 2016 and April 22, 2016.

2)	Master REC Purchase and Sale Agreement, by and between NRG Residential Solar Solutions LLC and RPV Fund 13, LLC, dated April 30, 2015 and as supplemented by Confirmations dated December 15, 2015, February 4, 2016, March 17, 2016, April 5, 2016, April 26, 2016, May 18, 2016, July 18, 2016, August 22, 2016, September 21, 2016, October 26, 2016 and December 6, 2016.

3)	Master REC Purchase and Sale Agreement, by and between NRG Residential Solar Solutions LLC and RPV Fund 12, LLC, dated February 18, 2016 and as supplemented by Confirmation dated March 10, 2016.

1)

Execution Version	7	A&R Credit Agreement (Hawkeye)

“Boardwalk Loan Documents” shall have the meaning given to the term “Loan Documents” in the Boardwalk Credit Agreement.

“Boardwalk Debt Termination Date” shall mean the date on which (a) the commitments under the Boardwalk Loan Documents have expired or been terminated, (b) the principal of and interest on each loan and all fees payable under the Boardwalk Loan Documents shall have been indefeasibly paid in cash in full and all letters of credit shall have expired or terminated and all drawing payments shall have been reimbursed and (c) all other obligations under the Boardwalk Loan Documents (other than any inchoate indemnification or expense reimbursement obligations that expressly survive termination) shall have indefeasibly paid in cash in full.

“Borrower Cash Available for Debt Service” shall mean, for any period, the amount of Borrower Operating Revenues received during such period, less Borrower Operating Expenses during such period.

“Borrower Collections” shall mean all distributions from the PortfolioCo Borrowers to a Co-Borrower, in each case derived from the Eligible Projects (including from RECs); provided, that Borrower Collections shall not include any Excluded Property.

“Borrower Collections Account” shall have the meaning given to the term “KWS Collections Account” in the Depository Agreement.

“Borrower Debt Service” shall mean, for any period, the aggregate amount of all principal, interest, payments in the nature of interest (including default interest), Agent fees, or any other recurrent analogous costs and damages (including gross-ups and increased cost payments) payable by the Co-Borrowers pursuant to any Loan Document.

“Borrower Membership Interests” shall mean all of the outstanding limited liability company interests issued by a Co-Borrower (including all Economic Interests and Voting Rights).

“Borrower Operating Expenses” shall mean for any applicable period, (a) all expenses and other amounts in the nature of expenses incurred by the Co-Borrowers or the Borrower Subs, including (without duplication) payments under the Management Agreement, the ESE MSA (Initial Co-Borrowers) and the ESE MSA (Co-Borrower 4), (b) payments to comply with Laws (including Environmental Laws), (c) Taxes (including payments in lieu of taxes), and (d) any other fee, cost and expense incurred in connection with (i) ownership, leasing and operation of the Projects held by the Wholly-Owned Opcos and not included in the definition of PortfolioCo Operating Expenses and (ii) the ownership of the Membership Interests (including Additional Expenses and fees, costs, indemnities and expenses payable to the Secured Parties pursuant to Section 4.02(a)(ii) of the Depository Agreement), but excluding (A) Borrower Debt Service and (B) expenses and amounts in the nature of expenses which are paid with the proceeds of Excluded Property or a contribution by or on behalf of the Sponsors as required pursuant to the Cash Diversion Guaranty.

“Borrower Operating Revenues” shall mean for any applicable period, Borrower Collections during that period on a cash basis, but excluding (without duplication) any Borrower Collections consisting of, or derived from, the following:

(a) any capital contribution or any other amounts contributed to the Relevant Parties by the Sponsors, the Pledgors or their Affiliates;

(b) the proceeds of the Loans or any other Indebtedness incurred by a Relevant Party;

Execution Version	8	A&R Credit Agreement (Hawkeye)

(c) the proceeds of the sale, assignment or other disposition of any Collateral or other Asset of a Relevant Party (other than (i) ordinary course sales of power or the leasing of a photovoltaic system pursuant to the Customer Agreements and (ii) PBI Payments);

(d)  proceeds of any Customer Event, Defaulted Project, Defaulted REC Contract or any other sale of RECs (unless pursuant to an Eligible REC Contract), including any termination payment, elective prepayment or purchase payments;

(e) Loss Proceeds and any other insurance proceeds (other than business interruption proceeds) and proceeds of any warranty claims arising from manufacturer, installer and other warranties;

(f) any other proceeds or other amounts that are required to be mandatorily prepaid pursuant to Section 3.03; and

(g) any Excluded Property and the proceeds thereof.

“Borrower Sub Membership Interests” shall mean all of the outstanding limited liability company interests issued by a Borrower Sub (including all Economic Interests and Voting Rights).

“Borrower Subs” shall have the meaning given to such term in the recitals.

“Borrowing Date” shall mean the Closing Date, the Additional Term Loan Borrowing Date, the Second Additional Term Loan Borrowing Date, or a PIK Loan Borrowing Date.

“Borrowing Notice” shall mean a request for a Loan by the Co-Borrowers substantially in the form of Exhibit A.

“Business Day” shall mean the hours between 9:00 a.m. – 4:00 p.m., Pacific time, Monday through Friday, other than the following days: (a) New Year’s Day, Dr. Martin Luther King, Jr. Day, Lincoln’s Birthday, Washington’s Birthday (celebrated on President’s Day), Good Friday, Memorial Day, the day before Independence Day, Independence Day, Labor Day, Columbus Day, Election Day, Veterans’ Day, the day before and after Thanksgiving Day, Thanksgiving Day, Christmas Eve, Christmas Day and New Year’s Eve and (b) any other day on which banks are required or authorized by Law to close in New York State; provided, that for purposes hereof, if any day listed above as a day on which a bank is closed falls on a Saturday or Sunday, such day is celebrated on either the prior Friday or the following Monday.

“Calculation Date” shall mean each March 31, June 30, September 30 and December 31 of each year falling after the date hereof.

“Call Premium” shall mean an amount equal to the product of (a) the amount of outstanding principal of the Term Loans being prepaid or repaid and (b) the applicable premium as set forth below:

Period of Prepayment	Call Premium

During the period commencing on the Closing Date and ending on the day prior to the third (3rd) anniversary of the Closing Date	4.0%

During the period commencing on the third (3rd) anniversary of the Closing Date and ending on the day prior to the fourth (4th) anniversary of the Closing Date	3.0%

During the period commencing on the fourth (4th) anniversary of the Closing Date and ending on the day prior to the fifth (5th) anniversary of the Closing Date	2.0%

During the period commencing on the fifth (5th) anniversary of the Closing Date and ending on the day prior to the sixth (6th) anniversary of the Closing Date	1.0%

From the sixth (6th) anniversary of the Closing Date and thereafter	0%

Execution Version	9	A&R Credit Agreement (Hawkeye)

“Capital Stock” shall mean:

(a) in the case of a corporation, corporate stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of Assets of, the issuing Person including, all warrants, options or other rights to acquire any of the foregoing.

“Cash Calculation Date” shall mean each April 15, July 15, October 15 and January 15 of each year falling after the date hereof, or if any such day is not a Business Day, the immediately following Business Day.

“Cash Diversion Guaranty” shall mean the Cash Diversion Guaranty, dated as of the Closing Date, as amended by the Omnibus Amendment and Accession, issued by the Sponsors and ESE in favor of the Administrative Agent for the benefit of the Lender Parties and the Collateral Agent for the benefit of the Secured Parties.

“Change of Control” shall occur if (a) (i) collectively, the Management Team and funds managed by HPS or (ii) a Qualified Transferee cease to directly or indirectly beneficially own and control at least 50.1% of the equity interests in any Sponsor or ESE or cease to retain control of the management of any Sponsor or ESE (provided, that in the case of clause (i), funds managed by HPS shall at all times retain at least twenty-five and one-tenth percent (25.1%) direct or indirect beneficial ownership and control of such equity interests in each Sponsor and ESE), (b) the Sponsors collectively cease to directly own and control one hundred percent (100%) of the equity interest in each Co-Borrower or cease to retain control of the management of each Co-Borrower, (c) the Co-Borrowers cease, collectively or individually, to directly or indirectly beneficially own and control one hundred percent (100%) of the Borrower Sub Membership Interests, PortfolioCo Membership Interests, Opco Membership Interests, the Holding Membership Interests and the Holdco Membership Interests (other than with respect to a release of a Subsidiary pursuant to Section 3.12(b)) or (d) any Person is granted a negative consent right with respect to the ownership, control or management of ESE.

Execution Version	10	A&R Credit Agreement (Hawkeye)

“Change of Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change of Law”, regardless of the date enacted, adopted or issued.

“Citicorp” shall mean Citicorp North America, Inc., a Delaware corporation.

“Claims” shall have the meaning given to such term in Section 5.11(a).

“Class” shall have the meaning set forth in Section 1.04.

“Closing Date” shall mean April 28, 2020.

“Co-Borrower” or “Co-Borrowers” shall have the meaning given to such term in the preamble.

“Co-Borrower 1” shall have the meaning given to such term in the preamble.

“Co-Borrower 1 Sub” shall have the meaning given to such term in the recitals.

“Co-Borrower 2” shall have the meaning given to such term in the preamble.

“Co-Borrower 2 Sub” shall have the meaning given to such term in the recitals.

“Co-Borrower 3” shall have the meaning given to such term in the preamble.

“Co-Borrower 3 Sub” shall have the meaning given to such term in the recitals.

“Co-Borrower 4” shall have the meaning given to such term in the preamble.

“Co-Borrower 4 Sub” shall have the meaning given to such term in the recitals.

“Code” shall mean the United States Internal Revenue Code of 1986, and the regulations promulgated pursuant thereto, all as amended or as may be amended from time to time.

“Collateral” shall mean the Assets and Property of, and equity interests in, each Co-Borrower and each Borrower Sub, which is now owned or hereafter acquired upon which a Lien is or is purported to be created by any Collateral Document and shall include all Assets and Property within the terms “Collateral”, “Depository Collateral”, “Collateral Account” and “Pledged Collateral”, as applicable, in the Collateral Documents all of which collectively constitute the “Collateral”.

“Collateral Accounts” shall have the meaning given to such term in the Depository Agreement.

Execution Version	11	A&R Credit Agreement (Hawkeye)

“Collateral Agency Agreement” shall mean the Collateral Agency Agreement dated as of the Closing Date, as amended by the Omnibus Amendment and Accession, among the Co-Borrowers, the Administrative Agent, the Collateral Agent and each other Secured Party party thereto from time to time.

“Collateral Agent” shall mean KeyBank National Association, and its successors and assigns in such capacity.

“Collateral Documents” shall mean, collectively, the Pledge Agreement, the Pledge and Security Agreement, the Guaranty and Security Agreement, the Cash Diversion Guaranty, the Collateral Agency Agreement, the Depository Agreement, the Pledge Agreement (SC&T), the Security Agreement (Market), the Management Consent Agreement, the Tax Equity Consent, the Direction Letter, and each other collateral document, pledge agreement or standing instruction delivered to the Administrative Agent pursuant to Section 5.08 any other document or agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties and all UCC or other financing statements, instruments or perfection and other filings, recordings and registrations required to be filed or made in respect of any of the foregoing.

“Collateral Release Notice” shall mean a notice requesting a release of a Project substantially in the form of Exhibit M issued pursuant to Section 3.12(a) or (b), as applicable.

“Commitment” shall mean, as to each Lender, the aggregate of such Lender’s Term Loan Commitment and PIK Loan Commitment.

“Competitor” shall mean a Person that is in the business of developing, owning, installing, constructing or operating solar equipment and providing solar electricity from such solar equipment to residential customers located in jurisdictions where the Sponsors or any Subsidiary are then doing business, primarily through power purchase agreements, customer service or lease agreements or capital loan products and not through direct sales of solar panels or any Affiliate of such a Person, but shall not include any back-up servicer or transition manager (including U.S. Bank, National Association and Wells Fargo Bank, N.A.) or any Person engaged in the business of making passive ownership or tax equity investments in such solar equipment and associated businesses so long as such Person has in place procedures to prevent the distribution of confidential information that is prohibited under this Agreement.

“Confidential Information” shall have the meaning given to such term in Section 11.11(a).

“Consequential Losses” shall have the meaning given to such term in Section 3.07(e).

“Consolidated Debt Service” shall mean, for any period, the aggregate amount of Borrower Debt Service and PortfolioCo Debt Service.

“Consolidated DSCR” shall mean, as determined in respect of any Payment Date, the ratio of:

(a)  PortfolioCo Cash Available for Debt Service less Borrower Operating Expenses for the twelve (12) month period ending on the Cash Calculation Date immediately prior to the applicable Payment Date; to

(b) the PortfolioCo Debt Service plus Borrower Debt Service (excluding any Term Loan principal repayment) for the twelve (12) month period ending on the applicable Payment Date.

Execution Version	12	A&R Credit Agreement (Hawkeye)

“Consolidated Leverage” shall mean the consolidated Indebtedness of the Co-Borrowers and the Subsidiaries under the Loan Documents and the Other Loan Documents.

“Consolidated Leverage Review Event” shall mean, as applicable (i) as of any Calculation Date before January 1, 2025, the quotient, expressed as a percentage, of the Consolidated Leverage divided by the Portfolio Value, is greater than ninety-nine percent (99.0%), (ii) as of any Calculation Date between January 1, 2025 and January 1, 2026, the quotient, expressed as a percentage, of the Consolidated Leverage divided by the Portfolio Value, is greater than ninety-eight percent (98.0%), and (iii) as of any Calculation Date after January 1, 2026, the quotient, expressed as a percentage, of the Consolidated Leverage divided by the Portfolio Value, is greater than ninety-seven percent (97.0%).

“Consumer Servicing Agreements” shall mean individually and collectively, as the context requires, each of (a) the agreements listed on Schedule 4.25(g) and (b) any replacement or additional consumer servicing agreement relating to the Projects owned by an Opco in form and substance satisfactory to the Required Lenders.

“CPFAM Guaranty Agreement” shall mean the Guaranty Agreement of Clean Power Finance, Inc. benefiting SVB Borrower, KSS and KWPS, dated as of June 6, 2012, as assigned to CPF Asset Management, LLC, pursuant to the Assignment Agreement, dated as of April 19, 2019, among Clean Power Finance, Inc., CPF Asset Management, LLC, SVB Borrower, KSS and KWPS.

“Credit Rating” shall mean, with respect to any Person, the rating by S&P, Moody’s, Fitch or any other rating agency agreed to by the Parties then assigned to such Person’s unsecured, senior long-term debt obligations (not supported by third party credit enhancements) or if such entity does not have a rating for its senior unsecured long-term debt, then the rating then assigned to such Person as an issuer rating by S&P, Moody’s, Fitch or any other rating agency agreed by the Parties.

“Credit Requirements” shall mean, with respect to any Person, that such Person has at least one of the following Credit Ratings: “Baa2” outlook stable or higher from Moody’s, “BBB” outlook stable or higher from S&P or “BBB” outlook stable or higher from Fitch.

“Customer” shall mean a natural person party to a Customer Agreement who leases, or agrees to purchase Energy produced by, a Project.

“Customer Agreement” shall mean those power purchase agreements or customer lease agreements (together with all ancillary agreements and documents related thereto, including any assignment agreement to a replacement Customer) with respect to a Project between an Opco, as owner or lessor, and a Customer, whereby the Customer agrees to purchase the Energy produced by the related Project for a fixed fee per kWh, or agrees to lease the Project for monthly lease payments, as applicable, in each case for a specified term of years and including agreements where the Customer has the ability to prepay such amounts.

“Customer Event” shall mean:

(a) a Project experiences an Event of Loss and is not repaired, restored, replaced or rebuilt to substantially the same condition as existed immediately prior to the Event of Loss within one hundred twenty (120) days of such Event of Loss (an “Event of Loss Project”);

(b) the early termination of any Customer Agreement (including, but not limited to, as a result of the occurrence of a default thereunder) without a replacement Customer Agreement being entered into within five (5) Business Days in respect of such Project such that it would continue to meet the criteria for a Eligible Project, regardless of whether or not any Relevant Party is entitled to or actually receives a termination payment from the Customer in connection with such termination;

Execution Version	13	A&R Credit Agreement (Hawkeye)

(c) a Payment Facilitation Agreement is entered into;

(d) the elective prepayment by the Customer of any future amounts due under a Customer Agreement;

(e) the purchase of any Project by a Customer in accordance with the terms of the applicable Customer Agreement; and

(f) an Ineligible Customer Reassignment;

except to the extent any of the events in paragraphs (a) through (f) above occur in respect of an Excluded Prepaid Project.

“Customer Event Certificate” shall mean a certificate from an Authorized Officer of the Co-Borrowers in the form attached to a Transfer Date Certificate, containing (a) a comprehensive report of each Customer Event occurring during the quarterly period ending on the applicable Calculation Date (and the quarterly period ending on the Calculation Date immediately preceding the applicable Calculation Date) and (b) the Co-Borrowers’ good faith, detailed calculation of the impact of such Customer Events on the ratio of the Consolidated Leverage to Portfolio Value, together with such changes thereto as the Administrative Agent may from time to time reasonably request for the purpose of monitoring the Co-Borrowers’ compliance with Section 3.03(b).

“Debt Sizing Parameters” shall mean the following criteria, in each case as demonstrated by the Base Case Model:

(a) a minimum and average Consolidated DSCR projected for each twelve-month period ending on a fiscal quarter commencing on June 30, 2020 until the Deemed Final Repayment Date of at least 1.09 to 1.00 in accordance with the lender base case scenario in the Base Case Model, assuming the Obligations are repaid in full by the Deemed Final Repayment Date and, in the case of any update to the Base Case Model, demonstrating any assumed prepayment necessary as of the date of such update to satisfy compliance with such condition;

(b) Borrower Cash Available for Debt Service shall be sufficient to repay the Obligations (i) not later than the Deemed Final Repayment Date under the lender base case scenario in the Base Case Model and (ii) with no worse metrics and by no later date under each other scenario to the Base Case Model listed below (each as more particularly described in the Base Case Model delivered on the Second Additional Term Loan Borrowing Date):

	Opening PV6	Minimum Consolidated DSCR		Repayment Date
Lender Base Case	94.7%	1.02	x	July 2032
O&M Increase	94.7%	1.02	x	October 2032
P90 Case	98.6%	1.00	x	January 2036
Rating Case	96.3%	1.02	x	October 2033
GFC Case	97.3%	1.02	x	July 2035

Execution Version	14	A&R Credit Agreement (Hawkeye)

(c) the aggregate principal outstanding under this Agreement (including any loan being made as of the date of determination) plus Other Loan Obligations (assuming all commitments are being fully drawn) is no greater than 0.95 multiplied by Portfolio Value; and

(d) the quotient, expressed as a percentage, of the Consolidated Leverage divided by the Portfolio Value shall not exceed ninety-five percent (95.0%) at any time prior to the Deemed Final Repayment Date.

“Debt Termination Date” shall mean the date on which (a) the Commitments have expired or been terminated, (b) the outstanding principal amount of and interest on each Loan and all fees payable hereunder shall have been indefeasibly paid in cash in full and (c) all other Obligations (other than any inchoate indemnification or expense reimbursement Obligations that expressly survive termination of the Agreement) shall have been indefeasibly paid in cash in full.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Deemed Final Repayment Date” shall mean October 31, 2031.

“Default” shall mean any event, occurrence or circumstance that is, or with notice or the lapse of time or both would become, an Event of Default.

“Default Rate” shall mean a rate of two percent (2.00%) per annum in excess of the rate otherwise applicable to any Loan or other Obligation, which rate shall apply in accordance with Section 3.05(b).

“Defaulted Project” shall mean in respect of any Project and its related Customer Agreement (a) the applicable Customer is more than one hundred twenty (120) days past due on any amount due under such Customer Agreement and (b) either (x) such Customer Agreement has not been brought current and/or the related Customer Agreement has not been reassigned (or an amendment to the Customer Agreement or a replacement Customer Agreement has not been executed) within sixty (60) days after the end of such one hundred twenty (120) day period or (y) the applicable Provider has determined that such Customer Agreement should be written off in accordance with its Management Standard.

“Defaulted Project Certificate” shall mean a certificate from an Authorized Officer of the Co-Borrowers in the form attached to a Transfer Date Certificate, containing (a) a comprehensive report of each Eligible Project that became a Defaulted Project during the quarterly period ending on the applicable Calculation Date (and the quarterly period ending on the Calculation Date immediately preceding the applicable Calculation Date) and (b) the Co-Borrowers’ good faith, detailed calculation of the Project Default Rate during the applicable calendar year and since April 1, 2020, together with such changes thereto as the Administrative Agent may from time to time reasonably request for the purpose of monitoring the Co-Borrowers’ compliance with Section 3.03(b).

“Defaulted REC Contract” shall mean any Eligible REC Contract with respect to which a default has occurred pursuant to the terms of such contract and such default has not been cured within any applicable grace period.

“Deficient Project” shall mean a Project that is a “Deficient Project” (as such term or any similarly defined term is defined in the applicable Purchase Agreement for such Project).

Execution Version	15	A&R Credit Agreement (Hawkeye)

“Depository Agent” shall mean KeyBank National Association, and its successors and assigns in such capacity in accordance with the Depository Agreement.

“Depository Agreement” shall mean the Depository Agreement, dated as of the Closing Date, as amended by the Omnibus Amendment and Accession, among the Co-Borrowers, the Administrative Agent, the Collateral Agent and the Depository Agent.

“Direction Letter” shall mean the Direction Letter, dated as of the Additional Term Loan Borrowing Date, by and among the Pledgors and Co-Borrower 4 Sub.

“Distribution Conditions” shall have the meaning given to them in the Depository Agreement.

“Dollars” shall mean U.S. dollars.

“Economic Interest” shall mean the direct or indirect ownership by one Person of Capital Stock in another Person. A Person who directly holds all of the Capital Stock of another Person is understood to hold an Economic Interest of one hundred percent (100%) in such other Person. For purposes of determining the Economic Interest of one Person in another Person where there are one or more other Persons in the chain of ownership, the Economic Interest of the first Person in the second Person shall be deemed proportionately diluted by Economic Interests of less than one hundred percent (100%) held by such other Persons in the chain of ownership. For example, if Company A owns eighty percent (80%) of the Capital Stock of Company B, which in turn owns eighty percent (80%) of the partnership interests in Partnership C, which in turn owns fifty percent (50%) of the Capital Stock in Company D, then Company A would have an Economic Interest in Company D of thirty-two percent (32%).

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including nay delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” shall mean any Person that is a commercial bank, insurance company, investment or mutual fund or other Person that is an “accredited investor” (as defined in Regulation D of the Securities Act of 1933, as amended) or otherwise has a tangible net worth not less than two hundred fifty million Dollars ($250,000,000).

“Eligible Customer Agreement” shall mean a Customer Agreement in the form of one of the agreements provided by the Co-Borrowers to the Administrative Agent and the Lenders prior to the Closing Date or such other form of agreement as reasonably approved by the Administrative Agent (acting on the instructions of the Required Lenders) in writing, which forms may be modified in a manner permitted under the Tax Equity Documents to (a) comply with Law or to qualify for an applicable solar incentive program (provided such changes do not reallocate risk to the Opco, Holdco or any of their Affiliates and otherwise could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on compliance by any Opco with consumer leasing and protection Law), (b) incorporate nonsubstantive or immaterial changes reasonably agreed with a Customer or (c) incorporate such changes as approved by the Administrative Agent (acting on the instructions of the Required Lenders).

Execution Version	16	A&R Credit Agreement (Hawkeye)

“Eligible Project” shall mean a Project installed on a primary, secondary or townhome dwelling that is owned by an Opco and (a) has been Placed in Service, (b) is not (i) a Defaulted Project or (ii) the subject of any Customer Event described in clauses (a), (b), (e) or (f) of the definition thereof, (c) is not the subject of a Prepaid Customer Agreement, (d) is not a Deficient Project and (e) has (x) in the case of Projects other than Acquired Greenbacker Projects, otherwise met the qualification requirements for the purchase of such Project as of the time of sale to the applicable Opco pursuant to the applicable Purchase Agreement, including that the Customer under the Customer Agreement for such Project has a minimum FICO® Score of 650 (except in the case of (i) a Project owned by a Tax Equity Opco, to the extent of any departure in accordance with Prudent Industry Practices for which a waiver was given by the applicable Tax Equity Member and (ii) an Acquired Kismet Project, in each case where the applicable impact thereof has been incorporated into the Base Case Model in a manner reasonably acceptable to the Administrative Agent (acting at the direction of the Required Lenders)) or (y) in the case of Acquired Greenbacker Projects, notwithstanding the qualification requirements for the purchase of such Project as of the time of sale to the applicable Opco pursuant to the applicable Purchase Agreement, that the Customer under the Acquired Greenbacker Customer Agreement for such Project has a minimum FICO® Score of 620 (except in the case of a Project owned by a Tax Equity Opco, to the extent of any departure in accordance with Prudent Industry Practices for which a waiver was given by the applicable Tax Equity Member).

“Eligible RECs” shall mean all RECs sold under Eligible REC Contracts.

“Eligible REC Contract” shall mean collectively and individually, as the context may require, (a) each Short Hills REC Contract so long as it is not a Defaulted REC Contract and the REC Purchaser thereunder is a Qualified REC Purchaser, (b) each Skyview REC Contract so long as it is not a Defaulted REC Contract and Skyview Finance Company satisfies the conditions in clause (b) of the definition of Qualified REC Purchaser, together in each case with any credit support agreements and documents, including any letters of credit, guarantees or collateral documents, provided in connection therewith, (c) each Boardwalk Eligible REC Contract so long as it is not a Defaulted REC Contract and the REC Purchaser thereunder is a Qualified REC Purchaser, and (d) each SP3 Eligible REC Contract so long as it is not a Defaulted REC Contract and the REC Purchaser thereunder is a Qualified REC Purchaser.

“Eligible REC Event” shall mean the early termination of any Eligible REC Contract (including, but not limited to, as a result of the occurrence of a default thereunder) without a replacement Eligible REC Contract being entered into within five (5) Business Days in respect of the Eligible RECs subject to such terminated Eligible REC Contract, regardless of whether or not any Relevant Party is entitled to or actually receives a termination payment from the REC Purchaser in connection with such termination.

“Eligible REC Event Certificate” shall mean a certificate from an Authorized Officer of the Co-Borrowers in the form attached to a Transfer Date Certificate, containing (a) a comprehensive report of each Eligible REC Event occurring during the quarterly period ending on the applicable Calculation Date (and the quarterly period ending on the Calculation Date immediately preceding the applicable Calculation Date) and (b) the Co-Borrowers’ good faith, detailed calculation of the Eligible REC Event Prepayment, together with such changes thereto as the Administrative Agent may from time to time reasonably request for the purpose of monitoring the Co-Borrowers’ compliance with Section 3.03(b).

Execution Version	17	A&R Credit Agreement (Hawkeye)

“Eligible Revenues” shall mean operating revenue from (a) Eligible Projects consisting of payments by Customers pursuant to the applicable Customer Agreement and PBI Payments and (b) Eligible REC Contracts.

“Employee Benefit Plan” shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA (excluding any Multiemployer Plan) which is subject to Title IV of ERISA or to Section 412 of the Code.

“Energy” shall mean physical electric energy, expressed in megawatt hours or kilowatt hours (“kWh”), of the character that passes through transformers and distribution or transmission wires, where it eventually becomes alternating current electric energy delivered at nominal voltage.

“Environmental Laws” shall mean all present and future Laws pertaining to or imposing liability or standards of conduct concerning environmental protection, human health and safety, contamination or clean-up or the use, handling, generation, Release or storage of Hazardous Material, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, as amended, the Hazardous Substances Transportation Act, as amended, the Solid Waste Disposal Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Toxic Substances Control Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended (to the extent relating to human exposure to Hazardous Materials), the National Environmental Policy Act, as amended, and all analogous state or local statutes, (including, with respect to the Projects located in the State of New York, the New York State Environmental Quality Review Act, as amended), any state superlien Law and environmental clean-up Laws and all regulations adopted in respect of the foregoing Laws whether now or hereafter in effect.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended or as may be amended from time to time.

“ERISA Affiliate” shall mean, in relation to any Person, any other Person under common control with the first Person, within the meaning of Section 4001(a)(14) of ERISA or Section 414 of the Code.

“ESE” shall mean Solar ~~Service~~Services Experts, LLC, a Delaware limited liability company, dba Energy Service Experts.

“ESE Fee” shall mean the fees and expenses payable by the Co-Borrowers to ESE pursuant to (a) the ESE MSA (Initial co-Borrowers) and (b) the ESE MSA (Co-Borrower 4).

“ESE MSA (Initial Co-Borrowers)” shall mean the Fifth Amended and Restated Maintenance Services Agreement, effective as of January 1, 2020, between ESE and Co-Borrower 1, Co-Borrower 2 and Co-Borrower 3 (as assignees of Kilowatt Financial, LLC pursuant to the Assignment and Amendment Agreement, effective as of January 1, 2020, among ESE, Kilowatt Financial, LLC and Co-Borrower1, Co-Borrower 2 and Co-Borrower 3)

“ESE MSA (Co-Borrower 4)” shall mean the Maintenance Services Agreement, effective as of November 13, 2020, between ESE and Co-Borrower 4.

Execution Version	18	A&R Credit Agreement (Hawkeye)

“ESE Review Event” shall mean either (a) funds managed by HPS cease to control ESE or (b) there is a material change in the business plan of ESE from ESE’s business plan as of the Second Additional Term Loan Borrowing Date.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person) from time to time.

“Event of Default” shall have the meaning given to such term in Section 9.01.

“Event of Loss” shall mean (a) an event which causes all or a material portion of an Asset of a Relevant Party to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever (including any covered loss under a casualty insurance policy) and (b) any compulsory transfer or taking, or transfer under threat of compulsory transfer, of any Asset of a Relevant Party pursuant to the power of eminent domain, condemnation or otherwise.

“Event of Loss Project” shall have the meaning given to such term in the definition of “Customer Event.”

“Excluded Prepaid Customer Agreement” shall mean all Prepaid Customer Agreements where the applicable prepayment of energy or lease payments under such Customer Agreement is payable prior to or upon the respective Project associated with such Customer Agreement being Placed in Service.

“Excluded Prepaid Projects” shall mean all Projects subject to an Excluded Prepaid Customer Agreement.

“Excluded Property” shall mean:

(a) all cash proceeds from any upfront solar energy incentive programs, including proceeds pursuant to the California Solar Initiative (which are not subject to state income tax), or any other state or local solar power incentive program which provides incentives that are substantially similar to those provided under the California Solar Initiative (and which are similarly not subject to state income tax);

(b) all cash proceeds from any state income tax credit, including proceeds pursuant to the refundable Hawaii Energy Tax Credits;

(c) [Reserved];

(d) all cash proceeds from any Excluded Prepaid Customer Agreements; and

(e) Released Collateral.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to any Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date after the Closing Date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Co-Borrowers under Section 3.10(b)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.09(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.09(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

Execution Version	19	A&R Credit Agreement (Hawkeye)

“Exempt Customer Agreements” shall mean (a) any Customer Agreement which has unpaid Rents that are one hundred twenty (120) days or more past due, (b) any Customer Agreement where (i) the Customer’s interest in the underlying host Property for the applicable Project has been sold or otherwise transferred without either the Customer purchasing the Project or the new owner assuming such Customer Agreement and (ii) the applicable Provider reasonably determines that the current Customer will not make any purchase payment due under the Customer Agreement and the new owner will refuse to assume such Customer Agreement but for a Payment Facilitation Agreement in respect thereof, (c) any Customer Agreement subject to a dispute between a Co-Borrower and the Customer which, in light of the facts and circumstances known at the time of such dispute, the Provider reasonably determines the Customer under such Customer Agreement could reasonably be expected to stop making Rent payments due under the Customer Agreement but for a Payment Facilitation Agreement, or (d) any Customer Agreement which has a Customer that has become eligible for and is receiving an income-qualified discount on his or her electricity rate from the applicable local utility.

“Existing Credit Agreement” shall have the meaning set forth in the recitals.

~~“Existing Term Loans” shall have the meaning set forth in the recitals.~~

“Facility” shall mean each of (a) the Term Loan Commitments and the Term Loans made hereunder and (b) the PIK Loan Commitments and the PIK Loans hereunder.

“FATCA” shall mean (i) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, (ii) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the U.S. and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in (i) above, (iii) any agreements entered into pursuant to Section 1471(b)(1) of the Code and (iv) any other agreement pursuant to the implementation of any treaty, law or regulation referred to in (i) or (ii) above with any Governmental Authority in the U.S. or any other jurisdiction.

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent and from three Federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” shall mean, collectively, (a) the fee letter among the Co-Borrowers and KeyBank National Association and (b) any other fee letter entered into by the Co-Borrowers and a Lender Party in connection with this Agreement.

“FERC” shall mean the Federal Energy Regulatory Commission, and any successor authority.

Execution Version	20	A&R Credit Agreement (Hawkeye)

“FICO® Score” shall mean, in respect of any Customer, a credit score obtained from (a) Experian Information Solutions, Inc., (b) Transunion, LLC or (c) Equifax Inc., in each case, as obtained on or about the date such Customer entered into, or took an assignment of, such Customer Agreement.

“Final Determination” shall mean the earliest of the following to occur: (a) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final after all allowable appeals (other than appeals to the United States Supreme Court) by the parties to the action have been exhausted or the time of filing such appeals has expired, (b) any final settlement entered in connection with any administrative or judicial proceeding (including under Section 7121 of the Code), (c) a decision by all of the parties hereto not to pursue an appeal or other proceeding, (d) the expiration of time for instituting a claim for refund, or if such claim was filed, the expiration of time for instituting a suit with respect thereto, or (e) the expiration of the time for instituting a suit with respect to a claimed deficiency.

“Financial Statements” shall mean in relationship to any Person, its consolidated statements of operations and members’ equity, statements of cash flow and balance sheets.

“Firstar” shall mean Firstar Development, LLC. “Fitch” shall mean Fitch, Inc.

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Fund 11 Model” shall mean the financial equity base case model agreed and accepted by Fund 11 Opco and Firstar in respect of Firstar’s tax equity investment in Fund 11 Opco.

“Fund 11 Opco” shall mean RPV Fund 11 LLC, a Delaware limited liability company.

“Fund 12 Opco” shall mean RPV Fund 12 LLC, a Delaware limited liability company.

“Fund 13 Model” shall mean the financial equity base case model agreed and accepted by Fund 13 Opco and Firstar in respect of Firstar’s tax equity investment in Fund 13 Opco.

“Fund 13 Opco” shall mean RPV Fund 13 LLC, a Delaware limited liability company.

“FPA” shall mean the Federal Power Act, as amended, and FERC’s regulations thereunder.

“Funding Account” shall have the meaning given to the term “KWS Funding Account” in the Depository Agreement.

“Funds Flow Memorandum” shall have the meaning given to such term in Section 8.01(a)(xiii).

“GAAP” shall mean United States Generally Accepted Accounting Principles.

“Governmental Authority” shall mean with respect to any Person, any supra-national, national, federal or state or local government or other political subdivision thereof or any entity, including any regulatory or administrative authority, agency, department or court or central bank, exercising executive, legislative, judicial, taxing, regulatory or administrative or quasi-administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

Execution Version	21	A&R Credit Agreement (Hawkeye)

“Grant” shall mean a cash grant under section 1603 of the American Recovery and Reinvestment Tax Act of 2009, as amended.

“Guaranty and Security Agreement” shall mean individually or collectively, as the context requires that certain Guaranty and Security Agreement dated as of the Closing Date, as amended by the Omnibus Amendment and Accession, by and among the Borrower Subs and the Collateral Agent for the benefit of the Secured Parties.

“Hazardous Material” shall mean any pollutant, contaminant or hazardous or toxic substance, material or waste that is regulated by or forms the basis of liability now or hereafter under, any Environmental Law, including any (a) petroleum, petroleum hydrocarbons, petroleum products, crude oil or any fraction or by-product derivatives; (b) flammable substances, explosives or radioactive materials; (c) asbestos or asbestos-containing materials in any form; (d) polychlorinated biphenyls; and (e) any other radioactive, hazardous, toxic or noxious substance, material, pollutant, emission or discharge or contaminant that, whether by its nature or its use, is subject to regulation or giving rise to liability or obligation under any Environmental Law.

“Holdco Membership Interests” shall mean all the outstanding limited liability company interests issued by the Holdcos (including all Economic Interests and Voting Rights).

“Holdco” shall mean each of:

(a)	Volta Holdco II;

(b)	~~Ampere Holdco III;~~

(b)	~~(c)~~ Ampere Holdco IV;

(c)	~~(d)~~ ORE F4 HoldCo, LLC, a Delaware limited liability company;

(d)	~~(e)~~ ORE F5A HoldCo, LLC, a Delaware limited liability company;

(e)	~~(f)~~ ORE F6 HoldCo, LLC, a Delaware limited liability company;

(f)	~~(g)~~ RPV 1 LLC, a Delaware limited liability company;

(g)	~~(h)~~ RPV 2 LLC, a Delaware limited liability company; and

(h)	~~(i)~~ Co-Borrower 4 ~~Sub~~.

“Holding Company” shall mean each of (a) Volta Manager Holding II, LLC, a Delaware limited liability company, and (b) RPV Holdco I LLC, a Delaware limited liability company.

“Holding Membership Interests” shall mean all the outstanding limited liability company interests issued by each Holding Company (including all Economic Interests and Voting Rights).

“HPS” shall mean HPS Investment Partners, LLC.

“Indebtedness” shall mean, for any Person, without duplication: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of Property for which such Person or its Assets is liable, (b) all unfunded amounts under a loan agreement, letter of credit, surety bond or other similar instrument (unless secured in full by cash), or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (c) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests and any other payment required to be made in respect of any equity interests in any Person or rights or options to acquire any equity interests in any Person, but excluding any distributions required to be made (i) in respect of the outstanding class A membership interests issued by the Tax Equity Opcos or (ii) to a Co-Borrower or any Subsidiary in respect of the outstanding Borrower Sub Membership Interests, PortfolioCo Membership Interests, Opco Membership Interests, Holdco Membership Interests or Holding Membership Interests, (d) all obligations (including all amounts to be capitalized) under leases that constitute capital leases for which such Person is liable, (e) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as borrower, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss, (f) all obligations of such Person under conditional sale or other title retention agreements relating to Property or Assets acquired by such Person (even though the rights of the seller or lender thereunder may be limited in recourse), and (g) all guarantees of such Person in respect of any of the foregoing. The Indebtedness of a Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.

Execution Version	22	A&R Credit Agreement (Hawkeye)

“Indemnified Amounts” shall have the meaning given to such term in Section 3.08(a).

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Co-Borrowers under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” shall have the meaning given to such term in Section 3.08(a).

“Independent” shall mean, when used with respect to any specified Person, that such Person (a) is in fact independent of each of the Relevant Parties and any Affiliate thereof, (b) does not have any direct financial interest or any material indirect financial interest in any of the Relevant Parties or any Affiliate thereof and (c) is not connected with any of the Relevant Parties or any Affiliate thereof as an officer, employee, member, manager, contractor, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Engineer” shall mean DNV GL or any other Person from time to time appointed by the Administrative Agent to act as “Independent Engineer” for the purposes of this Agreement; provided that (x) so long as the PortfolioCo Debt Termination Date has not occurred, the “Independent Engineer” with respect to Projects that are subject to the PortfolioCo Credit Agreement shall mean the independent engineer approved under the terms of the PortfolioCo Credit Agreement; (y) so long as the Boardwalk Debt Termination Date has not occurred, “Independent Engineer” with respect to Projects that are subject to the Boardwalk Credit Agreement shall mean the independent engineer approved under the terms of the Boardwalk Credit Agreement, but only to the extent the Co-Borrowers have notified the Administrative Agent in writing of such appointment and such appointment has not been rejected in writing by the Required Lenders, but only if the Co-Borrowers have identified such independent engineer and such independent engineer has not been rejected in writing by the Required Lender within ten (10) days of the later of (a) the Administrative Agent’s receipt of such notice and (b) if the Administrative Agent or any Lender has requested supporting documentation or information, the Administrative Agent’s receipt of such supporting documentation or information; and (z) so long as the SP3 Debt Termination Date has not occurred, “Independent Engineer” with respect to Projects that are subject to the SP3 Credit Agreement shall mean the independent engineer approved under the terms of the SP3 Credit Agreement, but only to the extent the Co-Borrowers have notified the Administrative Agent in writing of the identity of such independent engineer and such independent engineer has not been rejected in writing by the Required Lenders within ten (10) days of the later of (a) the Administrative Agent’s receipt of such notice and (b) if the Administrative Agent or any Lender has requested supporting documentation or information, the Administrative Agent’s receipt of such supporting documentation or information.

Execution Version	23	A&R Credit Agreement (Hawkeye)

“Ineligible Customer Reassignment” shall mean a Customer Agreement has been assigned and the assignee Customer has a FICO® Score of less than 650 as of the date of such assignment.

“Information” shall have the meaning given to such term in Section 4.25(a).

“Initial Co-Borrowers” shall have the meaning set forth in the recitals.

“Initial Commitments” shall have the meaning set forth in the recitals.

“Insurance Consultant” shall mean STANCE Renewable Risk Partners LLC or any other Person from time to time appointed by the Administrative Agent to act as “Insurance Consultant” for the purposes of this Agreement.

“Insurance Policies” shall have the meaning given to such term in Section 5.12(a).

“Intercompany Financing Agreement” shall mean that certain Financing Agreement, dated as of June 7, 2019, among the Borrower Subs, as borrowers, SVB Borrower and other guarantors from time to time party thereto, the lenders from time to time party thereto, and HPS, as collateral agent and administrative agent, as amended or otherwise prior to the date hereof.

“Interest Period” shall mean, for each Payment Date, the period from and including the preceding Payment Date (or, with respect to the initial such period, the date on which the Lenders make the amount of their Term Loans available to the Administrative Agent pursuant to Section 2.01(e)) to but excluding such Payment Date.

“Interest Shortfall Amount” shall have the meaning given to such term in Section 2.01(b).

“Inverter Review Information” shall have the meaning given to such term in Section 5.01(f).

“Investment Company Act” shall mean the United States Investment Company Act of 1940, as amended or as may be amended from time to time.

“Involuntary Bankruptcy” shall mean any involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, in which any Sponsor, ESE or any Relevant Party is a debtor or any Assets of any such entity is property of the estate therein.

“IRS” means the United States Internal Revenue Service.

“ITC” shall mean the thirty percent (30%) investment tax credit under Section 48 of the Code.

Execution Version	24	A&R Credit Agreement (Hawkeye)

“ITC Basis Notification” shall mean the receipt by any Relevant Party or any Affiliate thereof of (a) any notification of any audit, examination, administrative proceeding or investigation by any Governmental Authority, or any “Information Document Request” or similar information or document request from the IRS or the Treasury, concerning the fair market value or eligible basis of any solar projects any Opco acquired, sold, leased, developed, constructed or operated or (b) written guidance directed to any Relevant Party or any Affiliate thereof from the IRS or the Treasury setting forth recommended values for any solar projects any Opco acquired, sold, leased, developed, constructed or operated.

“Kismet Consulting” shall mean Kismet Consulting, LLC, a Delaware limited liability company.

“Knowledge” whenever used in this Agreement or any of the Loan Documents, or in any document or certificate executed pursuant to this Agreement or any of the Loan Documents, (whether by use of the words “knowledge” or “known”, or other words of similar meaning, and whether or not the same are capitalized), shall mean, with respect to a Sponsor Party or any Relevant Party: (a) actual knowledge (which shall be deemed to include knowledge that would have been discovered after reasonable inquiry) of the Chief Executive Officer, Chief Financial Officer, and General Counsel of a Sponsor Party or any Authorized Officer of a Relevant Party, and (b) actual knowledge (which shall be deemed to include knowledge that would have been discovered after reasonable inquiry) of those officers, employees or other persons of the Manager responsible for the day-to-day administration of the Projects or charged with effecting the duties on behalf of the Manager set forth in the Management Agreement, and the individuals who have responsibility for any policy making, major decisions or financial affairs, or primary management or supervisory responsibilities, of any Sponsor Party or any Relevant Party. Each Co-Borrower shall cause each of its Subsidiaries and the Manager to promptly notify such Co-Borrower of any event or circumstance that would require such Co-Borrower to provide notice to a Lender Party under the Loan Documents upon Knowledge of such Co-Borrower. Any notice delivered to a Sponsor Party or any Relevant Party (including to the Manager as their agent) by a Secured Party shall provide such Person with Knowledge of the facts included therein.

“KSS” shall mean Kilowatt Solar Services, LLC, a Delaware limited liability company.

“KWPS” shall mean Kilowatt Payment Services, LLC, a Delaware limited liability company.

“KWS Non-Routine Services Account” shall have the meaning given to such term in the Depository Agreement.

“Laws” shall mean, collectively, all international, foreign, Federal, state and local statutes, common law, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority, and all applicable administrative orders, decrees, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” shall have the meaning given to such term in the preamble hereto and shall include any Term Lender and PIK Lender (other than any Person that has ceased to be a party hereto pursuant to an Assignment and Assumption) and any other Person that shall have become a party hereto as a Lender pursuant to an Assignment and Assumption.

“Lender Parties” shall mean any Agent and each Lender.

Execution Version	25	A&R Credit Agreement (Hawkeye)

“Lending Office” shall mean, with respect to each Lender, such Lender’s address and, as appropriate, account on file with the Administrative Agent, or such other address or account as such Lender may from time to time notify to the Administrative Agent.

“Lien” shall mean, with respect to any Property or Assets, any lien, hypothecation, encumbrance, assignment for security, charge, mortgage, pledge, security interest, conditional sale or other title retention agreement or similar lien.

“Limited Liability Company Agreement” shall mean the respective limited liability company agreement or operating agreement of each Co-Borrower, each Borrower Sub, each Wholly-Owned Opco and each Tax Equity Opco.

“Liquid Assets” shall mean cash on hand, accounts receivable not more than thirty (30) days past due, plus any pending quarter-end distributions to ESE, the Sponsors and their respective Affiliates, in each case free and clear of all Liens or other restrictions.

“Liquid Assets Certification” shall mean a written certificate executed and delivered by the chief executive officer, chief financial officer, treasurer or controller of ESE in the form of Exhibit N.

“Loan Documents” shall mean, collectively, this Agreement, the Notes, each Fee Letter, the Collateral Documents, each Backup Servicer Agreement and Transition Management Agreement and all other documents, agreements or instruments executed in connection with the Obligations. For the avoidance of doubt, the term “Loan Documents” shall not include the Portfolio Documents.

“Loan Parties” shall mean each Co-Borrower, each Pledgor, Spruce Market, SC&T and each Borrower Sub.

“Loans” shall mean the Term Loans and the PIK Loans.

“Lockbox Account” shall mean a deposit account or securities account in the name of an Opco into which all Rents and other operating revenues paid to such Opco shall be deposited.

“Loss Proceeds” shall mean all amounts and proceeds (including instruments) from an Event of Loss received by the Loan Parties, including, without limitation, insurance proceeds or other amounts actually received, except proceeds of business interruption insurance.

“Maintenance Services Agreements” shall mean individually and collectively, as the context requires, (a) each agreement listed on Schedule 4.25(e), (b) the Transition Services Agreement, and (c) any replacement thereof in form and substance satisfactory to the Required Lenders.

“Major Decision” shall mean, as to each Opco, any of the decisions contemplated to be made in any of the Limited Liability Company Agreements which require a vote by or the consent or approval of all or a supermajority or majority of the members or the Tax Equity Members of the applicable Opco.

“Major Maintenance Reserve Account” shall have the meaning given to the term “KWS Major Maintenance Reserve Account” in the Depository Agreement.

“Management Agreement” shall mean the Management Agreement among the Manager and the Co-Borrowers, dated on April 28, 2020, as amended as of the Additional Term Loan Borrowing Date and each renewal or replacement thereof in a form and substance acceptable to the Administrative Agent (acting on the instructions of the Required Lenders) entered into with the Manager in accordance with the terms and conditions hereof.

Execution Version	26	A&R Credit Agreement (Hawkeye)

“Management Consent Agreement” shall mean (a) the Management Consent and Agreement, dated as of the Closing Date, by and among the Manager, the Initial Co-Borrowers and the Collateral Agent and (b) the Management Consent Agreement (Co-Borrower 4).

“Management Consent Agreement (Co-Borrower 4)” shall mean the Management Consent and Agreement (Co-Borrower 4), dated as of the Additional Term Loan Borrowing Date, by and among the Manager, Co-Borrower 4 and the Collateral Agent.

“Management Standard” shall mean, with respect to a Provider, the requirement for such Provider to perform its duties in accordance with applicable Law and in accordance with Prudent Industry Practice.

“Management Team” shall mean (a) Christian Fong, Timothy Distler, Jonathan Norling and Jonathan Roumel for so long as each continues to serve as an executive officer of any Sponsor or any Affiliate of a Sponsor performing substantial management functions of the Co-Borrowers and their Subsidiaries and (b) any of their successors in such capacity as an executive officer of any Sponsor or any Affiliate of a Sponsor performing substantial management functions of the Co-Borrowers and their Subsidiaries for so long as such successor continues to serve as an executive officer of any Sponsor or any Affiliate of a Sponsor performing substantial management functions of the Co-Borrowers and their Subsidiaries.

“Manager” shall mean ESE or a replacement manager as may hereafter be charged with management of the Co-Borrowers and the Subsidiaries in accordance with the terms and conditions hereof and the other Loan Documents.

“Managing Member Membership Interests” shall mean all of the outstanding managing member membership interests issued by the Tax Equity Opcos (including all Economic Interests and Voting Rights applicable to the managing member).

“Master Turnkey Installation Agreement” shall mean, with respect to a Project, the master turnkey installation agreement executed in respect of such Project by an Affiliate of the Sponsors and an installer, the rights as to which are assigned to a Subsidiary with respect to a specific Project under a bill of sale, but shall not include any rights or obligations under a master turnkey installation agreement to the extent such rights or obligations are related to any other Projects not owned by an Opco.

“Material Adverse Effect” shall mean, (a) a material adverse effect upon the business, operations, Property, Assets or condition (financial or otherwise) of any Co-Borrower or any Loan Party, or (b) the material impairment of the ability of any Loan Party or any Sponsor Party to perform its obligations under any Loan Document, (c) a material adverse effect on the legality, validity or enforceability of any of the (i) Loan Documents or the rights and remedies of any Secured Party under any of the Loan Documents (including the validity, perfection or priority of the Collateral Agent’s Liens on the Collateral) or (ii) Limited Liability Company Agreements or Sponsor Guaranties, or (d) a material adverse effect on the use, value or operation of the Projects owned or leased by the Opcos taken as a whole; provided, however, that on the Closing Date the impacts of the existing COVID-19 pandemic on the business, operations, Property, Assets or condition (financial or otherwise) of any Co-Borrower or any other Relevant Party shall be disregarded for purposes of determining whether or not a Material Adverse Effect has occurred or will occur.

“Maturity Date” shall mean April 28, 2030.

“Maximum Rate” shall have the meaning given to such term in Section 11.18.

Execution Version	27	A&R Credit Agreement (Hawkeye)

“Membership Interests” shall mean the Borrower Membership Interests, the Borrower Sub Membership Interests, the PortfolioCo Membership Interests, the Holding Membership Interests, the Holdco Membership Interests and the Opco Membership Interests.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

“Net Available Amount” shall mean, with respect to (a) any Asset sale by a Relevant Party, (b) the issuance or incurrence of any Indebtedness by any Relevant Party or (c) any indemnity payment, purchase price adjustment, remediation payment or similar payment (or seller guaranty thereof) in connection with the Short Hills/Greenbacker Acquisition, an amount equal to the sale proceeds, debt proceeds, payments or other amounts received in connection with clauses (a) through (c) net of (i) any such sale proceeds, debt proceeds, payments or other amounts applied as a prepayment of the Other Loan Obligations, (ii) any such sale proceeds, debt proceeds, payments or other amounts required to be allocated to a Tax Equity Member pursuant to a Tax Equity Document, (iii) any reasonable and documented transaction or collection expenses (as applicable), and (iv) any net reduction to any required reserve amount.

“Non-Agreed System Services” shall, with respect to a Project, have the meaning given to it in each applicable Maintenance Services Agreement or, if not defined in such Maintenance Services Agreement, mean any services relating to such Project that are outside the scope of services to be provided by the Provider under such Maintenance Services Agreement.

“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that, in each case, (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) otherwise has been approved by the Required Lenders.

“Non-Routine Services” shall, with respect to a Project, have the meaning given to it in each applicable Maintenance Services Agreement or, if not defined in such Maintenance Service Agreement, mean any non-routine services relating to such Project described under such Maintenance Service Agreement.

“Non-Routine Services Account” shall mean (a) each “Non-Routine Services Account”, “Non-Agreed Services Account” or similar such accounts as described and/or defined in the applicable Tax Equity Documents for each Tax Equity Opco and (b) the KWS Non-Routine Services Account.

“Note” shall have the meaning given to such term in Section 2.04.

“Obligations” shall mean the principal amount of the Loans, accrued interest thereon and all advances to, fees, costs, expenses and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document (including any premium, reimbursements, damages, expenses, fees, costs, charges, disbursements, indemnities, and other liabilities) or otherwise with respect to any Loan, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that would accrue on any of the foregoing during the pendency of any bankruptcy or related proceeding with respect to any Loan Party.

“Officer’s Certificate” shall mean a certificate signed by any Authorized Officer of a Co-Borrower and delivered to the Administrative Agent.

Execution Version	28	A&R Credit Agreement (Hawkeye)

“OID” shall have the meaning given to such term in Section 3.09(g).

“Omnibus Amendment and Accession” shall mean the Omnibus Amendment and Accession, dated as of the Additional Term Loan Borrowing Date, by and among the Co-Borrowers, the Borrower Subs, the Pledgors, ESE, the Agent and the Lenders.

“Omnibus Amendment (Second Additional Term Loan Borrowing)” shall mean the Omnibus Amendment, dated as of the Second Additional Term Loan Borrowing Date, by and among the Co-Borrowers, the Agents, and the Lenders.

“Opco” shall mean each of:

(a)	SVB Borrower;

(b)	Ampere Owner I;

~~(c)~~	~~Ampere Owner III;~~

~~(d)~~	~~Ampere Tenant III;~~

(c)	~~(e)~~ Ampere Owner IV;

(d)	~~(f)~~ Volta Solar Owner II;

(e)	~~(g)~~ Spruce PV-OBS Systems, LLC, a Delaware limited liability company;

(f)	~~(h)~~ Kilowatt OBS Owner I, LLC, a Delaware limited liability company;

(g)	~~(i)~~ Sungevity Greenwich Lessor, LLC, a Delaware limited liability company;

(h)	~~(j)~~ SunServe Residential Solar I, LLC, a Delaware limited liability company;

(i)	~~(k)~~ ORE F4 ProjectCo, LLC, a Delaware limited liability company;

(j)	~~(l)~~ ORE F5A ProjectCo, LLC, a Delaware limited liability company;

(k)	~~(m)~~ ORE F6 ProjectCo, LLC, a Delaware limited liability company;

(l)	~~(n)~~ RPV Fund 11 LLC, a Delaware limited liability company;

(m)	~~(o)~~ RPV Fund 12 LLC, a Delaware limited liability company;

(n)	~~(p)~~ RPV Fund 13 LLC, a Delaware limited liability company; and

(o)	~~(q)~~ Co-Borrower 4 Sub.

“OpCo Collections” shall mean without duplication, with respect to any Opco, the (a) Rents and PBI Payments, including all scheduled payments and prepayments under any Customer Agreement or PBI Document, (b) pending assumption of a Customer Agreement relating to a Project, payments of Rent relating to such Project by lenders with respect to, or subsequent owners of, the Property where such Project has been installed, (c) proceeds of the sale, assignment or other disposition of any Collateral, (d) insurance proceeds and proceeds of any warranty claims arising from manufacturer, installer and other warranties, in each case, with respect to any Projects, (e) all recoveries including all amounts received in respect of litigation settlements and work-outs, (f) all purchase and lease prepayments received from a Customer with respect to any Project, and (g) all other revenues, receipts and other payments to such Opco of every kind whether arising from their ownership, operation or management of the Projects; provided, that OpCo Collections shall not include any Excluded Property.

Execution Version	29	A&R Credit Agreement (Hawkeye)

“Opco Membership Interests” shall mean (a) all of the Wholly-Owned Membership Interests, (b) all of the Managing Member Membership Interests and (c) all other membership interests issued by an Opco that have been acquired by a Holdco or where the Tax Equity Member has withdrawn (including all acquired Economic Interests and Voting Rights).

“Opco Representations” shall mean the representations set forth in Annex B-1.

“Operating Account” shall have the meaning given to such term in the Depository Agreement.

“Operating Budget” shall mean the consolidated operating budget for the Co-Borrowers set out under Section 5.01(e)(i) and as approved when required by the Administrative Agent (acting on the instructions of the Required Lenders).

“Operating Revenues” shall mean for any applicable period, all Borrower Collections during that period on a cash basis but excluding (without duplication) any Borrower Collections consisting of, or derived from, the following:

(a) any capital contribution or any other amounts contributed to the Relevant Parties by the Sponsors, the Pledgors or their Affiliates;

(b) the proceeds of the Loans or any other Indebtedness incurred by a Relevant Party;

(c) any net payments to the PortfolioCo Borrowers under an “Interest Rate Hedging Agreement” (as defined in the Senior Credit Agreements) or any interest rate hedging agreements entered into in accordance with any Other Loan Documents;

(d) the proceeds of the sale, assignment or other disposition of any Collateral or other Asset of a Relevant Party (other than (i) ordinary course sales of power or the leasing of a photovoltaic system pursuant to the Customer Agreements and (ii) PBI Payments);

(e) proceeds of any Customer Event, Defaulted Project or Defaulted REC Contract, including any termination payment, elective prepayment or purchase payments;

(f) Loss Proceeds and any other insurance proceeds (other than business interruption proceeds) and proceeds of any warranty claims arising from manufacturer, installer and other warranties;

(g) any other proceeds or other amounts that are required to be mandatorily prepaid either pursuant to the Other Loan Documents or pursuant to Section 3.03; and

(h) any Excluded Property and the proceeds thereof.

“Operating Services Agreement” shall mean individually and collectively, as the context requires, (a) the agreements listed on Schedule 4.25(h) and (b) any replacement thereof or any additional operating services agreement in form and substance satisfactory to the Required Lenders.

Execution Version	30	A&R Credit Agreement (Hawkeye)

“Other Debt Termination Date” shall mean the date on which (a) all commitments under all Other Loan Documents have expired or been terminated, (b) the principal of and interest on each loan made under any Other Loan Document and all fees payable thereunder shall have been indefeasibly paid in cash in full and (c) all other obligations under the Other Loan Documents (other than any inchoate indemnification or expense reimbursement “Obligations” (as defined in the Senior Loan Agreements or any similar term in any Permitted PortfolioCo Refinancing) that expressly survive termination of any Other Loan Document) shall have been indefeasibly paid in cash in full.

“Other Loan Documents” shall mean the “Loan Documents” as defined in the Senior Credit Agreements and all documents, agreements or instruments executed in connection with a Permitted PortfolioCo Refinancing.

“Other Loan Obligations” shall mean the “Obligations” as defined in the Senior Credit Agreements and all analogous obligations under a Permitted PortfolioCo Refinancing.

“Other Loan Parties” shall mean the “Loan Parties” as defined in the Senior Credit Agreements and all analogous parties to a Permitted PortfolioCo Refinancing.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.10(b)).

“P50 Production” shall mean the production volume based on the P50 one (1) year confidence levels for Eligible Projects in the Project Pool reflected in the Base Case Model.

“Participant” shall have the meaning given to such term in Section 11.05(d)(i).

“Participant Register” shall have the meaning given to such term in Section 11.05(d)(ii).

“Party” shall mean each of the Co-Borrowers, the Lenders and the Administrative Agent.

“PATRIOT Act” shall have the meaning given to such term in Section 11.12.

“Payment Date” shall mean (a) each ~~January 31,~~ April 30~~, July 31~~ and October 31 of each year falling after the ~~Closing~~Second Additional Term Loan Borrowing Date, or if any such day is not a Business Day, the immediately preceding Business Day and (b) the Maturity Date.

“Payment Facilitation Agreement” shall have the meaning given to such term in Section 6.10(a).

“PBI Documents” shall mean, in respect of a Project located in Connecticut or Colorado, (a) all applications, forms and other filings required to be submitted to a PBI Obligor in connection with the performance based incentive program maintained by such PBI Obligor and the procurement of PBI Payments and (b) all approvals, agreements and other writings evidencing (i) that all conditions to the payment of PBI Payments by the PBI Obligor have been met, (ii) that the PBI Obligor is obligated to pay PBI Payments and (iii) the rate and timing of such PBI Payments.

Execution Version	31	A&R Credit Agreement (Hawkeye)

“PBI Obligor” shall mean Xcel Energy, Inc., in relation to Projects located in Colorado, and the Clean Energy Finance and Investment Authority, in relation to Projects located in Connecticut and, in each case, any successor to such Persons that is a utility or Governmental Authority maintaining or administering a renewable energy program designed to incentivize the installation of photovoltaic systems and use of solar generated electricity that has approved and is obligated to make PBI Payments to the owner of the related photovoltaic system.

“PBI Payments” shall mean, with respect to a Project located in Connecticut or Colorado and the related PBI Documents, all payments due by the related PBI Obligor under or in respect of such PBI Documents.

“Permits” shall mean any and all franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, rights of way, Liens and other rights, privileges and approvals required to be obtained from a Governmental Authority under any Law, rule or regulation (including those required to interconnect a Project to the applicable distribution or transmission grid).

“Permitted Affiliate REC Contract” shall mean (a) each REC Transfer Agreement (Sub to Borrower) executed in accordance with Section 5.17(c) and (b) each REC Transfer Agreement (Borrower to Market) so long as, in the case of this clause (b), such REC Transfer Agreement (Borrower to Market) is executed on a back-to-back basis with a Market Permitted REC Contract (as such term is defined in the Security Agreement (Market)).

“Permitted Indebtedness” shall have the meaning given to such term in Section 6.01.

“Permitted Liens” shall mean:

(a) Liens imposed by any Governmental Authority for taxes, assessments or other governmental charges (i) that are not yet due or (ii) that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted (and enforcement of such Lien shall have been stayed) so long as (A) such proceeding shall not involve any material risk of the sale, forfeiture or loss of any part of any Project and shall not interfere with the use or disposition of any Project and (B) the payment thereof is fully covered by adequate reserves in accordance with GAAP, bonds or other security.

(b) mechanics’, materialmen’s, repairmen’s and other similar liens arising in the ordinary course of business or incident to the construction, improvement or restoration of a Project in respect of obligations (i) that are not yet due or (ii) that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted (and enforcement of such Lien shall have been stayed) so long as (A) such proceedings shall not involve any material risk of forfeiture, sale or loss of any part of such Project and shall not interfere with the use or disposition of any Project, and (B) the payment thereof is fully covered by adequate reserves in accordance with GAAP, bonds or other security;

(c) minor defects, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and that are not incurred to secure Indebtedness and encumbrances, licenses, restrictions on the use of Property or minor imperfections in title that do not materially impair the Property affected thereby for the purpose for which title was acquired or interfere with the operation and maintenance of a Project;

Execution Version	32	A&R Credit Agreement (Hawkeye)

(d) judgment Liens that (i) do not involve any material risk of the sale, forfeiture or loss of any part of any Project and do not interfere with the use or disposition of any Project, (ii) are being contested in good faith and by appropriate appeal or review proceedings (and execution thereof is stayed pending such appeal or review), (iii) the payment thereof is fully covered by adequate reserves in accordance with GAAP, bonds or other security and (iv) could not reasonably be expected to result in an Event of Default;

(e) deposits or pledges required to secure the performance of statutory obligations, appeals, supersedes and other bonds in connection with judicial or administrative proceedings and other obligations of a like nature not in excess of fifty thousand Dollars ($50,000) in the aggregate;

(f) zoning, entitlement, conservation restrictions and other land use and environmental Laws by Governmental Authorities that do not involve any material risk of the sale, forfeiture or loss of any part of any Project and do not interfere with the use or disposition of any Project, and provided that the relevant owner of legal title to a Project is not in violation thereof;

(g) statutory Liens of banks (and rights of set off) not securing Indebtedness and incurred in the ordinary course of business;

(h) Liens created pursuant to the Loan Documents;

(i) in respect of the Tax Equity Opcos only, Liens permitted under the terms of the Tax Equity Documents to the extent not included in clauses (a) through (h) of this definition of “Permitted Liens” that (i) have been approved in writing by the Administrative Agent (acting on the instructions of the Required Lenders) or (ii) subject to Section 6.15, when taken together, could not reasonably be expected to result in a material adverse effect upon the business, operations, Assets or condition (financial or otherwise) of any individual Tax Equity Opco; and

(j) subject to Section 6.18, Liens in created pursuant to the loan documents entered into in connection with a Permitted PortfolioCo Refinancing.

“Permitted PortfolioCo Refinancing” shall mean an extension, renewal, replacement or refinancing of the PortfolioCo Loan Obligations; provided, that:

(a) such PortfolioCo Refinanced Debt has (i) a maturity date that is not less than seven years from the closing date of such Permitted PortfolioCo Refinancing and (ii) a weighted average life that is not less than the weighted average life of the PortfolioCo Obligations being extended, renewed, replaced or refinanced;

(b) the terms of such Permitted PortfolioCo Refinancing do not include any cash sweeps, cash diversions or distribution conditions more onerous than those set forth in the PortfolioCo Credit Agreement (whether in the ordinary course or in any downside scenarios) or that were assumed in the Base Case Model delivered on the Closing Date;

(c) the Co-Borrowers have delivered to the Administrative Agent an updated Base Case Model (in form and substance satisfactory to the Lenders) demonstrating that the Co-Borrowers are in pro forma compliance with the Debt Sizing Parameters immediately before and after giving effect to such Permitted PortfolioCo Refinancing (including after satisfaction of the conditions in clause (e), below);

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(d) no Default or Event of Default has occurred and is continuing or would result from such Permitted PortfolioCo Refinancing, (ii) the Co-Borrowers have paid all Additional Expenses, fees, costs, indemnities and expenses due and payable to the Agents and the Lenders under the Loan Documents (including any amounts incurred in connection with such Permitted PortfolioCo Refinancing and any amounts owing to their consultants, counsel or other advisors), (iii) the Net Available Amount of such Permitted PortfolioCo Refinancing are applied concurrently with the closing thereof as a prepayment of the Obligations in accordance with Sections 3.03(f) and 3.04, and (iv) after giving effect to such prepayment, no PIK Loans are outstanding and the Co-Borrowers are in compliance with the Debt Sizing Parameters as set forth in clause (c) hereof,

(e) any Liens securing such PortfolioCo Refinanced Debt are not extended to any additional property of any Loan Party;

(f) the terms of any such PortfolioCo Refinanced Debt are not less favorable in any material respect to the obligor thereunder than the terms of the PortfolioCo Loan Obligations in effect on the Closing Date;

(g) since the delivery of the most recent financial statements of the Co-Borrowers delivered pursuant to Section 5.01(a), no Material Adverse Effect has occurred or is continuing;

(h) the representations and warranties of the Co-Borrowers and each other Loan Party and Provider contained in Article IV or in any other Loan Document, or which are contained in any document furnished at any time or in connection herewith or therewith, shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the effective date of such Permitted PortfolioCo Refinancing, except to the extent such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date; and

(i) the terms of such PortfolioCo Refinanced Debt are reasonably satisfactory to the Lenders.

“Permitted REC Contract” shall mean:

(a) any REC Contract (including any spot sale of RECs) entered into by an Opco or a Holdco with a REC Purchaser for the sale of RECs; provided, that (i) the RECs sold under such Permitted REC Contract shall be limited to the RECs actually produced by the Projects owned by such Opco or Holdco and shall not include any RECs contracted to be sold under any other REC Contract, (ii) the RECs sold under such Permitted REC Contract shall be subject to an irrevocable forward transfer (or other equivalent transfer) in favor of the REC Purchaser, (iii) the recourse of the applicable REC Purchaser to such Opco or Holdco shall be expressly limited to the RECs sold under such Permitted REC Contract and the proceeds thereof, (iv) such Permitted REC Contract shall include a covenant from the REC Purchaser not to petition for the bankruptcy of the applicable Opco or Holdco and (v) other than in respect of any spot sale of RECs entered into in the ordinary course of business, no Default or Event of Default has occurred and is continuing at the time such Permitted REC Contract is entered into;

(b) each Eligible REC Contract;

(c) each REC Purchase Agreement;

(d) each Short Hills/Greenbacker Non-Financed REC Contract; and

(e) REC Transfer Agreements.

Execution Version	34	A&R Credit Agreement (Hawkeye)

“Permitted REC Block Sale” shall mean any sale of RECs by Spruce Market pursuant to a Market Permitted REC Contract (as defined in the Security Agreement (Market)) for which payment is received upfront in respect of a future delivery obligation.

“Permitted REC Block Sale Prepayment Amount” shall mean, with respect to any Permitted REC Block Sale, an amount equal to ten percent (10%) of the purchase price for such Permitted REC Block Sale.

“Person” shall mean any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

“PIK Lender” shall mean a Lender with a PIK Loan Commitment, which as of the Closing Date is as set forth on Schedule 2.01.

“PIK Loan” shall have the meaning given to such term in Section 2.01(b).

“PIK Loan Borrowing Date” shall mean the date on which all conditions precedent set forth in Section 8.02 have been satisfied or waived in writing by the Administrative Agent (acting on the instructions of all PIK Lenders).

“PIK Loan Commitment” shall mean, as to each Lender, its obligation to make PIK Loans to the Borrower from time to time pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the aggregate amounts opposite such PIK Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as such amount may be adjusted from time to time in accordance with this Agreement; provided, that (a) for the period commencing on the Closing Date until the date that is the sixth (6th) anniversary of the Closing Date, the aggregate principal amount of the PIK Lenders’ PIK Loan Commitments shall not exceed eight million Dollars ($8,000,000), (b) on the sixth (6th) anniversary of the Closing Date, the aggregate principal amount of the PIK Lenders’ PIK Loan Commitments shall reduce by one million five hundred thousand Dollars ($1,500,000) to six million five hundred thousand Dollars ($6,500,000), (c) on the seventh (7th) anniversary of the Closing Date, the aggregate principal amount of the PIK Lenders’ PIK Loan Commitments shall reduce by one million five hundred thousand Dollars ($1,500,000) to five million Dollars ($5,000,000), (d) on the eight (8th) anniversary of the Closing Date, the aggregate principal amount of the PIK Lenders’ PIK Loan Commitments shall reduce by one million five hundred thousand Dollars ($1,500,000) to three million five hundred thousand Dollars ($3,500,000) and (e) on the ninth (9th) anniversary of the Closing Date, the aggregate principal amount of the PIK Lenders’ PIK Loan Commitments shall reduce by one million five hundred thousand Dollars ($1,500,000) to two million Dollars ($2,000,000).

“Placed in Service” shall mean, in respect of a Project, that it has been placed in service for U.S. federal tax purposes, including that it has been placed in a condition or state of readiness and availability for its specifically assigned function of generating electricity from solar energy and specifically that (a) all necessary Permits for operating such Project have been obtained (including permission to operate from the applicable local utility), (b) all critical tests necessary for proper operation of such Project have been performed, (c) legal title to such Project is held by a Subsidiary (and title and control of such Project has been handed over by the installer under the applicable installation agreement), (d) initial synchronization of such Project to the grid has occurred and (e) daily operation of such Project has begun.

Execution Version	35	A&R Credit Agreement (Hawkeye)

“Plan” shall mean an “employee benefit plan” within the meaning of Section 3(3) of ERISA which is subject to Title I of ERISA; a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code or provisions under any Similar Laws; and an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement.

“Pledge Agreement” shall mean that certain Pledge Agreement dated as of the Closing Date by, as amended by the Omnibus Amendment and Accession, and among the Pledgors and the Collateral Agent for the benefit of the Lenders, with respect to the Borrower Membership Interests.

“Pledge Agreement (SC&T)” shall mean that certain Pledge Agreement dated as of the Closing Date by and among SC&T and the Collateral Agent for the benefit of the Lenders, with respect to the Markets Membership Interests.

“Pledge and Security Agreement” shall mean that certain Pledge and Security Agreement dated as of the Closing Date as amended by the Omnibus Amendment and Accession, by and among the Co-Borrowers and the other Loan Parties party thereto and the Collateral Agent for the benefit of the Lenders.

“Pledgor” and “Pledgors” shall mean SHC 1, SHC 2 and SHC 3, individually and collectively, as the context may require.

“Portfolio Documents” shall mean (a) the Project Documents, (b) the Tax Equity Documents, (c) the PortfolioCo Management Agreement, (d) the Operating Services Agreement, (e) the CPFAM Guaranty Agreement, (f) the Consumer Servicing Agreements, (g) each Eligible REC Contract, (h) the Sungevity Greenwich Master Lease (i) the Wholly-Owned Documents, (j) the Management Agreement, (k) the ESE MSA (Initial Co-Borrowers), (l) ESE MSA (Co-Borrower 4) and (m) the REC Transfer Agreements.

“Portfolio Value” shall mean, as of the date of determination, the remaining present value of the projected PortfolioCo Cash Available for Debt Service from the Eligible Projects and Eligible REC Contracts, and PortfolioCo Operating Expenses from all other Projects, in the Project Pool as set forth in the Base Case Model (updated as of such determination date) for each ~~quarterly~~semi-annual payment period during the remaining term of the Customer Agreements (not to exceed twenty (20) years and assuming no contract renewals), discounted at the higher of (a) six percent (6%) per annum and (b) the swapped interest rate of the PortfolioCo Loans (or analogous Indebtedness under a Permitted PortfolioCo Refinancing) plus the PortfolioCo Applicable Margin (or analogous rate or return under a Permitted Portfolio Refinancing).

“PortfolioCo Applicable Margin” shall have the meaning given to the term “Applicable Margin” in the PortfolioCo Credit Agreement.

“PortfolioCo Borrowers” shall have the meaning set forth in the recitals.

“PortfolioCo Cash Available for Debt Service” shall mean, in respect of any period, the amount of Portfolio Operating Revenues received during such period, less PortfolioCo Operating Expenses paid during such period.

“PortfolioCo Consolidation” shall have the meaning set forth in the recitals.

“PortfolioCo Credit Agreement” shall have the meaning set forth in the recitals.

Execution Version	36	A&R Credit Agreement (Hawkeye)

“PortfolioCo Debt Service” shall mean, for any period, the aggregate amount of all principal, interest, payments in the nature of interest (including default interest and net payments under an interest rate hedging agreement), letter of credit fees, commitment fees, agent fees, or any other recurrent analogous costs and damages (including gross-ups and increased cost payments) payable pursuant to any Senior Loan Document.

“PortfolioCo Debt Termination Date” shall mean the date on which (a) the commitments under the PortfolioCo Loan Documents have expired or been terminated, (b) the principal of and interest on each loan and all fees payable under the PortfolioCo Loan Documents shall have been indefeasibly paid in cash in full and all letters of credit shall have expired or terminated and all drawing payments shall have been reimbursed and (c) all other obligations under the PortfolioCo Loan Documents (other than any inchoate indemnification or expense reimbursement obligations that expressly survive termination) shall have indefeasibly paid in cash in full.

“PortfolioCo Loan Documents” shall have the meaning given to the term “Loan Documents” in the PortfolioCo Credit Agreement.

“PortfolioCo Loan Obligations” shall have the meaning given to the term “Obligations” in the PortfolioCo Credit Agreement.

“PortfolioCo Loans” shall have the meaning given to the term “Loans” in the PortfolioCo Credit Agreement.

“PortfolioCo Management Agreement” shall mean the Management Agreement among the PortfolioCo Manager, KSS, KWPS, ESE, and the Co-Borrowers, dated April 30, 2019, and each renewal or replacement thereof in a form and substance acceptable to the Administrative Agent (acting on the instructions of the Required Lenders) entered into with the PortfolioCo Manager in accordance with the terms and conditions hereof.

“PortfolioCo Manager” shall mean ESE or a replacement manager as may hereafter be charged with management of the PortfolioCo Borrowers and the Subsidiaries in accordance with the terms and conditions of the Other Loan Documents.

“PortfolioCo Membership Interests” shall mean all of the outstanding limited liability company interests issued by a PortfolioCo Borrower (including all Economic Interests and Voting Rights).

“PortfolioCo Operating Expenses” shall mean for any applicable period, all expenses and other amounts in the nature of expenses incurred by the PortfolioCo, the Wholly-Owned Opcos and, except (in order to avoid double counting) where used in the definition of “PortfolioCo Cash Available for Debt Service,” the other Opcos during that period on a cash basis, including (without duplication) (a) payments under the PortfolioCo Management Agreement, the Backup Servicer Agreements, the Maintenance Services Agreements and the other Project Documents (including, without duplication, all Services Fees, amounts funded into any Non-Routine Services Account and capital expenditures but, to avoid double counting, excluding Services Fees paid with amounts disbursed from a Non-Routine Services Account), (b) payments to comply with Laws (including Environmental Laws), (c) insurance premiums to the extent not covered in the Services Fees under the Maintenance Services Agreements, (d) Taxes (including payments in lieu of taxes), and (e) any other fee, cost and expense incurred in connection with (i) ownership, leasing and operation of the Projects held by the Wholly-Owned Opcos and, except (in order to avoid double counting) where used in the definition of “PortfolioCo Cash Available for Debt Service,” the other Opcos and (ii) the ownership of the Membership Interests (including Additional Expenses and fees, costs, indemnities and expenses payable to the Secured Parties pursuant to Section 4.02(a)(ii) of the Depository Agreement), but excluding (A) Consolidated Debt Service and (B) expenses and amounts in the nature of expenses which are paid with the proceeds of “Excluded Property” (as such term is defined in each Senior Credit Agreement) or a contribution by or on behalf of the Sponsors or Pledgors as required pursuant to the Cash Diversion Guaranty or the “Cash Diversion Guaranty” as defined in the Senior Loan Documents (or any similar agreement executed in connection with a Permitted PortfolioCo Refinancing).

Execution Version	37	A&R Credit Agreement (Hawkeye)

“PortfolioCo Operating Revenues” shall mean, for any period, the aggregate amount of “Operating Revenues” as defined in each Senior Credit Agreement.

“PortfolioCo Refinanced Debt” shall mean the PortfolioCo Loan Obligations as extended, renewed, replaced or refinanced in connection with a Permitted PortfolioCo Refinancing.

“Prepaid Customer Agreement” shall mean a Customer Agreement with respect to which the amounts due from the Customer over the initial term of such Customer Agreement in respect of the delivery of Energy, or the lease of the Project, have been prepaid.

“Project” shall mean a residential photovoltaic system including photovoltaic panels, racking systems, wiring and other electrical devices, conduit, weatherproof housings, hardware, inverters, remote operating equipment, connectors, meters, disconnects, over current devices and battery storage (including any replacement or additional parts included from time to time) and, unless the context otherwise requires a reference to such residential photovoltaic system only, shall include the applicable Customer Agreement and PBI Documents related to such photovoltaic system and all other related rights, Permits and manufacturer, installer and other warranties applicable thereto.

“Project Default Rate” shall mean, from April 30, 2019, through the date of calculation, a ratio, expressed as a percentage, the numerator of which is the number of Projects owned by the Opcos that became Defaulted Projects during such period and the denominator of which is the number of Eligible Projects owned by the Opcos during such period.

“Project Documents” shall mean (a) each Customer Agreement (including any Payment Facilitation Agreement), (b) all PBI Documents and (c) each Master Turnkey Installation Agreement.

“Project Information” shall mean the information listed on Schedule A.

“Project Pool” shall mean all the Projects owned by the Opcos.

“Project Release Conditions” shall mean, with respect to a Project, Holdco or Wholly-Owned Opco requested by the Co-Borrowers to be released pursuant to Section 3.12(a), the following:

(a) either (i) such Project is owned by a Wholly-Owned Opco, (ii) such Person is a Holdco or (iii) such Person is a Wholly-Owned Opco; ;

(b) no Default or Event of Default has occurred and is continuing;

(c) after taking into account the release, except for Customers subject to a Prepaid Customer Agreement or an Acquired Kismet Customer Agreement the capacity weighted average FICO® Score of all Customers party to a Customer Agreement is no less than 750;

Execution Version	38	A&R Credit Agreement (Hawkeye)

(d) after taking into account the release, all Projects directly or indirectly transferred pursuant to Section 3.12 shall represent no more than twenty percent (20%) of the aggregated installed capacity of the Project Pool as of the Second Additional Term Loan Borrowing Date;

(e) the Co-Borrowers have delivered to the Administrative Agent an updated Base Case Model (in form and substance satisfactory to the Required Lenders) demonstrating that the Co-Borrowers are in pro forma compliance with the Debt Sizing Parameters immediately before and after giving effect to such release;

(f) the Co-Borrowers have (i) prepaid the Loans in an amount equal to the Project Release Prepayment Amount such that they are in pro forma compliance with the Debt Sizing Parameters immediately before and after giving effect to the release of such Projects, (ii) paid all accrued but unpaid interest on the principal amount prepaid, (iii) paid any Call Premium owing in connection with such prepayment, (iv) paid all Additional Expenses, fees, costs, indemnities and expenses due and payable to the Agents and the Lenders under the Loan Documents and (ii) are in pro forma compliance with the Debt Sizing Parameters immediately before and after giving effect to the release of such Projects; and

(g) each of the other conditions to such release in Section 3.12 are satisfied.

“Project Release Prepayment Amount” shall mean an amount equal to the sum of (a) the outstanding PIK Loans as of such date plus (b) the amount of Term Loans necessary to be prepaid on such date, as determined in accordance with the updated Base Case Model, to satisfy the Debt Sizing Parameters plus (c) all owing in respect of the principal being repaid on such date.

“Project State” shall mean each state of the United States of America listed under Schedule 4.22(m).

“Project Transfer Agreement” shall mean individually and collectively, as the context requires, each “Assignment, Assumption and Transfer Agreement” providing for the transfer of Projects to a Tax Equity Opco which have been sold pursuant to a capital contribution agreement or a master purchase agreement, as applicable, inclusive of all supplements thereto in respect of the Projects in the Project Pool.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Provider” shall mean, individually and collectively, (a) solely with respect to the SP3 Credit Agreement and solely during the time period set forth in the Transition Services Agreement for the transfer of services from the Transition Services Provider to ESE, the Transition Services Provider, (b) any provider under any Maintenance Services Agreement, Operating Services Agreement, Consumer Servicing Agreement, including any back-to-back provider, or (c) any replacement provider appointed in accordance with the terms and conditions herein, which as of the Closing Date is ESE.

“Prudent Industry Practices” shall mean, with respect to any Project, those practices, methods, acts, equipment, specifications and standards of safety and performance, as they may change from time to time, that (a) are commonly used to own, manage, repair, operate, maintain and improve distributed solar energy generating facilities and associated facilities of the type that are similar to such Project, safely, reliably, prudently and efficiently and in material compliance with applicable requirements of Law and manufacturer, installer and other warranties and (b) are consistent with the exercise of the reasonable judgment, skill, diligence, foresight and care expected of a distributed solar energy generating facility operator or manager in order to accomplish the desired result in material compliance with applicable safety standards, applicable requirements of Law, manufacturer, installer and other warranties and the applicable Customer Agreement, in each case, taking into account the location of such Project, including climate change-related, environmental and general conditions. “Prudent Industry Practices” are not intended to be limited to certain practices or methods to the exclusion of others, but are rather intended to include a broad range of acceptable practices, methods, equipment specifications and standards used in the photovoltaic solar power industry during the relevant time period.

Execution Version	39	A&R Credit Agreement (Hawkeye)

“PUHCA” shall mean the Public Utility Holding Company Act of 2005, as amended, and FERC’s regulations thereunder.

“Purchase Agreements” shall mean individually and collectively, as the context requires, (a) each “Master Development, Purchase and Sale Agreement”, (b) each SP3 Acquisition Document, and (c) each “Capital Contribution Agreement” or other purchase agreements listed on Schedule 4.25(c) or Schedule 4.25(d).

“Qualified REC Purchaser” shall mean any REC Purchaser that has received a credit rating from one or more of S&P or Moody’s and neither such credit rating is respectively lower than BBB- or Baa3 or, if such Person has a credit rating from one or more of S&P or Moody’s respectively lower than BBB- or Baa3, such Person’s obligations under the REC Contract are guaranteed by an Acceptable REC Guaranty from a Person who has received a credit rating from one or more of S&P or Moody’s, neither of which is respectively lower than BBB- or Baa3; provided, that Skyview Finance Company shall be a “Qualified REC Purchaser” for purposes of this Agreement and the other Loan Documents as long as it has provided a letter of credit from an Acceptable Bank in form and substance satisfactory to the Administrative Agent, to support its obligations under the Skyview REC Contract and such letter of credit is in full force and effect; and provided, further, that any such Qualified REC Purchaser shall be (a) otherwise acceptable to the Administrative Agent and the Lenders in their sole discretion and (b) otherwise acceptable to the Senior Administrative Agent and the lenders under the Senior Credit Agreements.

“Qualified Transferee” shall mean a Person that either is:

(a) a public company with a market capitalization of at least one billion Dollars ($1,000,000,000);

(b) a Person with (i) assets under management of at least one billion Dollars ($1,000,000,000), (ii) renewable power assets of at least 200 MW and (iii) at least three (3) years of experience owning or managing either (A) 100 MW of non-utility solar projects (e.g., residential, commercial and industrial, and community solar projects) or (B) 50 MW of non-utility solar projects (e.g., residential, commercial and industrial, and community solar projects); provided, that this clause (B) shall be available only if such Person has renewable power assets of at least 500 MW;

(c) a private company with (i) a tangible net worth of at least four hundred million Dollars ($400,000,000), (ii) renewable power assets of at least 200 MW and (iii) at least three (3) years of experience owning or managing either (A) 100 MW of non-utility solar projects (e.g., residential, commercial and industrial, and community solar projects) or (B) 50 MW of non-utility solar projects (e.g., residential, commercial and industrial, and community solar projects); provided, that this clause (B) shall be available only if such Person either (1) has a tangible net worth of at least seven hundred fifty million Dollars ($750,000,000) or (2) has renewable power assets of at least 500 MW; or

(d) Tesla, Inc., Sunnova Energy Corporation, Sunrun, Inc. or Vivint Solar, Inc.

Execution Version	40	A&R Credit Agreement (Hawkeye)

“Qualifying Facility” shall mean a “qualifying facility” as defined in the regulations of FERC at 18 C.F.R. § 292.101(b)(1) that also qualifies for the regulatory exemptions from the FPA set forth at 18 C.F.R. § 292.601(c), including the exemption from regulation under Sections 205 and 206 of the FPA set forth at 18 C.F.R. § 292.601(c)(1), the regulatory exemptions from PUHCA set forth at 18

C.F.R. § 292.602(b) and the exemptions from certain state laws and regulations set forth at 18 C.F.R. § 292.602(c).

“Quarterly Compliance Certificate” shall mean a certificate in the form of Exhibit O signed by any Authorized Officer of a Co-Borrower and of ESE certifying, among other things, (a) the Consolidated Leverage, (b) the Portfolio Value of the Co-Borrowers, (c) the quotient, expressed as a percentage, of the Consolidated Leverage divided by the Portfolio Value, and (d) information relate to determination of an ESE Review Event, and attaching (i) the current Liquid Assets Certification and (ii) an updated Base Case Model.

“REC” shall mean a renewable energy certificate representing any and all environmental credits, benefits, emissions reductions, offsets and allowances, howsoever entitled, that are created or otherwise arise from a Project’s generation of electricity, including, but not limited to, a solar renewable energy certificate issued to comply with a state’s renewable portfolio standard and in each case resulting from the avoidance of the emission of any gas, chemical, or other substance attributable to the generation of solar energy by a Project (including renewable energy credits sold under a forward sale agreement), but specifically excluding any and all production tax credits, investment tax credits, grants in-lieu of tax credits and other tax benefits and any performance based incentives paid under a program maintained or administered by a PBI Obligor (including any renewable energy certificates that are the basis for PBI Payments or to which a PBI Obligor is given title to under a performance based incentive program).

“REC Contract” shall mean a contract for the purchase of RECs and/or the related Reporting Rights.

“REC Purchase Agreement” shall mean individually and collectively, as the context requires:

(a) the Amended and Restated REC Purchase Agreement, dated as of January 1, 2014, by and between Ampere Solar Manager I, LLC and Ampere Solar Owner I, LLC;

(b) ~~the REC Purchase Agreement dated as of April 23, 2014 between Ampere Owner III and Ampere Holdco III;~~[Reserved]

(c) the REC Purchase Agreement dated as of October 30, 2015 between Ampere Owner IV and Ampere Holdco IV;

(d) the REC Purchase Agreement, dated as of August 31, 2017, between Spruce Capital & Trading, LLC (f/k/a CPF Capital & Trading, LLC) and Volta Solar Owner II.

(e) REC Purchase Agreement, dated as of August 31, 2017, between Spruce Capital & Trading, LLC (f/k/a CPF Capital & Trading, LLC) and Volta Solar Owner II.

(f) the REC Purchase Agreement, dated as of March 5, 2020, by and between SVB Borrower and ORE F4 ProjectCo, LLC;

(g) the REC Purchase Agreement, dated as of March 5, 2020, by and between SVB Borrower and ORE F5A ProjectCo, LLC;

Execution Version	41	A&R Credit Agreement (Hawkeye)

(h) the REC Purchase Agreement, dated as of March 5, 2020, by and between SVB Borrower and ORE F6 ProjectCo, LLC;

(i) the REC Purchase Agreement, dated as of March 5, 2020, by and between SVB Borrower and SunServe Residential Solar I, LLC;

~~(j) the REC Purchase Agreement, dated as of March 19, 2021, by and between Ampere Owner I and Spruce Servicing, LLC (f/k/a Kilowatt Financial);~~

(j) ~~(k)~~ the Skyview REC Contracts; and

(k) ~~(l)~~ the Short Hills REC Contracts.

“REC Purchaser” shall mean the purchaser of RECs and/or the related Reporting Rights under a REC Contract.

“REC Transfer Agreement” means each of (a) the REC Transfer Agreement (Sub-Borrower) and (b) the REC Transfer Agreement (Borrower to Market).

“REC Transfer Agreement (Sub to Borrower)” means, with respect to a Wholly-Owned Opco, a Master REC Purchase Agreement entered into between such Wholly-Owned Opco, as seller, and one of more of the Co-Borrowers, as purchaser, on terms and conditions satisfactory to the Required Lenders.

“REC Transfer Agreement (Borrower to Market)” means each REC Purchase Agreement entered into between one or more of the Co-Borrowers, as seller, and Spruce Market, as purchaser, pursuant to the terms of that certain REC Purchase Option Agreement, to be entered into between Co-Borrower 1 and Spruce Market on terms and conditions satisfactory to the Required Lenders.

“Recapture Period” shall mean, in respect of a Project, the period from the Closing Date through the fifth anniversary of the date that the applicable Project is Placed in Service.

“Recipient” shall mean (a) an Agent, (b) any Lender or (c) any other Secured Party, as applicable.

“Register” shall have the meaning given to such term in Section 11.05(c).

“Related Party” shall mean, with respect to any Person, each of such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” shall mean any disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, migrating, placing and the like, into, under, through or upon any land or water or air, or otherwise entering into the environment, or the threat thereof.

“Released Collateral” shall mean a Released Project or Released Subsidiary.

“Released Subsidiary” shall have the meaning given to such term in Section 3.12(b).

“Released Project” shall have the meaning given to such term in Section 3.12(a).

Execution Version	42	A&R Credit Agreement (Hawkeye)

“Relevant Member Action” means, with respect to any matter relating to a Tax Equity Opco with respect to which the organizational documents of such Tax Equity Opco (or any other contract, agreement, or instrument) grant voting, approval or consent rights to the related Holdco, or otherwise provide such Holdco with the ability, or otherwise permit such Holdco, to cause such Tax Equity Opco to take, or restrict such Tax Equity Opco from taking, any action, the exercise by any Loan Party, in its capacity as sole member of the related Holdco, of such voting, approval, consent or other rights; provided, that for purposes of Article V, if any voting, approval, or consent is required to be taken pursuant to the organizational documents of such Tax Equity Opco, the applicable Holdco’s fiduciary duties (to the extent applicable given any elections set forth in such organizational documents) or as otherwise required by applicable Laws, the “Relevant Member Action” shall be deemed to have been taken; provided, further, that for purposes of Article VII, if any voting, approval, or consent is required to be taken pursuant to the organizational documents of such Tax Equity Opco, the applicable Holdco’s fiduciary duties (to the extent applicable given any elections set forth in such organizational documents) or as otherwise required by applicable Laws, the “Relevant Member Action” shall not be deemed to have been taken.

“Relevant Party” shall mean each of the Loan Parties and each Subsidiary of the Co-Borrowers.

“Rents” shall mean the monies owed to the applicable Relevant Party by the Customers pursuant to the Customer Agreements, including any lease payments under any solar lease agreement and power purchase payments under any solar power service agreement or solar power purchase agreement that is a Customer Agreement.

“Reporting Right” shall mean the right of a Person that owns a REC to report that it owns such REC (a) to any Governmental Authority or other Person under any emissions trading or reporting program, public or private, having jurisdiction over, or otherwise charged with overseeing or reviewing the activities of, such Person in respect of such REC, and (b) to customers or potential customers for the purposes of marketing and advertising.

“Required Additional Reserve Amount” shall mean, as of any date of determination, the Required Additional Reserve Amount as set forth on Annex C and calculated in accordance with the term set forth therein.

“Required Facility Lenders” shall mean, with respect to any Facility, Lenders representing more than fifty percent (50%) of the Commitments and Loans, as the case may be, outstanding under such Facility.

“Required Lenders” shall mean Lenders representing more than fifty percent (50%) of the aggregate amount of (and for the avoidance of doubt, taken together) Commitments and Loans outstanding.

“Required Major Maintenance Reserve Amount” shall have the meaning given to it in the Depository Agreement.

“Resignation Effective Date” shall have the meaning given to such term in Section 10.06(a).

“Reserve Accounts” shall mean, collectively, the Additional Reserve Account and the Major Maintenance Reserve Account.

Execution Version	43	A&R Credit Agreement (Hawkeye)

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” shall mean (a) any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, Property, securities or a combination thereof, to an owner of a beneficial interest in such Person or otherwise with respect to any ownership or equity interest or security in or of such Person, (b) any payments on subordinated debt contemplated by Section 6.01(d) or (c) the payment of the ESE Fee.

“Revised PV6” shall mean the Opening PV6 determined in accordance with the lender base case scenario in the Base Case Model.

“S&P” shall mean Standard & Poor’s Financial Services, LLC, a subsidiary of the McGraw-Hill Companies, Inc.

“Sanctioned Country” shall mean any country or territory that is the subject of a general export, import, financial or investment embargo under any Sanctions.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority.

“Sanctions Authority” shall mean (a) the United States, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom or (e) the respective governmental institutions of any of the foregoing including, without limitation, Her Majesty’s Treasury, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of Commerce, the U.S. Department of State and any other agency of the U.S. government.

“Sanctions List” shall mean any of the lists of specifically designated nationals or designated or sanctioned individuals or entities (or equivalent) issued by any Sanctions Authority, each as amended, supplemented or substituted from time to time (including the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control of the U.S. Department of the Treasury).

“SC&T” shall mean Spruce Capital & Trading, LLC, a Delaware limited liability company.

“Second Additional Term Loan” shall have the meaning given to such term in Section 2.01(a).

“Second Additional Term Loan Borrowing Date” shall mean the date on which all conditions precedent set forth in Section 8.01 have been satisfied or waived in writing by the Administrative Agent (acting on the instructions of all Lenders).

“Second Additional Term Loan Commitment” shall have the meaning given to such term in the recitals.

“Secured Party” shall have the meaning given to such term in the Collateral Agency Agreement.

“Security Agreement (Market)” shall mean that certain Security Agreement, dated as of the date hereof, between Spruce Market and the Collateral Agent for the benefit of the Secured Parties.

Execution Version	44	A&R Credit Agreement (Hawkeye)

“Senior Administrative Agent” shall mean the respective Administrative Agent under the Senior Loan Documents.

“Senior Credit Agreements” shall mean (a) the PortfolioCo Credit Agreement, (b) the Boardwalk Credit Agreement, and (c) the SP3 Credit Agreement.

“Senior Debt Termination Date” shall mean the date on which (a) all commitments under all Senior Loan Documents have expired or been terminated, (b) the principal of and interest on each loan made under any Senior Loan Document and all fees payable thereunder shall have been paid in cash in full and (c) all other Obligations (other than any inchoate indemnification or expense reimbursement “Obligations” (as defined in the Senior Credit Agreements or any similar term in any Permitted PortfolioCo Refinancing) that expressly survive termination of any Senior Loan Document) shall have been indefeasibly paid in cash in full.

“Senior Excluded REC Revenue” shall mean any revenue and proceeds of RECs other than any revenue and proceeds of Eligible RECs (as such term is defined in each Senior Credit Agreement).

“Senior Lenders” shall mean the “Lenders” as defined in the Senior Credit Agreements and each Person providing indebtedness pursuant to any Permitted PortfolioCo Refinancing.

“Senior Loan Collections Accounts” shall mean the “Collections Account” as defined in the Senior Credit Agreements, as the case may be.

“Senior Loan Documents” shall mean the “Loan Documents” as defined in the Senior Credit Agreements and all documents, agreements or instruments executed in connection with the a Permitted PortfolioCo Refinancing.

“Senior Loan Obligations” shall mean the “Obligations” as defined in the Senior Credit Agreements and all analogous obligations under a Permitted PortfolioCo refinancing.

“Senior Loan Parties” shall mean the “Loan Parties”, as defined in the Senior Credit Agreements and all analogous parties to a Permitted PortfolioCo Refinancing.

“Senior Tax Equity Consents” shall mean those tax equity consents listed on Schedule 5.21.

“Serial Defect” shall have the meaning given to such term in the Depository Agreement.

“Services Fee” shall mean for each Opco the sum of (a) the “Maintenance Services Fee” or “Routine Services Fee” as such term is defined in the Maintenance Services Agreement for such Opco, or such other term used to describe periodic payments for included services under the Maintenance Services Agreements for such Opco, and (b) any amounts paid to Provider under a Maintenance Services Agreement as reimbursement for the Non-Routine Services or Non-Agreed System Services.

“Servicer Termination Event” shall mean:

(a) failure by the Provider or the Manager to make any payment, transfer or deposit required to be made under terms of Section 5.15, a Maintenance Services Agreement, the PortfolioCo Management Agreement, the Management Agreement, the ESE MSA (Initial Co-Borrowers), or the ESE MSA (Co-Borrower 4) within five (5) Business Days of the date required;

Execution Version	45	A&R Credit Agreement (Hawkeye)

(b) failure by the Manager to deliver the Manager’s report referred to in Section 5.01(a)(iii) or the Provider to deliver the Provider’s reports referred to in Section 5.01(a)(iii) within ten (10) Business Days of date required to be delivered;

(c) an event of default (howsoever described) or right or cause to remove the Provider or Manager arises under a Maintenance Services Agreement, the Management Agreement, the ESE MSA (Initial Co-Borrowers), or the ESE MSA (Co-Borrower 4);

(d) an event described in Section 9.01(e) or Section 9.01(f) occurs with respect to a Provider, the Manager or the PortfolioCo Manager;

(e) any (i) representation or warranty made by the Provider, the Manager or the PortfolioCo Manager in the Maintenance Services Agreements, the Management Agreement, the ESE MSA (Initial Co-Borrowers), the ESE MSA (Co-Borrower 4), or PortfolioCo Management Agreement, or any Financial Statement or certificate, report or other writing furnished pursuant thereto, or (ii) certificate, report, any Financial Statement or other writing made or prepared by, under the control of or on behalf of the Provider, the Manager or the PortfolioCo Manager shall prove to have been untrue or misleading in any material respect as of the date made; provided, however, that if any such misstatement is capable of being remedied and has not caused a Material Adverse Effect, such Provider, Manager or PortfolioCo Manager (as applicable) may correct such misstatement by curing such misstatement (or the effect thereof) and delivering a written correction of such misstatement, in a form and substance satisfactory to the Administrative Agent (acting on the instructions of the Required Lenders), within thirty (30) days of (x) obtaining Knowledge of such misstatement or (y) receipt of written notice from a Relevant Party or the Administrative Agent of such default;

(f) the Provider, Manager or the PortfolioCo Manager ceases to be in business of monitoring or maintaining energy equipment of a type comparable to the Projects;

(g) at all times that ESE or any other Affiliate of any Sponsor is the Provider, Manager or PortfolioCo Manager, an Event of Default shall have occurred and is continuing; and

(h) Termination of a Maintenance Services Agreement by an Opco (including by a Tax Equity Member on its behalf) other than at its normal expiry date in accordance with its terms.

“SHC 1” shall mean Spruce Holding Company 1 LLC, a Delaware limited liability company.

“SHC 2” shall mean Spruce Holding Company 2 LLC, a Delaware limited liability company.

“SHC 3” shall mean Spruce Holding Company 3 LLC, a Delaware limited liability company.

“Short Hills/Greenbacker Acquisition” shall mean the purchase by SVB Borrower (either directly or indirectly) of a portfolio of Projects pursuant to (a) that certain Membership Interest Purchase Agreement, dated as of December 23, 2019, between ACM Sungevity VI Inc., as seller, and Spruce Sequoia, LLC, as buyer; (b) that certain Membership Interest Purchase and Sale Agreement, dated as of March 5, 2020, among Greenbacker Residential Solar, LLC, Greenbacker Residential Solar II, LLC, as sellers, and SVB Borrower, as buyer; (c) that certain Assignment Agreement and Bill of Sale, by and between SVB Borrower and ORE Owner I, LLC, dated as of March 5, 2020; (c) that certain Assignment Agreement and Bill of Sale, by and between SVB Borrower and Sungevity Citi Lessor, LLC, dated as of March 5, 2020; (d) that certain Assignment Agreement and Bill of Sale, by and between SVB Borrower and Sungevity Greenwich, LLC, dated as of March 5, 2020; (e) that certain Assignment Agreement and Bill of Sale, by and between SVB Borrower and Sungevity USB Residential 2010, LLC, dated as of March 5, 2020; (f) that certain Assignment Agreement and Bill of Sale, by and between SVB Borrower and Sungevity USB Residential 2011, LLC, dated as of March 5, 2020; (g) that certain Assignment Agreement and Bill of Sale, by and between SVB Borrower and Sungevity USB Residential 2012, LLC, dated as of March 5, 2020; (h) that certain Transfer and Assignment Agreement, by and between SVB Borrower and Spruce Sequoia, LLC, dated as of March 5, 2020; (i) that certain Transfer and Assignment Agreement, by and between SVB Borrower and ORE F4 Sponsor, LLC, dated as of March 5, 2020; and (j) that certain Transfer and Assignment Agreement, by and between SVB Borrower and SunServe Resi Solar Manager, LLC, dated as of March 5, 2020.

Execution Version	46	A&R Credit Agreement (Hawkeye)

“Short Hills/Greenbacker Non-Financed REC Contract” shall mean (i) that certain Agreement for Purchase and Sale of Renewable Energy Certificates (NJ), by and between ORE F4 Projectco, LLC and DTE Energy Trading, Inc., dated as of July 14, 2017; (ii) that certain Agreement for Purchase and Sale of Renewable Energy Certificates (NJ), by and between ORE F6 Projectco, LLC and DTE Energy Trading, Inc., dated as of July 14, 2017; (iii) that certain Solar Renewable Energy Certificate Purchase and Sale Agreement, by and between ORE F4 Projectco, LLC and XE MA REC SL, LLC, dated as of October 11, 2016; (iv) that certain Purchase and Sale of Solar Renewable Energy Certificates, by and between ORE F4 Projectco, LLC and Noble Americas Gas & Power Corp., dated as of February 6, 2017; (v) that certain Agreement for Purchase and Sale of New Jersey Renewable Energy Certificates, by and between ORE F4 Projectco, LLC and TransCanada Power Marketing Ltd., dated as of March 16, 2017; and (vi) that certain Agreement for Purchase and Sale of New Jersey Renewable Energy Certificates, by and between ORE F6 Projectco, LLC and TransCanada Power Marketing Ltd., dated as of March 17, 2017.

“Short Hills REC Contract” shall mean individually and collectively, (a) the REC Purchase and Sale Agreement (MA), dated as of January 23, 2019, by and between ACM Sungevity VI Inc. and CP Energy Marketing (US) Inc.; (b) the REC Purchase and Sale Agreement (MD), dated as of January 23, 2019, by and between ACM Sungevity VI Inc. and CP Energy Marketing (US) Inc.; and (c) the REC Purchase and Sale Agreement (NJ), dated as of January 23, 2019, by and between ACM Sungevity VI Inc. and CP Energy Marketing (US) Inc., in each case as assigned to SVB Borrower by Spruce Sequoia, LLC pursuant to that certain Assignment and Bill of Sale, dated as of March 5, 2020, between Spruce Sequoia, LLC and SVB Borrower.

“Skyview Credit Annex” shall mean that certain Net Settlement and Credit Support Annex Agreement, dated as of March 5, 2020, between SVB Borrower and Skyview Finance Company, LLC.

“Skyview REC Contracts” shall mean (i) that certain Solar Renewable Energy Certificates (SRECs) Purchase and Sale Agreement (MA); (ii) that certain Solar Renewable Energy Certificates (SRECs) Purchase and Sale Agreement (MD); and (iii) that certain Solar Renewable Energy Certificates (SRECs) Purchase and Sale Agreement (NJ), each dated as of March 5, 2020 between SVB Borrower and Skyview Finance Company, LLC; and (iv) the Skyview Credit Annex.

“Similar Law” shall mean the provisions under any federal, state, local, non-U.S. or other Laws or regulations that are similar to the fiduciary responsibility provisions of Title I of ERISA or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code.

“SP3 Acquisition Documents” shall mean, individually or collectively, the NRG Purchase Documents, the Integrys Purchase Documents and the FTL Purchase Documents.

Execution Version	47	A&R Credit Agreement (Hawkeye)

“SP3 Consolidation Documents” shall each agreement set forth in Schedule 4.03(e) of the SP3 Credit Agreement.

“SP3 Credit Agreement” shall have the meaning given to such term in the recitals.

“SP3 Debt Termination Date” shall mean the date on which (a) the commitments under the SP3 Loan Documents have expired or been terminated, (b) the principal of and interest on each loan and all fees payable under the SP3 Loan Documents shall have been indefeasibly paid in cash in full and all letters of credit shall have expired or been terminated and all drawing payments shall have been reimbursed and (c) all other obligations under the SP3 Loan Documents (other than any inchoate indemnification or expense reimbursement obligations that expressly survive termination) shall have been indefeasibly paid in cash in full.

“SP3 Eligible REC Contract” shall mean each of the following agreements:

1)	Amended and Restated Master REC Purchase and Sale Agreement, by and between NRG Residential Solar Solutions LLC and NRG Residential Solar Solutions II LLC, dated as of November 13, 2020, assigned to Spruce Power 3, LLC pursuant to that certain Assignment and Bill of Sale dated as of November 13, 2020;

2)	Amended and Restated Master REC Purchase and Sale Agreement, by and between NRG Residential Solar Solutions LLC and NRG ESA Joint Development LLC, dated as of November 13, 2020, assigned to Spruce Power 3, LLC pursuant to that certain Assignment and Bill of Sale dated as of November 13, 2020.

3)	Amended and Restated Master REC Purchase and Sale Agreement, by and between NRG Residential Solar Solutions LLC and NRG Holding Leasing Vehicle 7 LLC, dated as of November 13, 2020, assigned to Spruce Power 3, LLC pursuant to that certain Assignment and Bill of Sale dated as of November 13, 2020.

4)	Amended and Restated Master REC Purchase and Sale Agreement, by and between NRG Residential Solar Solutions LLC and NRG SunCap Leasing I LLC, dated as of November 13, 2020, assigned to Spruce Power 3, LLC pursuant to that certain Assignment and Bill of Sale dated as of November 13, 2020.

“SP3/FTL Purchase Agreement” shall mean that certain Unit Purchase Agreement, dated as of July 31, 2020, by and between FTL Capital, LLC, a Missouri limited liability company and Spruce Home 2, LLC, a Delaware limited liability company, the Assignment of Membership Interests and Assumption Agreement, dated as of July 31, 2020, between FTL Capital, LLC and Spruce Home 2, LLC, and each other agreement or document entered into in connection with the foregoing.

“SP3 Holdback Amount” shall have the meaning assigned to such term in Section 2.01(h).

“SP3 Holdback Release Conditions” shall mean satisfaction of each of the following: (a) ~~the Co-Borrowers have made each prepayment described in Section 3.03(k)~~[Reserved], (b) in the twelve-month period prior to such release, the Consolidated DSCR (excluding the SP3 Holdback Amount for purposes of such calculation) was at least 1.10 to 1.00, (c) the KWS Additional Reserve Account is fully funded in an amount at least equal to the then-applicable Required Additional Reserve Amount and (d) such date is a Payment Date that is on or after April 30, 2022.

Execution Version	48	A&R Credit Agreement (Hawkeye)

“SP3/Integrys Purchase Agreement” shall mean that certain Unit Purchase Agreement, dated as of the date hereof, by and among WPS Power Development, LLC, a Wisconsin limited liability company, Integrys Holding, Inc., a Wisconsin corporation, and Co-Borrower 4 Sub and each other agreement or document entered into in connection with the foregoing.

“SP3 Loan Documents” shall have the meaning given to the term “Loan Documents” in the SP3 Credit Agreement.

“SP3/NRG Purchase Documents” shall mean that certain Purchase and Sale Agreement, dated as November 13, 2020, by and between NRG Residential Solar Solutions, LLC, a Delaware limited liability company (“NRG Seller”) and the Co-Borrower 4 Sub, each other “Transaction Document” (as defined in such Purchase and Sale Agreement), and each other agreement or document entered into in connection with the foregoing.

“Sponsor” and “Sponsors” shall mean SHC 1, SHC 2 and SHC 3, individually and collectively, as the context shall require.

“Sponsor Guaranty” shall mean individually and collectively, each guaranty in favor of a Tax Equity Member listed on Schedule 4.25(c).

“Sponsor Parties” shall mean each Sponsor, ESE and each, Manager, PortfolioCo Manager and Provider that is an Affiliate of a Co-Borrower.

“Spruce Holding 1” shall mean Spruce Manager Holding 1, LLC, a Delaware limited liability company.

“Spruce Holding 2” shall mean Spruce Manager Holding 2, LLC, a Delaware limited liability company.

“Spruce Market” shall mean Spruce Market, LLC, a Delaware limited liability company.

“Spruce Market Account” shall have the meaning assigned to such term in Section 5.24(i).

“Standard Rate” shall mean (a) for any Term Loan, 8.25% per annum and (b) for any PIK Loan, 9.25% per annum.

“Standing Instructions” shall have the meaning assigned to such term in Section 5.24(g).

“Subsidiaries” shall mean each Holding Company, each Holdco and each Opco.

“Sungevity Greenwich Lessor” shall mean Sungevity Greenwich Lessor, LLC, a Delaware limited liability company.

“Sungevity Greenwich Lessor Default” shall mean the occurrence of a Lessor Default under and as defined in the Sungevity Greenwich Master Lease.

“Sungevity Greenwich Master Lease” shall mean that certain Master Lease Agreement, dated as of October 12, 2011, between Sungevity Greenwich Lessor, as lessor, and RaboSolar I, LLC, as lessee.

Execution Version	49	A&R Credit Agreement (Hawkeye)

“Sungevity Greenwich Lessor Default Certificate” shall mean a certificate from an Authorized Officer of the Co-Borrowers attached to a Transfer Date Certificate, containing the Co-Borrowers’ good faith, detailed calculation of the Sungevity Greenwich Lessor Default Prepayment.

“Sungevity Greenwich Lessor Default Prepayment” shall mean, in respect of any Payment Date, the mandatory prepayment payable on such applicable Payment Date in accordance with Section 3.03(b).

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Tax Equity Change of Control” shall mean a direct or indirect transfer of any interest in any Co-Borrower that is not permitted under the Tax Equity Documents or the Senior Loan Documents.

“Tax Equity Consent” shall mean (a) the Waiver and Consent, dated on or about the date hereof, by and among ORE F6 HoldCo, LLC, Sky Blue Solar Holdings, LLC and the other parties thereto and (b) each other agreement delivered pursuant to Section 5.21(e).

“Tax Equity Documents” shall mean for each Tax Equity Opco, the applicable Limited Liability Company Agreement, Purchase Agreement, Project Transfer Agreement, Maintenance Services Agreement, Backup Servicer Agreement, Transition Management Agreement, each Sponsor Guaranty, each REC Purchase Agreement to which such Tax Equity Opco is a party and any other documents reflecting an agreement between a Sponsor (or any Affiliate of a Sponsor) and any of the Tax Equity Members relating to such Tax Equity Members’ investment in a Project or a Tax Equity Opco.

“Tax Equity Member” shall mean, with respect to any Tax Equity Opco, a member of such Tax Equity Opco other than a Holdco. For the avoidance of doubt, Ampere Tenant III is a “Tax Equity Member” of the Ampere Owner.

“Tax Equity Member Withdrawal Amount” has the meaning set forth in the Depository Agreement.

“Tax Equity Opco” shall mean each Opco that is not a Wholly-Owned Opco.

“Tax Equity Opco Audit” shall mean any ITC Basis Notification (and the related audit, examination, administrative proceeding or investigation) related to, or otherwise in connection with, either (a) a Tax Equity Opco or (b) any solar projects acquired, sold, leased, developed, constructed or operated by a Tax Equity Opco.

“Tax Equity Opco Covenants” shall mean the covenants set forth in Annex B-2.

“Tax Equity Opco Model” shall mean individually and collectively, as the context requires, (a) ~~the Ampere III Model,~~ the Ampere IV Model and the Volta II Model plus (b) the Fund 11 Model and the Fund 13 Model.

“Tax Equity Opco Representations” shall mean the representations set forth in Part 1 of Annex B-1.

Execution Version	50	A&R Credit Agreement (Hawkeye)

“Tax Equity Withdrawal Date” shall mean, with respect to a Tax Equity Opco, such date under the Tax Equity Documents for such Tax Equity Opco after which the “class B” member is required to purchase the outstanding “class A” membership interests of an Opco or any membership interests held by a Tax Equity Member in such Opco.

“Tax Exempt Person” shall mean (a) the United States, any state or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (b) any organization which is exempt from tax imposed by the Code (including any former tax-exempt organization within the meaning of Section 168(h)(2)(E) of the Code), (c) any Person who is not a United States Person, (d) any Indian tribal government described in Section 7701(a)(40) of the Code, (e) any “tax-exempt controlled entity” under Section 168(h)(6)(F) of the Code, and (f) a partnership or other pass-through entity (including a disregarded entity) a direct owner of which is described in clauses (a) – (e) or this clause (f); provided, however, that any such Person shall not be considered a Tax Exempt Person to the extent that (i) the exception under Section 168(h)(1)(D) of the Code applies with respect to the income from the applicable Projects for that Person, (ii) the Person is described within clause (c) of this definition, and the exception under Section 168(h)(2)(B)(i) of the Code applies with respect to the income from the applicable Projects for that Person, or (iii) such Person avoids being a “tax-exempt controlled entity” under Section 168(h)(6)(F) of the Code by making an election under Section 168(h)(6)(F)(ii) of the Code. A Person shall cease to be a Tax Exempt Person if (A) such Person ceases to be a “tax-exempt entity” within the meaning of Section 168(h)(2) of the Code or any successor provision thereto, by virtue of a change in such section or provision of the Code; or (B) such Person ceases to be a “tax-exempt controlled entity” within the meaning of Section 168(h)(6)(F) of the Code or any successor provision thereto, by virtue of a change in such section or provision of the Code.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Lender” shall mean a Lender with a Term Loan Commitment.

“Term Loan” shall mean the Initial Term Loan, the Additional Term Loan, and the ~~Existing~~Second Additional Term Loan.

“Term Loan Commitment” shall mean, as to each Term Lender, its obligation to make the ~~Existing~~Initial Term ~~Loans~~Loan to the Borrower on the Closing Date, the Additional Term Loan Borrowing on the Additional Term Loan Borrowing Date, and the Second Additional Term Loan Borrowing ~~Date~~ on the Second Additional Term Loan Borrowing Date pursuant to Section 2.01 in an aggregate principal amount not to exceed the aggregate amounts opposite such Term Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as such amount may be adjusted from time to time in accordance with this Agreement; provided, that (a) the aggregate principal amount of the Term Lenders’ Commitments as of the Second Additional Term Loan Borrowing Date shall not exceed $~~148,343,045.76~~169,000,000 (which amount includes the $~~25,000,000~~20,000,000 Second Additional Term Loan Commitment) and (b) concurrently with any repayment or prepayment of any Term Loans, the Term Loan Commitments of the Lenders shall be reduced in an amount equal to such repayment or prepayment, which reduction shall be applied among the Class A Lenders on a pro rata basis.

“Trade Date” shall have the meaning given to such term in Section 11.05(b)(i)(B).

“Transaction Documents” shall mean, collectively, each Loan Document, each Other Loan Document and each Portfolio Document.

Execution Version	51	A&R Credit Agreement (Hawkeye)

“Transfer Date Certificate” shall have the meaning given to “Executed Withdrawal/Transfer Instructions” in the Depository Agreement.

“Transition Management Agreement” shall mean individually and collectively, as the context requires, (a) each agreement listed as a “Transition Management Agreement” on Schedule 4.25(f) and (b) each replacement for each such agreement in a form and substance acceptable to the Administrative Agent (acting on the instructions of the Required Lenders).

“Transition Manager” shall mean individually and collectively the transition manager under each Transition Management Agreement.

“Transition Services Agreement” shall mean that certain Transition Services Agreement, to be dated as of November 13, 2020, between the Transition Services Provider and Co-Borrower 4 Sub.

“Transition Services Provider” shall mean NRG Residential Solar Solutions, LLC.

“Treasury” means the U.S. Department of the Treasury.

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning given to such term in Section 3.09(e)(ii)(B)(3).

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended, from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Volta II Model” shall mean the financial equity base case model agreed and accepted by Volta Holdco II and Citicorp in respect of Citicorp’s tax equity investment in Volta Solar Owner II.

“Volta Holdco II” shall mean Volta Solar Manager II, LLC, a Delaware limited liability company.

“Volta Solar Owner II” shall mean Volta Solar Owner II, LLC, a Delaware limited liability company.

“Voting Rights” shall mean the right, directly or indirectly, to vote on or cause the direction of the management and policies of a Person in ordinary and extraordinary matters through the ownership of voting securities; provided, however, that a Person shall not be deemed to hold Voting Rights if by contract or by order, decree or regulation of any Governmental Authority, such Person has effectively ceded or been divested of the power to exercise such vote on, or cause the direction of, such management and policies.

Execution Version	52	A&R Credit Agreement (Hawkeye)

“Warranty Event” shall have the meaning given to such term in the Depository Agreement.

“Wholly-Owned Documents” shall mean for each Wholly-Owned Opco (a) the applicable Limited Liability Company Agreement, Purchase Agreement, Maintenance Services Agreement, Backup Servicer Agreement, Transition Management Agreement, Consumer Servicing Agreement, and Eligible REC Contracts and (b) any agreement entered into with a Tax Equity Member in connection with the buy-out or withdrawal of the applicable Tax Equity Member from such Opco.

“Wholly-Owned Membership Interests” shall mean all of the outstanding membership interests of each Wholly-Owned Opco.

“Wholly-Owned Opco Collection Accounts” shall mean each account held or maintained by a Wholly-Owned Opco into which any Wholly-Owned OpCo Collections are deposited.

“Wholly-Owned Opco” shall mean (a) each Opco that is wholly-owned, directly or indirectly, by a Co-Borrower and (b) any Tax Equity Opco after the buy-out or withdrawal of the Tax Equity Member.

“Wholly-Owned Opco Representations” shall mean the representations set forth in Part 2 of Annex B-1.

“Write-down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities, or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;

(c) “or” is not exclusive;

(d) “including” shall mean including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) all references to “$” are to United States dollars unless otherwise stated;

Execution Version	53	A&R Credit Agreement (Hawkeye)

(g) any agreement, instrument or statute defined or referred to in this Agreement or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its successors and permitted assigns; and

(h) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

SECTION 1.03 Time of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

SECTION 1.04 Class of Loan. For purposes of this Agreement, Loans may be classified and referred to by class (“Class”). The “Class” of a Loan refers to whether such Loan is a Term Loan or a PIK Loan and, when used in reference to any Commitment, refers to whether such Commitment is a Term Loan Commitment or a PIK Loan Commitment.

SECTION 1.05 Subsidiary Actions. Unless otherwise specified, any reference in this Agreement requiring a Co-Borrower to cause its Subsidiaries to take any action shall, with respect to Subsidiary that is a Tax Equity Opco, be interpreted to mean that such Co-Borrower has taken all Relevant Member Action to cause such Tax Equity Opco to take such action.

Execution Version	54	A&R Credit Agreement (Hawkeye)

ARTICLE II.

THE LOANS

SECTION 2.01 The Term Loans and PIK Loans.

(a) On the Closing Date, the Term Lenders made the ~~Existing~~Initial Term ~~Loans~~Loan to the Initial Co-Borrowers in accordance with the terms of the Existing Credit Agreement and all Initial Term Loan Commitments terminated on the Closing Date. On the Additional Term Loan Borrowing Date, the Term Lenders made the Additional Term Loan to the Co-Borrowers in accordance with the terms of the Existing Credit Agreement and the Additional Term Loan Commitments terminated on the Additional Term Loan Borrowing Date. Subject to the terms and conditions set forth in this Agreement, each Term Lender agrees severally, and not jointly, to make a single Second Additional Term Loan to the Co-Borrowers on the Second Additional Term Loan Borrowing Date in a principal amount equal to its Second Additional Term Loan Commitment (the “Second Additional Term Loans”). In no event shall the aggregate principal amount of the Second Additional Term Loans outstanding on the Second Additional Term Loan Borrowing Date exceed the total aggregate Second Additional Term Loan Commitments of all Term Lenders. Each Term Lender’s Second Additional Term Loan Commitment shall terminate immediately and without further action on the Second Additional Term Loan Borrowing Date after giving effect to any funding of such Term Lender’s Second Additional Term Loan Commitment on such date.

(b) If on any Payment Date the Co-Borrowers do not have sufficient funds available to make a payment of interest due with respect to the Loans on such Payment Date (such amount, the “Interest Shortfall Amount”) and the conditions in Section 8.02 are satisfied, then the Co-Borrowers may elect to pay in kind one hundred percent (100%) of the total amount of the interest due on the Loans on such Payment Date (each, a “PIK Loan”) and thereby increase the outstanding principal amount of the PIK Loans by such amount; provided, that in no event shall (i) the aggregate principal amount of the PIK Loans outstanding on any PIK Loan Borrowing Date exceed the total aggregate PIK Loan Commitments of all PIK Lenders (as such amount shall reduce from time to time in accordance with the definition of PIK Loan Commitments) or (ii) the Co-Borrowers elect a PIK Loan if any amounts remain on deposit in the Funding Account. Each PIK Lender’s PIK Loan Commitment shall reduce pro rata in accordance with the definition of PIK Loan Commitment immediately and without further action as set forth in the definition of PIK Loan Commitment.

(c) In addition to a borrowing of the Term Loan Commitments, the Co-Borrowers may make borrowings under the PIK Loan Commitments, which borrowings shall be made on the applicable Payment Date. In the case of the Term Loan, the Co-Borrowers shall deliver a Borrowing Notice with respect to the Term Loans no later than 10:00 a.m. (Eastern time) at least five (5) Business Days in advance of the proposed Term Loan Borrowing Date. In the case of a PIK Loan, the Co-Borrowers shall deliver a Borrowing Notice to the Administrative Agent no later than 10:00 a.m. (Pacific time) at least one (1) Business Day in advance of the proposed Borrowing Date (or such shorter timeframe as may be agreed by the Lenders in their sole discretion). The Borrowing Notice shall be irrevocable, shall be signed by an Authorized Officer of each Co-Borrower and shall specify the following information in compliance with this Section 2.01:

(i) the aggregate amount of the requested Term Loan shall be in the amount of the aggregate Term Loan Commitments and the aggregate amount of each such requested PIK Loan, shall be in an amount equal to the Interest Shortfall Amount;

(ii) the proposed Borrowing Date, which shall be a Business Day; and

Execution Version	55	A&R Credit Agreement (Hawkeye)

(iii) either (A) if a Term Loan, the account(s) to which the proceeds of such Term Loan are to be disbursed and (B) if a PIK Loan, that such amount shall be added to and increase the outstanding principal amount of the PIK Loans as of the applicable Payment Date (or the date such PIK Loan is made, if later)).

(d) The Co-Borrowers shall use the proceeds of the Term Loans borrowed under this Section 2.01 solely (i) to pay fees due pursuant to the Loan Documents and costs and expenses incurred pursuant to the Loan Documents or otherwise in connection with the Term Loans, (ii) to reimburse the Sponsors for capital costs associated with the deployment of the Projects, and (iii) for the general corporate purposes of the Relevant Parties and a distribution to the Sponsors. The Co-Borrowers shall use the proceeds of a PIK Loan borrowed from a PIK Lender under this Section 2.01 solely to pay any Interest Shortfall Amount owing to such PIK Lender.

(e) Subject to the terms and conditions set forth herein (including the prior satisfaction or waiver of the applicable conditions precedent under Article VIII), (i) each Term Lender shall make the amount of its Term Loan (which amounts may be net of any fees owed to such Lender) available to the Administrative Agent (or such Person directed by the Administrative Agent) not later than 12:00 p.m. (Pacific time) on the Term Loan Borrowing Date, by wire transfer of same day funds, in Dollars to the account specified by the Administrative Agent and (ii) each PIK Lender shall be deemed to have made its PIK Loans on such Payment Date and the outstanding principal amount of PIK Loans as of the applicable Payment Date shall be increased by the amount of PIK Loans made on such Payment Date.

(f) Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Term Loans available to the Co-Borrowers on the Term Loan Borrowing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Term Loans received into such account from the Term Lenders by 2:00 p.m. (Pacific time) on the Closing Date to be credited to the account of one or more of the Co-Borrowers designated in the Borrowing Notice delivered pursuant to Section 2.01(c).

(g) Term Loans borrowed under this Section 2.01 and subsequently repaid or prepaid may not be reborrowed. PIK Loans borrowed under this Section 2.01 and subsequently repaid or prepaid may from time to time be reborrowed, repaid and reborrowed.

(h) Notwithstanding anything to the contrary contained herein, on the Additional Term Loan Borrowing Date, a portion of the Additional Term Loans in an amount equal to $~~1,053,082.75~~1,720,000 (the “SP3 Holdback Amount”) ~~shall be~~were retained in the Funding Account. The SP3 Holdback Amount shall remain on deposit in the Funding Account and on April 30, ~~2022~~2023 (or any Funding Date thereafter), so long as the SP3 Holdback Release Conditions have been satisfied, then ~~that portion of~~ the SP3 Holdback Amount ~~not applied in accordance with Section 3.03(k) (if any)~~ shall be released to the Co-Borrowers who may use the proceeds thereof for any purpose permitted under this Agreement. Notwithstanding the foregoing, if (i) a Tax Equity Member Withdrawal Amount is due and payable by any Holdco or Tax Equity Opco to a Tax Equity Member, (ii) no amounts remain on deposit in the KWS Additional Reserve Account and (iii) all conditions to the transfer described in Section 4.02(e)(i) of the Depositary Agreement have been satisfied, then the Borrower may request that the Required Lenders approve the release of the SP3 Holdback Amount from the Funding Account for the purposes of funding the such Tax Equity Member Withdrawal Amount to a Tax Equity Member, such consent not to be unreasonably withheld, conditioned, or delayed.

SECTION 2.02 [Reserved]

SECTION 2.03 Computation of Interest and Fees. All computations of interest shall be made on the basis of a year of three hundred sixty-five (365) days and actual days elapsed. Interest shall accrue on each Loan at an interest rate per annum equal to the Standard Rate for the applicable Class from the day on which the Loan is made until, but not including the day on which the Loan is paid, provided, that any Loan that is repaid on the same day on which it is made shall, subject to Section 3.01(b), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Execution Version	56	A&R Credit Agreement (Hawkeye)

SECTION 2.04 Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Co-Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Co-Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Co-Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a promissory note substantially in the form of Exhibit F-1 (in the case of a Term Loan) or Exhibit F-2 (in the case of a PIK Loan), (each, a “Note”), which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

ARTICLE III.

ALLOCATION OF COLLECTIONS; PAYMENTS TO LENDERS;
RELEASE OF COLLATERAL

SECTION 3.01 Payments.

(a) At least three (3) Business Days prior to each Payment Date, the Co-Borrowers shall deliver, or cause the Manager to deliver, to the Administrative Agent, Collateral Agent and Depository Agent, a Transfer Date Certificate. All withdrawals and transfers will be made based upon the information provided in the Transfer Date Certificate.

(b) Payments Generally. All payments to be made by the Co-Borrowers shall be made free and clear of any Liens and without restriction, condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise provided below, all payments made with respect to the Loans on each Payment Date shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 10:00 a.m. (Pacific time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its pro rata share of the principal amount paid according to the outstanding principal amounts of the applicable Loan held by the Lenders (or other applicable share of such payment as expressly provided herein) in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 1:00 p.m. (Pacific time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Co-Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. Any applicable Call Premium shall be due and payable with respect to prepayments (i) pursuant to Section 3.02, (ii) required by Section 3.12, or (iii) in connection with an exercise of remedies by the Lenders pursuant to Section 9.02 (other than an exercise of remedies supported solely by an Event of Default arising pursuant to Section 9.01(o) or Section 9.01(p)).

Execution Version	57	A&R Credit Agreement (Hawkeye)

SECTION 3.02 Optional Prepayments. The Co-Borrowers (or Sponsors on the Co-Borrower’s behalf) may, upon irrevocable written notice to the Administrative Agent at any time or from time to time, voluntarily prepay Loans in whole or in part in minimum amounts of not less than five hundred thousand Dollars ($500,000); provided, that such notice must be received by the Administrative Agent not later than 10:00 a.m. (Pacific time) five (5) Business Days (or such shorter period as is acceptable to the Administrative Agent (acting on the instructions of the Required Lenders)) prior to any date of prepayment. Each such notice shall specify the date and amount of such prepayment. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s pro rata share of such prepayment. Upon giving of the notice, the Co-Borrowers shall make such prepayment and, if applicable, the related Call Premium specified in such notice shall be due and payable on the date specified therein.

SECTION 3.03 Mandatory Principal Payments. The Co-Borrowers shall make the following mandatory prepayments on the Loans:

(a) On the date of receipt thereof, the Co-Borrowers shall apply towards the mandatory prepayment of the Loans in accordance with Section 3.04, one hundred percent (100%) of the Net Available Amount of all proceeds in cash and cash equivalents (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by the Co-Borrowers or any other Loan Party from:

(i) without limitation to Article IX, the issuance or incurrence of any Indebtedness by any Relevant Party (other than Permitted Indebtedness);

(ii) the sale, assignment or other disposition of any Asset of a Relevant Party (other than (A) ordinary course sales of power or the leasing of a photovoltaic system pursuant to the Customer Agreements, (B) PBI Payments, (C) the sale of Excluded Property, (D) a sale or assignment of an Asset that is a Customer Event, (E) the sale of Excluded Prepaid Projects or (F) the sale of RECs), including the sale of Assets by Sungevity Greenwich Lessor pursuant to Section 10.2 of the Sungevity Greenwich Master Lease; and

(iii) any indemnity payment, purchase price adjustment, remediation payment or similar payment, or seller guaranty thereof, in connection with the Short Hills/Greenbacker Acquisition or the SP3 Acquisition Documents.

(b) No later than the one hundred eightieth (180th) day following receipt of the insurance proceeds from any insurance or casualty event, the Co-Borrowers shall apply towards the mandatory prepayment of the Loans in accordance with Section 3.04 one hundred percent (100%) of such proceeds which have not been either applied to (i) repair or replace the affected assets, (ii) repay the Senior Loan Obligations as per the Senior Credit Agreements or (iii) make distributions to the applicable tax equity investor per the applicable Tax Equity Documents.

Execution Version	58	A&R Credit Agreement (Hawkeye)

(c) On each Payment Date, the Co-Borrowers shall apply towards the mandatory prepayment of the PIK Loans in accordance with Section 3.04, one hundred percent (100%) of the amounts deposited in and standing to the credit of the Borrower Collections Account pursuant to Section 4.02(a)(iv) of the Depository Agreement after giving effect to all prior withdrawals and transfers pursuant to priorities first through third of Section 4.02(a) of the Depository Agreement.

(d) On each Payment Date, the Co-Borrowers shall apply towards the mandatory prepayment of the Term Loans in accordance with Section 3.04, one hundred percent (100%) of the amounts deposited in and standing to the credit of the Borrower Collections Account pursuant to Section 4.02(a)(vii) of the Depository Agreement after giving effect to all prior withdrawals and transfers pursuant to priorities first through sixth of Section 4.02(a) of the Depository Agreement.

(e) The Co-Borrowers shall pay the PIK Loans (i) on the sixth (6th) anniversary of the Closing Date in an amount by which the outstanding principal amount of the PIK Loans exceeds six million five hundred thousand Dollars $6,500,000, (ii) on the seventh (7th) anniversary of the Closing Date in an amount by which the outstanding principal amount of the PIK Loans exceeds five million Dollars $5,000,000, (iii) on the eighth (8th) anniversary of the Closing Date in an amount by which the outstanding principal amount of the PIK Loans exceeds three million five hundred thousand Dollars $3,500,000 and (iv) on the ninth (9th) anniversary of the Closing Date in an amount by which the outstanding principal amount of the PIK Loans exceeds two million Dollars $2,000,000. No Call Premium shall be due with respect to any such payments.

(f) Upon the release of a Project or a Subsidiary pursuant to Section 3.12, the Co-Borrowers shall make a mandatory prepayment of the Loans in the amount required to be prepaid pursuant to Section 3.12.

(g) On each Payment Date, the Co-Borrowers shall apply towards the mandatory prepayment of the Loans in accordance with Section 3.04, an amount equal to (i) the greater of (x) 95% of the Portfolio Value attributable to each Eligible REC Event occurring during the semi-annual period (comprising two calendar ~~quarter~~quarters) ending on the immediately prior Calculation Date (disregarding any proceeds received in respect of such Eligible REC Event) and (y) the Revised PV6 included in the Base Case Model (updated as of such Payment Date) less (ii) the aggregate amount paid under Section 3.03(b) of the Broadway Credit Agreement and Section 3.03(h) of the PortfolioCo Credit Agreement with respect to such Eligible REC Event; provided, that notwithstanding anything to the contrary herein, the Sponsor may, but shall not be required to, contribute capital to the Co-Borrowers to satisfy its prepayment obligations under this Section 3.03(g).

(h) On each Payment Date after the occurrence of a Lessor Default under the Sungevity Greenwich Master Lease, the Co-Borrowers shall apply towards the mandatory prepayment of the Loans in accordance with Section 3.04, an amount equal to (i) the greater of (x) 95% of the Portfolio Value attributable to payments under the Sungevity Greenwich Master Lease (disregarding any proceeds received in respect of such termination) and (y) the Revised PV6 included in the Base Case Model (updated as of such Payment Date) less (ii) the amount paid under Section 3.03(i) of the PortfolioCo Credit Agreement with respect to such Lessor Default; provided, that notwithstanding anything to the contrary herein, the Sponsor may, but shall not be required to, contribute capital to the Co-Borrowers to satisfy its prepayment obligations under this Section 3.03(h).

(i) Concurrently with any prepayment of the Loans pursuant to Section 3.03(a), the Co-Borrowers shall deliver to the Administrative Agent a certificate of an Authorized Officer of the Co-Borrowers demonstrating the calculation of the amount of the applicable net cash proceeds or other amounts to be prepaid, as the case may be. In the event that the Co-Borrowers shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, the Co-Borrowers shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and the Co-Borrowers shall concurrently therewith deliver to the Administrative Agent a certificate of an Authorized Officer of the Co-Borrowers demonstrating the derivation of such excess.

Execution Version	59	A&R Credit Agreement (Hawkeye)

(j) At the same time as a Transfer Date Certificate is provided prior to each Payment Date (or, if a Payment Date will not occur in the month following a Calculation Date, not more than thirty (30) days following such Calculation Date), the Co-Borrowers shall provide to the Administrative Agent a Customer Event Certificate, a Defaulted Project Certificate and, to the extent an Eligible REC Event or Sungevity Greenwich Lessor Default has occurred, an Eligible REC Event Certificate and/or Sungevity Greenwich Lessor Event Certificate. The Administrative Agent may notify the Co-Borrowers in writing of any suggested corrections, changes or adjustments to a Customer Event Certificate, a Defaulted Project Certificate, Eligible REC Event Certificate or Sungevity Greenwich Lessor Default Certificate that are not inconsistent with the terms of this Agreement.

(k) [Reserved].

(l) [Reserved].

(m) Concurrently with the payment thereof by the counterparty to a Permitted REC Block Sale, the Borrower shall prepay the Term Loans in an amount equal to the Permitted REC Block Sale Prepayment Amount. No Call Premium shall be due with respect to any such payments.

SECTION 3.04 Application of Prepayments.

(a) Amounts prepaid pursuant to Section 3.02 or Section 3.03 (other than as otherwise provided in Sections 3.03(c), (d) and (e)) shall be applied (i) first, to prepay any outstanding PIK Loans and (ii) second, to prepay any outstanding Term Loans.

(b) Any prepayment of a Loan shall be accompanied by (i) all accrued but unpaid interest on the principal amount prepaid plus (ii) any amounts due pursuant to Section 3.11(d) plus (iii) in connection with a prepayment either pursuant to Section 3.02, or required by Section 3.12, an amount equal to any Call Premium. Each prepayment shall be paid to the Lenders in accordance with their respective pro rata share of the outstanding principal amount of such Loan ~~(or, in the case of a prepayment pursuant to Section 3.03(k) and 3.03(l), as such Lenders may otherwise agree)~~.

SECTION 3.05 Payments of Interest and Principal.

(a) Subject to the provisions of Section 3.05(b) below, each Loan shall bear interest on the outstanding principal amount thereof for the Interest Period at a rate per annum equal to the Standard Rate for the applicable Class for the Interest Period.

(b) If (i) any amount payable by the Co-Borrowers under any Loan Document is not paid when due, whether at stated maturity, by acceleration or otherwise or (ii) an Event of Default occurs pursuant to Section 9.01(e) or Section 9.01(f), all outstanding Obligations shall thereafter bear interest (including post-petition interest in any proceeding under any Debtor Relief Law), payable on demand, at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws until such defaulted amount shall have been paid in full. Payment or acceptance of the increased rates of interest provided for in this Section 3.05(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Secured Party.

Execution Version	60	A&R Credit Agreement (Hawkeye)

(c) Interest on each Loan shall be due and payable in arrears (i) on ~~each~~ Payment Date (provided that first payment of interest shall be payable on July 31, 2020), (ii) on the Maturity Date, (iii) upon prepayment of any Loans in accordance with Section 3.02 or Section 3.03 and (iv) at maturity (whether by acceleration or otherwise), provided, that interest payable pursuant to Section 3.05(b) shall be payable on demand. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) On each Payment Date, the Co-Borrowers shall jointly and severally pay any principal then due on the Loans in accordance with Sections 3.03(c) and (d).

(e) To the extent not previously paid, the Co-Borrowers shall repay to the Administrative Agent, for the account of the Lenders, each Loan in full, together with all accrued and unpaid interest thereon and fees and costs and other amounts due and payable under the Loan Documents with respect to such Loans, on the Maturity Date.

(f) Subject to the limitations set forth in Section 9.03, Sponsor may, but shall be under no obligation to, make capital contributions to the Co-Borrowers to enable it to pay the interest due or principal on any Payment Date.

SECTION 3.06 Fees.

(a) [Reserved]

(b) [Reserved]

(c) The Co-Borrowers jointly and severally agree to pay each Lender Party the fees in accordance with the Fee Letters.

(d) [Reserved]

(e) In addition to any of the foregoing fees, the Co-Borrowers jointly and severally agree to pay to Agents such other fees in the amounts and at the times separately agreed upon between the Co-Borrowers and the applicable Agent.

SECTION 3.07 Expenses, etc.

(a) The Co-Borrowers jointly and severally agree to pay to the Secured Parties (i) all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, execution, and delivery of this Agreement and the other documents to be delivered hereunder or in connection herewith, including the reasonable and documented third-party fees and out-of-pocket expenses of its counsel, its insurance consultant, any independent engineers and other advisors or consultants retained by it, (ii) all reasonable and documented costs and expenses in connection with any actual or proposed amendments of, or modifications of or waivers or consents under, this Agreement or the other Loan Documents, including in each case the reasonable and documented fees and out-of-pocket expenses of counsel and consultants with respect thereto; provided, that at the request of the Co-Borrowers, the Administrative Agent shall consult with the Co-Borrowers regarding the estimated amount of expenses that would be incurred, (iii) all reasonable and documented costs and expenses (including fees and expenses of counsel) incurred by any Secured Party (for the account of such Secured Party), if any, in connection with any restructuring or workout proceedings (whether or not consummated) and the other documents delivered thereunder or in connection therewith, and (iv) all Additional Expenses.

Execution Version	61	A&R Credit Agreement (Hawkeye)

(b) The Co-Borrowers jointly and severally agree to timely pay in accordance with applicable Law any and all present or future stamp, transfer, recording, filing, court, documentary and other similar Taxes payable in connection with the execution, delivery, filing, recording of, from the receipt or perfection of a security interest under, or otherwise with respect to, any of the Loan Documents, and agree to indemnify and hold harmless the Lenders and the Administrative Agent harmless from and against any liabilities with respect to or resulting from any delay in paying or any omission to pay such Taxes, in each case, as the same are incurred.

(c) Once paid, all fees or other amounts or any part thereof payable under this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby shall not be refundable under any circumstances, regardless of whether any such transactions are consummated. All fees and other amounts payable hereunder shall be paid in Dollars and in immediately available funds.

(d) Reimbursement by Lenders. To the extent that the Co-Borrowers for any reason fail to indefeasibly pay any amount required under Section 3.07(a) or Section 3.08 to be paid by it to the Administrative Agent (or any sub-Administrative Agent thereof) or any Related Party, and without limitation of the obligations of the Co-Borrowers and such Related Parties to pay such amounts, each Lender severally agrees to pay to the Administrative Agent (or any such sub-Administrative Agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on such Lender’s percentage of the Commitments and Loans outstanding) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-Administrative Agent) in its capacity as such, or against any Related Party, acting for the Administrative Agent (or any such sub-Administrative Agent) in connection with such capacity. The obligations of the Lenders hereunder to make payments pursuant to this Section 3.07(d) are several and not joint. The failure of any Lender to make any payment under this Section 3.07(d) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its payment under this Section 3.07(d). Each Lender’s obligation under this Section 3.07(d) shall survive the resignation or replacement or removal of any Agent or any assignment of rights by or replacement of a Lender, the termination of the Commitments and the satisfaction or discharge of all other Obligations.

(e) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, neither the Co-Borrowers, any Secured Party nor any of their respective Affiliates shall assert, and each of them hereby waives and acknowledges, that no other Person shall have any claim against any Indemnitee, the Co-Borrowers or any of the Co-Borrowers’ Affiliates on any theory of liability, for (i) any special, indirect, consequential or punitive losses or damages (as opposed to direct or actual losses or damages) or (ii) any loss of profit, business, or anticipated savings (such losses and damages set out in the foregoing clauses (i) and (ii), collectively, the “Consequential Losses”), in each case arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided, that nothing contained in this Section 3.07(e) shall limit the Co-Borrowers’ indemnity and reimbursement obligations under Section 3.08 or the obligations of each Lender under Section 3.07(d) in respect of any third party claims made against any Indemnitee with respect to Consequential Losses of such third party, Section 3.09 and Section 3.11. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through internet, telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for any such damages resulting from any material breach by such Indemnitee of this Agreement or the other Loan Documents or that otherwise results from the gross negligence or willful misconduct of such Indemnitee as determined by a final judgment of a court of competent jurisdiction which has become non-appealable.

Execution Version	62	A&R Credit Agreement (Hawkeye)

(f) Payments. All amounts due under this Section 3.07 or Section 3.08 shall be payable on the immediately succeeding Payment Date after demand therefor.

SECTION 3.08 Indemnification.

(a) Without limiting any other rights which any such Person may have hereunder or under applicable Law, the Co-Borrowers hereby agree to jointly and severally indemnify the Agents, the Lenders, each other Secured Party and each Related Party of any of the foregoing Persons (each of the foregoing Persons being individually called an “Indemnitee”), from and against any and all damages, losses, claims, liabilities and related costs and expenses (other than any Taxes expressly addressed elsewhere in this Agreement), including, but not limited to, reasonable and documented attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) arising out of or relating to, without duplication:

(i) any transaction financed or to be financed in whole or in part, directly or indirectly with the proceeds of the Loans, including in connection with the repayment of any Indebtedness;

(ii) the execution or delivery of this Agreement, any other Loan Document or any Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby;

(iii) any Loan or the use or proposed use of the proceeds therefrom;

(iv) the grant to the Administrative Agent or the Collateral Agent for the benefit of, or to any of, the Secured Parties of any Lien on the Collateral or in any other Property of the Co-Borrowers or any other Person or any membership, partnership or equity interest in the Co-Borrowers or any other Person and the exercise by the Agents (or the other Secured Parties) of their rights and remedies (including foreclosure) under any Collateral Document;

(v) the breach of any representation or warranty made by or on behalf of any Relevant Party or any Sponsor Party set forth in this Agreement or the other Loan Documents, or in any other report or certificate delivered by any Relevant Party, the Manager or the PortfolioCo Manager or any of their Affiliates pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

(vi) the failure by any Relevant Party, the Manager or the PortfolioCo Manager (to the extent that the Manager or PortfolioCo Manager is an Affiliate of the Co-Borrowers) to comply in any material manner with any of the Loan Documents or any applicable Law, or the non-conformity of any Project with any such applicable Law;

Execution Version	63	A&R Credit Agreement (Hawkeye)

(vii) the failure of the Provider, the Manager and the PortfolioCo Manager (to the extent that the Provider, the Manager or the PortfolioCo Manager, as applicable, is an Affiliate of the Co-Borrowers), as applicable, to operate the Projects in accordance with the applicable standard set forth in the Maintenance Services Agreement, the Management Agreement, the ESE MSA (Initial Co-Borrowers), the ESE MSA (Co-Borrower 4), or the PortfolioCo Management Agreement, as applicable, or to perform its duties in a good and workmanlike manner consistent with Prudent Industry Practice;

(viii) any dispute, claim, offset or defense (other than discharge in bankruptcy) of a Relevant Party, a Sponsor Party or a counterparty to a Portfolio Document to any payment under any Portfolio Document based on such Portfolio Document not being a legal, valid and binding obligation of such Relevant Party or counterparty, as applicable, enforceable against it in accordance with its terms;

(ix) any investigation, proceeding, claim or action commenced or brought by or before any Governmental Authority or related to any Transaction Document;

(x) the failure of any Relevant Party or any of their Affiliates to comply with all consumer leasing and protection Laws applicable to any of the Projects or Portfolio Documents;

(xi) any and all broker’s or finder’s fees claimed to be due in connection with the issuance of the Loans on behalf of any Relevant Party or its Affiliates;

(xii) any loss, disallowance, reduction or recapture of any Grant or ITC awarded or claimed, as applicable, with respect to any Project, inclusive of any penalties, interest or other premiums due in respect thereof;

(xiii) any amounts required to be repaid or returned by a Relevant Party in respect of any Excluded Property, inclusive of any penalties, interest or other premiums due in respect thereof;

(xiv) any of the items listed in Schedule 4.10 or Schedule 4.11 (including any Tax Equity Opco Audit, and any subsequent audit or similar proceeding conducted by the IRS or the Treasury in respect of any of the Relevant Parties);

(xv) any release of Hazardous Materials by a Loan Party or with respect to a Project;

(xvi) any claims by a Tax Equity Member against the applicable Holdco or Tax Equity Opco or any other Person (including under an indemnity); or

(xvii) any other items identified in a schedule to any of the Eligible Opco Amendment Documentation as indemnifiable under this Agreement.

but excluding Indemnified Amounts to the extent finally determined by a judgment of a court of competent jurisdiction that has become non-appealable to have resulted from gross negligence or willful misconduct on the part of such Indemnitee; provided, that notwithstanding the foregoing, the Co-Borrowers shall not be required to indemnify any Indemnitee for legal fees or expenses of more than one counsel unless an additional local counsel is required due to an actual or potential conflict of interest, the availability of other defenses or the risk of criminal liability (including criminal fines or penalties) being incurred, to such Indemnitee. The Co-Borrowers’ obligations under this Section 3.08 shall survive the resignation or replacement or removal of any Agent or any assignment of rights by or replacement of a Lender, the termination of the Commitments and the satisfaction or discharge of all other Obligations.

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(b) The Co-Borrowers shall not, without the prior written consent of any Indemnitee, effect any settlement of any pending or threatened proceeding in respect of which such Indemnitee is or could have been a party and indemnity could have been sought hereunder by such Indemnitee, unless such settlement (i) seeks only monetary damages and does not seek any injunctive or other relief against an Indemnitee, (ii) includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (iii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of such Indemnitee.

SECTION 3.09 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of the Co-Borrowers under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law (which, for the avoidance of doubt, shall include FATCA for purposes of this Section 3.09). If any applicable Law (as determined in the good faith sole discretion of the Administrative Agent or the Co-Borrowers, as applicable, taking into account the information and documentation delivered pursuant to Section 3.09(e) below) requires the deduction or withholding of any Tax from any such payment by the Administrative Agent or the Co-Borrowers, then the Administrative Agent or the Co-Borrowers shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with such applicable Law.

(ii) If the Administrative Agent or the Co-Borrowers are required to deduct or withhold any Tax described in Section 3.09(a)(i) and must timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with an applicable Law, and if the Tax is an Indemnified Tax, then, the sum payable by the Co-Borrowers shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and/or withholdings applicable to additional sums payable under this Section 3.09) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Co-Borrowers. Without limiting the provisions of subsection (a) above, the Co-Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) The Co-Borrowers shall and do hereby indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.09(c)) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Co-Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Co-Borrowers shall and do hereby indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.09(c)(ii) below.

Execution Version	65	A&R Credit Agreement (Hawkeye)

(ii) Each Lender shall and does hereby severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Co-Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Co-Borrowers to do so), (B) the Administrative Agent and the Co-Borrowers, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.05(d) relating to the maintenance of a Participant Register and (C) the Administrative Agent and the Co-Borrowers, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or the Co-Borrowers in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. Upon request by the Co-Borrowers or the Administrative Agent, as the case may be, after any payment of Taxes by the Co-Borrowers or by the Administrative Agent to a Governmental Authority as provided in this Section 3.09, the Co-Borrowers shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Co-Borrowers, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Co-Borrowers or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Co-Borrowers and the Administrative Agent, at the time or times prescribed by applicable Law or reasonably requested by the Co-Borrowers or the Administrative Agent, such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Co-Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Co-Borrowers or the Administrative Agent as will enable the Co-Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than the documentation set forth in Section 3.09(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

Execution Version	66	A&R Credit Agreement (Hawkeye)

(ii) Without limiting the generality of the foregoing, each Lender agrees that on the Second Additional Term Loan Borrowing Date or any other date after the Second Additional Term Loan Borrowing Date such Lender becomes a party to this Agreement, and from time to time thereafter upon reasonable request, it will deliver to each of the Co-Borrowers and the Administrative Agent the applicable documentation described below:

(A) any Lender that is a U.S. Person shall deliver to the Co-Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter pursuant to applicable Law or upon the reasonable request of the Co-Borrowers or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall deliver to the Co-Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to (x) the Second Additional Term Loan Borrowing Date or (y) such other date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter pursuant to applicable Law or upon the reasonable request of the Co-Borrowers or the Administrative Agent), in the case of clause (y) to the extent it is legally entitled to do so, whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and/or (y) with respect to any other applicable payments under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

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(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) an executed certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Co-Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E (whichever is applicable); or

(4) to the extent a Foreign Lender is not the beneficial owner, (x) an executed copy of IRS Form W-8IMY, accompanied by one or more of the following executed forms from each of the Foreign Lender’s direct or indirect partners/members, or Participants, or any Participant’s direct or indirect partners/ members, as appropriate: IRS Form W-8ECI, IRS Form W-8BEN, or IRS Form W-8BEN-E (whichever is applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-8IMY, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable, and (y) a withholding statement to the extent one is required by the Code; provided, that if the Foreign Lender is a partnership for U.S. federal income tax purposes and one or more direct or indirect partners/members of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender shall provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner/member;

(C) any Foreign Lender shall deliver to the Co-Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to (x) the Second Additional Term Loan Borrowing Date or (y) such other date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter pursuant to applicable Law or upon the reasonable request of the Co-Borrowers or the Administrative Agent), in the case of clause (y) to the extent it is legally entitled to do so, executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Co-Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Co-Borrowers and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Co-Borrowers or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Co-Borrowers or the Administrative Agent as may be necessary for the Co-Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Second Additional Term Loan Borrowing Date.

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(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.09 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Co-Borrowers and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Co-Borrowers or with respect to which the Co-Borrowers have paid additional amounts pursuant to this Section 3.09, it shall pay to the Co-Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Co-Borrowers under this Section 3.09 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided, that the Co-Borrowers, upon the request of the Recipient, agrees to repay the amount paid over to the Co-Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.09(f), in no event will the applicable Recipient be required to pay any amount to the Co-Borrowers pursuant to this Section 3.09(f) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.09(f) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Co-Borrowers or any other Person.

(g) OID. The Co-Borrowers and the Lenders agree (i) that the Loans are to be treated as indebtedness of the Co-Borrowers for U.S. federal income tax purposes, (ii) to the extent that the Co-Borrowers or a Governmental Authority determines that the Loans were made with original issue discount (“OID”) for U.S. federal income tax purposes, to report such OID as interest expense and interest income, respectively, in accordance with Sections 163(e)(1) and 1272(a)(1) of the Code, (iii) not to file any tax return, report or declaration inconsistent with the foregoing, and (iv) any OID shall constitute principal for all purposes under this Agreement. The inclusion of this Section 3.09(g) is not an admission by any Lender that it is subject to United States taxation.

(h) Survival. Each party’s obligations under this Section 3.09 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

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SECTION 3.10 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.11(b), or requires the Co-Borrowers to pay any Indemnified Taxes or additional amounts to any Lender, or any Governmental Authority for the account of any Lender, pursuant to Section 3.09, then at the request of the Co-Borrowers such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.09 or Section 3.11(b) (as the case may be), in the future, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Co-Borrowers hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.11(b), or requires the Co-Borrowers to pay any Indemnified Taxes or additional amounts to any Lender, or any Governmental Authority for the account of any Lender, pursuant to Section 3.09 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.10(a), or if any Lender is a Non-Consenting Lender, then the Co-Borrowers may, at their sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.05), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.09 or Section 3.11) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:

(i) the Co-Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.05;

(ii) such Lender shall have received payment of an amount equal to the outstanding Obligations owed (including all principal of its Loans, accrued interest thereon, accrued fees and all other amounts) to it hereunder and under the other Loan Documents (including any amounts under Section 3.11(d)) from the assignee (to the extent of such Obligations) or the Co-Borrowers (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.11(b) or payments required to be made pursuant to Section 3.09, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable Law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Co-Borrowers to require such assignment and delegation cease to apply.

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SECTION 3.11 Change of Circumstances.

(a) [Reserved]

(b) Illegality; Increased Costs. If any Change of Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or such other Recipient, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Co-Borrowers will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(c) Capital Requirements. If any Lender determines that any Change of Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change of Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Co-Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(d) Compensation for Breakage or Non-Commencement of Interest Periods. The Co-Borrowers shall compensate each Lender Party, upon written request by such Lender Party (which request shall set forth the basis for requesting such amounts), for all losses, expenses and liabilities (including any interest paid or payable by such Lender to lenders of funds borrowed by it to make or carry its Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (whether as a result of the failure to satisfy any applicable conditions or otherwise other than a default by such Lender) a borrowing of any Loan does not occur on a date specified therefor in a Borrowing Notice; (ii) if any prepayment or other principal payment of any of its Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Loans is not made on any date specified in a notice of prepayment given by the Co-Borrowers. For the avoidance of doubt, this Section 3.11(d) shall not apply to Taxes.

Execution Version	71	A&R Credit Agreement (Hawkeye)

SECTION 3.12 Release of Projects and Subsidiaries.

(a) The Co-Borrowers may, from time to time, request permission to allow for the transfer of one or more Projects owned by a Wholly-Owned Opco to a third party (including an Affiliate of the Pledgors) by delivery to the Administrative Agent of an updated Base Case Model demonstrating that the Co-Borrowers are in pro forma compliance with the Debt Sizing Parameters immediately before and after giving effect to such release (excluding all projects being transferred and/or that have experienced a “Customer Event” or is a “Default Payment Project”) together with a Collateral Release Notice certifying that the Project Release Conditions have been met and notifying the Administrative Agent of the date of such transfer, which date shall be no later than five (5) Business Days after the date of such Collateral Release Notice. On the release date indicated in the Collateral Release Notice the Co-Borrowers shall prepay the Loans in an amount equal to the Project Release Prepayment Amount and pay the other amounts described in clause (f) of the definition of Project Release Conditions. Upon satisfaction of the Project Release Conditions, the Loan Parties shall have the right without the consent of any of the Secured Parties to sell, transfer, distribute or otherwise dispose of such Projects (each, a “Released Project”).

(b) The Co-Borrowers, may from time to time, request permission to allow for the transfer of the ownership interests in any Holdco or Wholly-Owned OpCo by delivery to the Administrative Agent of an updated Base Case Model demonstrating that the Co-Borrowers are in pro forma compliance with the Debt Sizing Parameters immediately before and after giving effect to such transfer (excluding all projects being transferred and/or that have experienced a “Customer Event” or is a “Default Payment Project”) together with a Collateral Release Notice certifying that the Project Release Conditions have been met and notifying the Administrative Agent of the date of such release, which date shall be no later than ten (10) Business Days after the date of such Collateral Release Notice. On the release date indicated in the Collateral Release Notice, the Co-Borrowers shall prepay the Loans in an amount equal to the Project Release Prepayment Amount and pay the other amounts described in clause (f) of the definition of Project Release Conditions. Subject to the written consent of the Required Lenders and provided that no Default or Event of Default shall have occurred and be continuing, upon satisfaction of the Project Release Conditions, the Loan Parties shall have the right without the consent of any of the Secured Parties to sell, transfer, distribute or otherwise dispose of such Holdco or Wholly-Owned Opco (each, a “Released Subsidiary”) and Schedule 4.03(j) shall be updated to reflect the transfer of the Released Subsidiary.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Each Co-Borrower represents and warrants to the Administrative Agent and each Lender Party that the statements set forth in this Article IV are true, correct and complete in all respects as of (a) the Second Additional Term Loan Borrowing Date and (b) each PIK Loan Borrowing Date (if any).

SECTION 4.01 Organization, Powers, Capitalization, Good Standing, Business.

(a) Organization and Powers. Each Relevant Party and each Sponsor Party is duly organized, validly existing and in good standing under the Laws of its state of formation. Each Relevant Party and each Sponsor Party has all requisite power and authority to own and operate its Properties, to carry on its businesses as now conducted and proposed to be conducted. Each Relevant Party and each Sponsor Party has all requisite power and authority to enter into each Transaction Document to which it is a party and to perform the terms thereof.

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(b) Qualification. Each Relevant Party and each Sponsor Party is duly qualified and in good standing in each state or territory where necessary to carry on its present businesses and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.02 Authorization of Borrowing, etc.

(a) Authority. Each Co-Borrower has the power and authority to incur, and each Loan Party has the power and authority to guarantee, the Indebtedness represented by the Loans and the Loan Documents. The execution, delivery and performance by each Loan Party and each Sponsor Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary limited liability company or other action, as the case may be, on behalf of such Loan Party or Sponsor Party.

(b) No Conflict. The execution, delivery and performance by each Relevant Party and each Sponsor Party of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby, do not and will not: (i) conflict with or result in a violation or breach of the terms of (A) its certificate of formation, limited liability company agreement, operating agreement or other organizational documents, as the case may be; (B) any provision of material Law applicable to it or (C) any order, judgment or decree of any Governmental Authority binding on it or any of its material Properties; (ii) result in a material breach of or constitute (with due notice or lapse of time or both) a material default under the Transaction Documents or any other material contractual obligation binding upon such Relevant Party or its material Properties; or (iii) result in or require the creation or imposition of any Lien upon its Assets (other than the Liens created under the Collateral Documents).

(c) Consents. The execution and delivery by each Relevant Party and each Sponsor Party of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority or any other Person (including any Tax Equity Member and their Affiliates or HPS and its Affiliates) which has not been obtained or made, and each such consent or approval is in full force and effect, in each case, other than consents, approvals, registrations, notices or other action which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect.

(d) Binding Obligations. Each of the Transaction Documents to which a Relevant Party or Sponsor Party is a party has been duly executed and delivered by such Relevant Party or Sponsor Party thereto and is the legally valid and binding obligation of such Relevant Party or Sponsor Party, enforceable against it, in accordance with its respective terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar Laws affecting creditor’s rights.

SECTION 4.03 Title to Membership Interests

(a) Each of the Co-Borrowers and their Subsidiaries has good and valid legal and beneficial title to all of the Membership Interests held by it as identified on Schedule 4.03(j), free and clear of all Liens other than Permitted Liens. All of the issued and outstanding Membership Interests owned by the Co-Borrowers and their respective Subsidiaries have been duly authorized and validly issued and are owned of record and beneficially by such Co-Borrower or its Subsidiaries and were not issued in violation of any pre-emptive right. There are no voting agreements or other similar agreements with respect any such Membership Interests.

(b) [Reserved.]

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(c) [Reserved.]

(d) [Reserved.]

(e) [Reserved.]

(f) [Reserved.]

(g) Other than any independent member of each Co-Borrower, the Pledgors are the sole members of each Co-Borrower, and each Pledgor has good and valid legal and beneficial title to the Borrower Membership Interests in each Co-Borrower as identified on Schedule 4.03(j), free and clear of all Liens other than Permitted Liens. All of the issued and outstanding Borrower Membership Interests have been duly authorized and validly issued and are owned of record and beneficially by such Pledgor and were not issued in violation of any pre-emptive right. There are no voting agreements or other similar agreements with respect to the Borrower Membership Interests.

(h) There are no outstanding options, warrants or rights for conversion into or acquisition, purchase or transfer of any of the Membership Interests. Except as identified on Schedule 4.03(h), there are no outstanding options, warrants or rights for conversion into or acquisition, purchase or transfer of any of the membership interests in a Tax Equity Opco. There are no agreements or arrangements for the issuance by any Relevant Party of additional equity interests.

(i) Schedule 4.03(i) accurately sets forth the ownership structure of the Relevant Parties owned by the Sponsors as of the Second Additional Term Loan Borrowing Date, and as of the Second Additional Term Loan Borrowing Date, the Co-Borrowers have no Subsidiaries other than as shown on Schedule 4.03(i).

(j) Schedule 4.03(j) sets forth the name and jurisdiction of incorporation or formation of each Loan Party and the Tax Equity Opcos and the percentage of each class of Capital Stock owned by any Loan Party as of the Second Additional Term Loan Borrowing Date.

SECTION 4.04 Governmental Authorization; Compliance with Laws.

(a) No Permit, approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, any Relevant Party or any Sponsor Party of this Agreement or any other Transaction Document to which it is a party, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents or (iv) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to this Agreement or the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.04, or which are otherwise particular to the identity or character of the Administrative Agent, all of which have been duly obtained, taken, given or made and are in full force and effect as of the Second Additional Term Loan Borrowing Date.

(b) Each of the Sponsors, ESE and the Relevant Parties is, and the business and operations of each such Person and its development, construction and operation of the Projects are, and always have been, conducted in all respects in compliance with all material Laws (including, without limitation, laws with respect to consumer leasing and protection but not including Environmental Laws which are addressed under Section 4.16), and none of the Sponsors, ESE or any Relevant Party has received written notice from any Governmental Authority of an actual or potential violation of any such Laws, except as does not constitute or could not reasonably be expected to constitute a Material Adverse Effect.

Execution Version	74	A&R Credit Agreement (Hawkeye)

SECTION 4.05 Solvency. No Loan Party or Sponsor Party has entered into any Loan Document with the actual intent to hinder, delay, or defraud any creditor. After giving effect to the issuance of the Loans (and the use of proceeds thereof), the fair saleable value of the Loan Parties’ Assets, taken as a whole, exceeds and will, immediately following the making of any Loans, exceed the Loan Parties’ total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent obligations. The fair saleable value of the Loan Parties’ Assets, taken as a whole, is and will, immediately following the making of any Loans (and the use of proceeds thereof), be greater than the Loan Parties’ probable liabilities, including the maximum amount of its contingent obligations on its debts as such debts become absolute and matured. The Loan Parties’ Assets, taken as a whole, do not and, immediately following the making of any Loans (and the use of proceeds thereof) will not, constitute unreasonably small capital to carry out the business of the Loan Parties as conducted or as proposed to be conducted. Each Co-Borrower does not intend for it or any of its Subsidiaries to, and does not believe that any such Person will, incur Indebtedness and liabilities beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by the Loan Parties and the amounts to be payable on or in respect of obligations of the Loan Parties).

SECTION 4.06 Use of Proceeds and Margin Security; Governmental Regulation.

(a) No portion of the proceeds from the making of the Loans will be used by any Co-Borrower, a Loan Party, a Sponsor Party or any other Person in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System. Nor is any Co-Borrower engaged principally, or as one of its principal activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined or used in Regulation T, U or X of the Board of Governors of the Federal Reserve System).

(b) Each of the Projects is a Qualifying Facility.

(c) Each Co-Borrower, and each of its Subsidiaries, is (i) not a “public utility” under the FPA, and (ii) not subject to, or is exempt from, regulation as a “holding company” under PUHCA.

(d) Each Co-Borrower and each of its Subsidiaries are either not subject to, or are exempt from, regulation as a “public utility,” an “electric utility,” “electric corporation,” or a “holding company,” or similar terms, under the relevant State’s laws or regulations, including state laws and regulations respecting the rates of electric utilities and the financial and organizational regulation of electric utilities.

(e) None of the Co-Borrowers or any of their Subsidiaries are required to register as an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act.

(f) None of the Co-Borrowers or any of their Subsidiaries are subject to regulation under any federal or state statute or regulation that limits their ability to incur indebtedness for borrowed money.

Execution Version	75	A&R Credit Agreement (Hawkeye)

(g) Solely as the result of the execution and delivery of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents, or the performance of obligations under the Loan Documents, none of the Lenders will become subject to regulation (i) as a “public utility” under the FPA, (ii) as a “holding company” under PUHCA, or (iii) as a “public utility,” an “electric utility,” “electric corporation,” or a “holding company,” or similar terms, under the relevant State’s laws or regulations.

SECTION 4.07 Defaults; No Material Adverse Effect.

(a) No Default or Event of Default has occurred and is continuing.

(b) Since April 30, 2019, no event, condition or circumstance has occurred which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 4.08 Financial Statements; Books and Records.

(a) Except as set forth on Schedule 4.08, all Financial Statements which have been furnished by or on behalf of any Relevant Party, the Sponsors, ESE or any of their Affiliates to the Administrative Agent in connection with the Loan Documents have been prepared in accordance with GAAP, consistently applied, and present fairly in all material respects the financial condition of the Persons covered thereby as of the respective dates thereof, subject, in the case of any such unaudited Financial Statements, to changes resulting from audit and normal year-end adjustments, including the absence of footnotes and subject to validation of individual capital accounts in calculating net loss attributable to noncontrolling interests in conformity with GAAP.

(b) All books, accounts and files of each Relevant Party are accurate and complete in all material respects, and the Co-Borrowers have access to all such books and records and the authority to grant access to such books and records to the Secured Parties.

SECTION 4.09 Indebtedness. Except as listed on Schedule 4.09, each Co-Borrower and its Subsidiaries have no outstanding Indebtedness other than the Obligations and other Permitted Indebtedness. The Obligations under the Loan Documents constitute Indebtedness of the Co-Borrowers and their Subsidiaries secured by a first ranking priority security interest in the Collateral. As of the Second Additional Term Loan Borrowing Date and other than the Senior Loan Obligations, no other Indebtedness of the Co-Borrowers or their Subsidiaries ranks senior in priority to the Obligations.

SECTION 4.10 Litigation; Adverse Facts. There are no judgments outstanding against any Sponsor, ESE or any Relevant Party, or affecting any of the Projects or any other Assets or Property of any Relevant Party, nor to the Relevant Parties’ Knowledge is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or threatened against any Sponsor, ESE or any Relevant Party, respectively, or any of the Projects that relates to the legality, validity or enforceability of any of the Transaction Documents, the ability of a Secured Party to exercise any of its rights in respect of the Collateral or the Collateral Documents or, other than as set forth on Schedule 4.10, that could reasonably be expected to result in a Material Adverse Effect.

Execution Version	76	A&R Credit Agreement (Hawkeye)

SECTION 4.11 Taxes and Tax Status. All U.S. federal, state, local tax returns, information statements and reports, and all other material tax returns, information statements or reports, of the Relevant Parties required to be filed have been timely filed (or any such Person has timely filed for a valid extension and such extension has not expired), and all material Taxes, assessments, fees and other governmental charges (including any payments in lieu of Taxes) upon such Persons and upon their Properties, Assets, income, profits, businesses and franchises which are due and payable have been timely paid except to the extent the same are being contested in accordance with Section 5.06 and for which adequate reserves are maintained. All such returns, information statements and reports (and all information filed with the Treasury in connection with the application for, and receipt of, a Grant) are true and accurate in all material respects (it being understood that the amount claimed as the fair market value for any Project shall be deemed true and accurate if such amount is consistent with the applicable appraisal and all information provided to the appraiser was true and accurate) and were prepared in substantial compliance with applicable Law. Except as set forth on Schedule 4.11, no Grant has been applied for or obtained with respect to any Project currently owned by a Relevant Party. There are no Liens for Taxes (other than Liens for Taxes not yet due and payable) on any Assets of any Relevant Party. Except as set forth on Schedule 4.11, no unresolved written claim or proposed adjustment (including in connection with a Tax Equity Opco Audit or an ITC Basis Notification) has been asserted with respect to any Taxes of any Relevant Party. Except as set forth on Schedule 4.11, no waiver or agreement by any Relevant Party is in force for the extension of time for the assessment or payment of any Tax or regarding the application of statute of limitations for any Taxes or tax returns, and no request for any such extension or waiver is currently pending. Except as set forth in Schedule 4.11, there is no pending or, to the Knowledge of the Co-Borrowers, threatened audit or investigation (including a Tax Equity Opco Audit) by any Governmental Authority of any Relevant Party with respect to Taxes or any Grant. No Relevant Party is a party to or bound by any Tax sharing arrangement with any Person or any other agreement pursuant to which it is liable for the Taxes of another Person (including any Affiliate of a Relevant Party), other than the Tax Equity Documents and any Project Document the primary purpose of which is not the indemnification of income or other material Taxes or the sharing or allocation of income or other material Tax benefits or liabilities. No Relevant Party has any liability for Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law) or as a transferee or successor. No power of attorney currently in force has been granted with respect to Taxes of any Relevant Party. No written claim has been made by any Governmental Authority and received by any Relevant Party in a jurisdiction where such Relevant Party does not file a tax return that it is or may be subject to taxation in that jurisdiction. No Relevant Party has engaged in any “listed transaction” as defined in Treasury Regulation Section 1.6011-4 or made any disclosure under Treasury Regulation Section 1.6011-4. With respect to each Project that is leased for U.S. federal income tax purposes to a Customer, to the Knowledge of the Co-Borrowers, the Customer is not a Tax Exempt Person, except as could not reasonably be expected to have a Material Adverse Effect, when combined with other similar Projects. All property, sales and use taxes imposed upon any Project or the Energy produced by any Project are fully reimbursable by the applicable Customer or have been timely paid. No private letter ruling from the Internal Revenue Service has been obtained or requested by any Relevant Party for any of the transactions contemplated hereunder or under any of the Tax Equity Documents. Each Relevant Party is treated for U.S. federal income tax purposes either as disregarded as an entity separate from its owner (as described in Treasury Regulations Section 301.7701-2(c)(2)(i)) or as a partnership (and not a publicly traded partnership as defined in Section 7704(b) of the Code). Each owner of a Relevant Party (or if an owner of a Relevant Party is a disregarded entity, the entity treated as owning such Relevant Party’s assets for federal income tax purposes) is a U.S. Person. Each Relevant Party is not a Tax Exempt Person. No Relevant Party has elected to be treated as an association taxable as a corporation for federal income tax purposes.

Execution Version	77	A&R Credit Agreement (Hawkeye)

SECTION 4.12 Performance of Agreements. None of the Relevant Parties or the Sponsor Parties are in default in the performance, observance or fulfillment of the Loan Documents, the Wholly-Owned Documents, the Management Agreement, the ESE MSA (Initial Co-Borrowers), the ESE MSA (Co-Borrower 4), or the PortfolioCo Management Agreement to which they are a party. None of the Relevant Parties or the Sponsor Parties are in material default in the performance, observance or fulfillment of the other Transaction Documents to which they are a party or any of the other obligations, covenants or conditions contained in any material contracts of any such Persons and, to the Knowledge of the Relevant Parties and the Sponsor Parties, no condition exists under such Transaction Documents that, with the giving of notice or the lapse of time or both, would constitute such a material default, other than with respect to the Customer Agreements or the Master Turnkey Installation Agreements where such condition (itself or when coupled with other defaults or conditions under such agreements) could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.13 Employee Benefit Plans. None of the Co-Borrowers or any Relevant Parties, or any of their respective ERISA Affiliates, maintains or contributes to, or has any obligation under, any Employee Benefit Plans or Multiemployer Plans. Without limiting the foregoing, the Co-Borrowers and their Subsidiaries do not have any employees or former employees and do not sponsor, maintain, participate in, contribute to or have any obligations under or liability in respect of any Plan.

SECTION 4.14 Insurance. Set forth on Schedule 4.14 is a description of all policies of insurance for the Relevant Parties, including those policies of the Sponsors for the benefit of the Relevant Parties which are required to be maintained pursuant to a Transaction Document (if any), that are in effect as of the Second Additional Term Loan Borrowing Date. Such Insurance Policies conform to the requirements of Section 5.12 and have been paid in full or are not in arrears. No notice of cancellation has been received with respect to such policies and the Relevant Parties and the Sponsor are in compliance in all material respects with all conditions contained in such policies.

SECTION 4.15 Investments. Except as permitted under Section 6.07 or as set forth on Schedule 4.03(j), the Relevant Parties have no direct or indirect equity interest in any Person which is not also a Relevant Party, including any stock, partnership interest or other equity securities of any other Person.

SECTION 4.16 Environmental Matters. Each Project is, and has been developed, constructed and operated, in material compliance with all applicable Environmental Laws and Permits; no notice of violation of such Environmental Laws or Permits has been issued by any Governmental Authority with respect to any Project which has not been resolved; there is no pending or, to any Co-Borrower’s Knowledge, threatened action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration in respect of any Environmental Laws or Permits against any Relevant Party or with respect to any Project; there has been no Release of, or exposure to, any Hazardous Material on, from or related to any Project that has resulted in or could reasonably be expected to result in any material liability or material obligation for any Relevant Party; and no action has been taken by any Relevant Party that would cause any Project not to be in material compliance with all applicable Environmental Laws or Permits pertaining to Hazardous Materials. If any Project is located in the State of New York, the gross area of such Project is less than 4,000 square feet, does not involve a change in zoning or a use variance and is consistent with local land use controls.

Execution Version	78	A&R Credit Agreement (Hawkeye)

SECTION 4.17 Project Permits. No Permits are required for the operation of any Project in the ordinary course following the date that it is Placed in Service.

SECTION 4.18 Representations Under Senior Loan Documents. To the extent it was a party thereto, each of the Relevant Parties’ representations and warranties set forth in the (a) Senior Loan Documents were true, correct and complete in all material respects when made and (b) Limited Liability Company Agreements and Purchase Agreements were true, correct and complete in all material respects when made.

SECTION 4.19 Broker’s Fee. Except as disclosed on Schedule 4.19, no broker’s fee or finder’s fee, commission or similar compensation will be payable by or pursuant to any contract or other obligation of any Sponsor Party or Relevant Party with respect to the making of the Loans or any of the other transactions contemplated by the Transaction Documents.

SECTION 4.20 Sanctions; Anti-Money Laundering and Anti-Corruption.

(a) None of the Relevant Parties nor any of their respective Affiliates nor any director or officer or, to the Knowledge of the Co-Borrowers, agent, employee, affiliate or other person acting on behalf of a Relevant Party or any of its Affiliates (i) is a Blocked Person (1) has been engaged in any transaction, activity or conduct that constitutes or could reasonably be expected to give rise to a violation of any Sanctions; and/or (2) has received notice of, or is otherwise aware of, any claim, action, suit, proceedings or investigation involving it with respect to Sanctions.

(b) The operations of each of the Relevant Parties and its Affiliates have been conducted at all times in compliance with applicable anti-money laundering statutes of all applicable jurisdictions, including, without limitation, all money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States Law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or other Governmental Authority involving a Relevant Party or any of its Affiliates with respect to the Anti-Money Laundering Laws is pending, or to the Knowledge of any Co-Borrower, threatened.

(c) None of the Relevant Parties nor any of their respective Affiliates nor any director or officer or, to the Knowledge of the Co-Borrowers, agent, employee, affiliate or other person acting on behalf of a Relevant Party or any of its Affiliates (i) is aware of or has taken any action, directly or indirectly, that constitutes or would result in a violation by such Person of any applicable Law or regulation related to corruption or bribery of the United States or any non-U.S. country or jurisdiction, including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the U.K. Bribery Act 2010, as amended, and the rules and regulations thereunder (collectively, “Anti-Corruption Laws”), including, without limitation, using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful payment to any foreign or domestic government official or employee from corporate funds, and making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, (ii) is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, or (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws.

Execution Version	79	A&R Credit Agreement (Hawkeye)

(d) None of the transactions contemplated by the Transaction Documents will violate any Anti-Money Laundering Laws, Anti-Corruption Laws or applicable Sanctions, and the Co-Borrowers will not, directly or indirectly, use, contribute or otherwise make available all or any part of the proceeds of the Loans to or for the benefit of any Person for the purpose of financing activities or business of, other transactions with, or investments involving any Blocked Person or Sanctioned Country or in any other manner that constitutes or would give rise to a violation by any Person, including any Lender, of any Anti-Money Laundering Laws, Anti-Corruption Laws or Sanctions.

SECTION 4.21 Property Rights.

Each Opco owns each photovoltaic system included in a Project acquired by it and owns, or has a contractual right to use or shall have on the date it acquires a Project, ownership of or, in the case of access rights to Customer Property, a contractual right to use, all equipment and facilities necessary for the operation of each Project. All equipment and facilities included in the Projects are (or are reasonably expected to be when acquired or contracted for) in good repair and in an operating condition subject to ordinary wear and tear and casualty and are suitable for the purposes for which they are employed, and, to the Knowledge of the Co-Borrowers, there was and is no material defect, hazard or dangerous condition existing with respect to any such equipment or facilities except in respect of any material defect, hazard or dangerous condition for which the Provider is taking appropriate action in accordance with Prudent Industry Practices and that could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Co-Borrowers to perform under the Loan Documents at or above the assumption in the Base Case Model. Each Opco has the requisite real property rights and licenses under the Customer Agreements to which it is party to access, install, operate, maintain, repair, improve and remove its respective Projects and evidence of such real property rights and licenses has been provided to the Administrative Agent. No Relevant Party is the title owner of any real property.

SECTION 4.22 Portfolio Documents and Eligible Projects.

(a) No Relevant Party is party to any agreement or contract other than (i) the Transaction Documents to which it is a party, (ii) any Permitted REC Contract entered into by it and (iii) any contract or agreement incidental or necessary to the operation of its business that does not allocate material risk to any Relevant Party and has either a term of less than one year or a value over its term not exceeding one hundred thousand Dollars ($100,000).

(b) All rights to receive the PBI Payments and the related PBI Documents in respect of the Eligible Projects have been assigned to the applicable Opco and all conditions to payment by the PBI Obligor under such PBI Documents have been satisfied and such payments are not subject to any offset. Xcel Energy, Inc., and each PBI Obligor that is not a Governmental Authority, meet the Credit Requirements.

(c) Each Customer Agreement to which an Opco is a party is an Eligible Customer Agreement.

(d) Each Customer Agreement and the origination thereof and the installation of the related Project, in each case, was in compliance in all material respects with applicable Law (including without limitation, all consumer leasing and protection Law) at the time such Customer Agreement was originated and executed and such Project was installed.

(e) Except for Customers subject to a Prepaid Customer Agreement or an Acquired Kismet Customer Agreement, (i) the capacity weighted average FICO® Score of all Customers party to a Customer Agreement is no less than 750 and (ii) no greater than twenty percent (20%) of all Customers party to a Customer Agreement have a capacity weighted average FICO® Score of between 650 and 699.

Execution Version	80	A&R Credit Agreement (Hawkeye)

(f) Except as set forth on Schedule 4.22(f), all Portfolio Documents when provided to the Administrative Agent (in each case, including all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters) are (or will be when provided) true, correct and complete copies of such Portfolio Documents, and as of the Second Additional Term Loan Borrowing Date or any other date when additional Portfolio Documents are provided to the Administrative Agent hereunder, each Portfolio Document (i) has been duly executed and delivered by each Sponsor Party and each Relevant Party thereto (as applicable) and, to the Knowledge of the Co-Borrowers, the other parties thereto, (ii) is in full force and effect and is enforceable against each Sponsor Party and each Relevant Party (as applicable) and, to the Knowledge of the Co-Borrowers, each other party thereto as of such date, (iii) no Sponsor Party nor any Relevant Party or, to the Knowledge of the Co-Borrowers, no other party to such document is or, but for the passage of time or giving of notice or both, would be in breach of any material obligation thereunder, except solely with respect to the Project Documents, where such breach (itself or when coupled with other breaches under such Project Documents) could not reasonably be expected to have a Material Adverse Effect, (iv) has no event of force majeure existing thereunder except solely with respect to the Project Documents, where such event of force majeure (itself or when coupled with other events of force majeure under such Project Documents) could not reasonably be expected to have a Material Adverse Effect and (v) all conditions precedent to the effectiveness of such documents have been satisfied or waived in writing.

(g) All Other Loan Documents when provided to the Administrative Agent (in each case, including all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters) are (or will be when provided) true, correct and complete copies of such Other Loan Documents, and as of the Second Additional Term Loan Borrowing Date or any other date when additional Other Loan Documents are provided to the Administrative Agent hereunder, each Other Loan Document (i) has been duly executed and delivered by each Sponsor Party and each Relevant Party thereto (as applicable) and, to the Knowledge of Co-Borrowers, the other parties thereto, (ii) is in full force and effect and is enforceable against each Sponsor Party and each Relevant Party (as applicable) and, to the Knowledge of Co-Borrowers, each other party thereto as of such date, (iii) no Sponsor Party nor any Relevant Party or, to the Knowledge of the Co-Borrowers, no other party to such document is or, but for the passage of time or giving of notice or both, would be in breach of any obligation thereunder, (iv) has no event of force majeure existing thereunder and (v) all conditions precedent to the effectiveness of such documents have been satisfied or waived in writing.

(h) The Co-Borrowers maintain in their or the applicable Relevant Party’s books and records a copy of all documentation ancillary to the Customer Agreements, including, with respect to each completed Project: (i) a copy of or access to all of such Project’s manufacturer, installer or other warranties; (ii) copies of all PBI Documents and completed and submitted documentation in respect of rebates, if applicable, including the applicable confirmation letters; (iii) a copy of the Project’s completed inspection certificate issued by the applicable Governmental Authority; (iv) evidence of permission to operate from the applicable local utility; and (v) evidence that the installer of such Project has been paid in full.

(i) The insurance described in Section 5.12 satisfies all insurance requirements set forth in the Loan Documents.

(j) As of the Second Additional Term Loan Borrowing Date, each Eligible Project is comprised of panels and inverters from an Approved Manufacturer.

Execution Version	81	A&R Credit Agreement (Hawkeye)

(k) The Sponsor Parties and Relevant Parties have taken all action in accordance with Prudent Industry Practices to ensure that the manufacturer warranties relating to an Eligible Project are in full force and effect and can be enforced by the applicable Opco and, to the Knowledge of the Co-Borrowers and except to the extent the applicable manufacturer is no longer honoring its warranties generally, all manufacturer warranties are in full force and effect.

(l) In respect of each Eligible Project, a precautionary fixture filing has been recorded in respect of such Eligible Project or such other similar filing as may be required by applicable law including pursuant to Cal. Pub. Util. Code §§ 2868-2869; provided, however, that (i) certain of such filings may be released from time-to-time in order to assist the applicable Customer in a pending refinancing of such Customer’s mortgage loan or sale of home, (ii) such filings may not have been filed or maintained in a manner that would provide priority under applicable law over an encumbrance or owner of the real property subject to the filing, and (iii) fixture filings may not have been made on Projects located on military property.

(m) (i) Each Eligible Project is located in a Project State listed on Schedule 4.22(m) and (ii) Eligible Projects in any single Project State (other than California) in the aggregate, do not exceed twenty percent (20%) of the total number of Eligible Projects.

(n) With respect to each Tax Equity Opco, each of the Tax Equity Opco Representations is true, complete and correct.

(o) With respect to each Wholly-Owned Opco, each of the Wholly-Owned Opco Representations is true, complete and correct.

(p)  The Cash Available for Debt Service included under the Base Case Model from the Project Pool does not include any Operating Revenues other than as derived from Eligible Revenues, includes Operating Expenses from all Projects in the Project Pool and takes into account the impact on Operating Revenues and Operating Expenses from each waiver to eligibility requirements, portfolio criteria or otherwise as provided by a Tax Equity Member. Taking into account all Projects owned by the applicable Opco: (i) each of the fund constraints and limitations set forth in the related Purchase Agreement has been satisfied, (ii) any minimum systems in service requirement set forth in such Purchase Agreement shall have been achieved, and (iii) each Project met the sale conditions and eligibility representations at the time of sale pursuant to such Purchase Agreement or, such requirements referenced in clauses (i), (ii) and/or (iii) were waived or amended and a copy of any such waiver or amendment has been provided to the Administrative Agent.

(q) No Projects that are owned by the Wholly-Owned Opcos are subject to Prepaid Customer Agreements.

(r) No Opco has any remaining obligations to purchase Projects under any Purchase Agreement.

(s) Any and all Projects considered a public work under Article 8 of the NY Labor Law or a building service agreement covered by Article 9 thereof have been constructed in compliance with all State of New York prevailing wage and hours law and regulations.

Execution Version	82	A&R Credit Agreement (Hawkeye)

SECTION 4.23 Security Interests.

(a) The Collateral Documents create, as security for the Obligations, valid, enforceable, and, upon the filing of documents and instruments in the proper places and the taking of other required actions (including, without limitation, possession), which have been filed or taken on or prior to the Closing Date and the Additional Term Loan Borrowing Date, perfected first-priority Liens in the Collateral, in favor of the Collateral Agent, for the benefit of the Secured Parties, subject to no Liens other than Permitted Liens. All consents and approvals necessary or desirable to create and perfect such Liens have been obtained.

(b) The descriptions of the Collateral set forth in the Collateral Documents are true, complete, and correct in all material respects and are adequate for the purpose of creating, attaching, and perfecting the Liens in the Collateral granted or purported to be granted in favor of the Collateral Agent for the benefit of the Secured Parties.

(c) All filings, registrations, recordings, notices, and other actions that are necessary or required (including delivery to the Collateral Agent of the certificates evidencing the Membership Interests or giving the Collateral Agent control or possession of the Collateral) to perfect the Collateral Agent’s Lien on the Collateral have been made or taken or will be made or taken on the date of this representation.

SECTION 4.24 Intellectual Property.

Each Subsidiary owns or holds a valid and enforceable agreement, license, permit, certificate, franchise or other authorization or right to use the technology and intellectual property rights necessary to own, lease, operate, maintain and repair the Projects, and no actions by any Subsidiary that have been performed or are expected to be performed under the Portfolio Documents infringe upon or misappropriate the intellectual property rights of any other Person.

SECTION 4.25 Full Disclosure.

(a) All written information, including any information contained in any Officer’s Certificate, Loan Document (including all schedule, exhibit annexes and other attachments), documents, reports or other written information pertaining to the Sponsor Parties, the Relevant Parties, the Portfolio Documents and the Projects (other than any projections or forward-looking statements), together with all written updates of such information from time to time (collectively, the “Information”), that have been furnished by or on behalf of the Co-Borrowers to any Secured Party or its advisors or consultants in connection with this Agreement are, as of the date such Information was so furnished (it being understood, without limitation, that the disclosures under the schedules to this Agreement, except where updated in accordance with this Agreement, are furnished as of the Second Additional Term Loan Borrowing Date) and taken as a whole, true and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, not materially misleading in light of the circumstances in which they were made.

(b) The projections and forward-looking statements, including the Base Case Model, prepared by or as directed by the Co-Borrowers that have been made available to any Secured Party (i) have been prepared in good faith based upon assumptions believed by the Co-Borrowers to be reasonable as and when such projections or forward-looking statements were prepared and dated, (ii) other than with respect to variances to the assumptions as agreed by the Required Lenders and the Co-Borrowers, are generally consistent with each financial model provided to the Tax Equity Members as and when such projections or forward-looking statements were prepared and (iii) do not include any cash flows other than Eligible Revenues and include all Operating Expenses in respect of all Projects owned by the Opcos.

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(c) Schedule 4.25(c) sets forth the Tax Equity Documents for each Tax Equity Opco.

(d) Schedule 4.25(d) sets forth the Wholly-Owned Documents for each Wholly-Owned Opco.

(e) Schedule 4.25(e) sets forth all agreements for the provision of maintenance and administrative services in respect of Projects in the Project Pool.

(f)   Schedule 4.25(f) sets forth all agreements for the provision of backup or transition management services in respect of Projects in the Project Pool.

(g) Schedule 4.25(g) sets forth all agreements for the provision of consumer services with respect the Projects in the Project Pool.

(h) Schedule 4.25(h) sets forth all agreements for the provision of operating services with respect to the Projects in the Project Pool.

(i)    Schedule 4.25(i) sets forth (i) all accounts (other than the Collateral Accounts) maintained by each Relevant Party (other than the Tax Equity Opcos) and (ii) each Non-Routine Services Account and each Lockbox Account maintained by each Tax Equity Opco.

(j)    As of the date delivered, the information included in each Beneficial Ownership Certification is true and correct in all respects.

(k) Schedule 4.25(k) sets forth all Senior Loan Documents.

(l)   Schedule 4.25(l) set forth all existing agreements for the purchase and sale of RECs, and copies of all such agreements have been provided to the Lenders on or prior to the Second Additional Term Loan Borrowing Date. As of the Second Additional Term Loan Borrowing Date, there are no other Eligible REC Contracts other than as set forth on Part A of Scheduled 4.25(l).

SECTION 4.26 Boardwalk and SP3 Eligible REC Contracts.

Each Boardwalk Eligible REC Contract was an “Eligible REC Contract” (as defined in the Boardwalk Credit Agreement) as of May 14, 2020. Each SP3 Eligible REC Contract was an “Eligible REC Contract” (as defined in the SP3 Credit Agreement) as of the Second Additional Term Loan Borrowing Date.

SECTION 4.27 Iran Divestment Act.

In accordance with Section 2879-c of the Public Authorities Law, by signing this contract, the Co-Borrowers certify, for themselves and their Affiliates, under penalty of perjury, to the best of their knowledge and belief, that no Co-Borrower nor any of their Affiliates is on the list created pursuant to paragraph (b) of subdivision 3 of section 165-a of the New York State Finance Law (see www.ogs.ny.gov/about/regs/ida.asp).

Execution Version	84	A&R Credit Agreement (Hawkeye)

ARTICLE V.

AFFIRMATIVE COVENANTS

Each of the Co-Borrowers covenants and agrees that until the Debt Termination Date, it shall perform and comply with all covenants in this Article V applicable to such Person.

SECTION 5.01 Financial Statements and Other Reports.

(a) Financial Statements and Operating Reports.

(i) Annual Reporting.

(A) Within one hundred fifty (150) days after the end of each fiscal year, beginning with fiscal year 2020, (x) ESE and the Co-Borrowers shall furnish, or cause to be furnished, to the Administrative Agent and each Lender, copies of audited Financial Statements of ESE, and (y) each Sponsor and the Co-Borrowers shall furnish, or cause to be furnished, to the Administrative Agent and each Lender (on a combined consolidated basis for the Sponsors and their Subsidiaries), copies of unaudited Financial Statements of each Sponsor for such fiscal year. All such Financial Statements shall be management certified, but need not be prepared in accordance with GAAP and shall be accompanied, only in the case of audited Financial Statements, by an unqualified opinion of such accountants on such Financial Statements which states that such Financial Statements present fairly in all material respects the financial position of the applicable Person and its consolidated Subsidiaries for the period covered by such Financial Statements. All such Financial Statements shall also be accompanied by a certification executed by the applicable Person’s chief executive officer or chief financial officer (or other officer with similar duties) to the effect set forth in Section 5.01 (a)(vi).

(B) Within one hundred twenty (120) days after the end of each fiscal year of each Co-Borrower, the Co-Borrowers shall furnish, or cause to be furnished, to the Administrative Agent and each Lender, (x) with respect to the 2020 fiscal year, copies of the unaudited Financial Statements of Co-Borrower 1, Co-Borrower 2, and Co-Borrower 3 (on a consolidated basis for such Co-Borrower and its Subsidiaries), and (y) with respect to each fiscal year thereafter, copies of the audited Financial Statements of each Co-Borrower (on a consolidated basis for Co-Borrower 1, Co-Borrower 2, Co-Borrower 3 and their respective Subsidiaries and on a consolidated basis for Co-Borrower 4 and its Subsidiaries), (z) beginning with the fiscal year 2019, copies of the audited Financial Statements of each PortfolioCo Borrower and Tax Equity Opco for which audited financial statements are currently prepared. All such Financial Statements required to be furnished in clauses (y) and (z) shall be prepared in accordance with GAAP consistently applied and shall be audited by an Independent certified public accounting firm of national standing, and shall be accompanied by an unqualified report of such accountants on such Financial Statements which states that such Financial Statements present fairly in all material respects the financial position of the applicable Person and its consolidated Subsidiaries for the period covered by such Financial Statements. All such Financial Statements shall also be accompanied by a certification executed by the applicable Person’s chief executive officer or chief financial officer (or other officer with similar duties) to the effect set forth in Section 5.01 (a)(vi).

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(C) Within one hundred fifty (150) days after the end of fiscal year 2020, the Co-Borrowers shall furnish, or cause to be furnished, to the Administrative Agent and each Lender, with respect to the 2020 fiscal year, copies of the audited Financial Statements of Co-Borrower 4. Such Financial Statements shall be prepared in accordance with GAAP consistently applied and shall be audited by an Independent certified public accounting firm of national standing, and shall be accompanied by an unqualified report of such accountants on such Financial Statements which states that such Financial Statements present fairly in all material respects the financial position of the applicable Person and its consolidated Subsidiaries for the period covered by such Financial Statements. All such Financial Statements shall also be accompanied by a certification executed by the applicable Person’s chief executive officer or chief financial officer (or other officer with similar duties) to the effect set forth in Section 5.01 (a)(vi).

(ii) Quarterly Reporting. Within forty-five (45) days after the end of each of the first three (3) fiscal quarters in each fiscal year of the applicable Person, commencing with the fiscal quarter ended June 30, 2020, the Co-Borrowers shall provide to the Administrative Agent and each Lender (on a consolidated basis for Co-Borrower 1, Co-Borrower 2, Co-Borrower 3 and their respective Subsidiaries; on a consolidated basis for Co-Borrower 4 and its Subsidiaries; and on a combined basis for the Sponsors) copies of the unaudited Financial Statements of each of the Sponsors, ESE, each Co-Borrower and each Opco for each such quarter, together with a certification executed by each respective chief executive officer or chief financial officer (or other officer with similar duties) to the effect set forth in Section 5.01(a)(vi). Notwithstanding the foregoing, the obligations with respect to the unaudited Financial Statements of Co-Borrower 4 and its Subsidiaries shall commence with the fiscal quarter ended June 30, 2021.

(iii) Portfolio Reporting.

(A) The Co-Borrowers shall cause the Manager to provide to the Administrative Agent and the Independent Engineer a quarterly Manager’s report, no later than forty five (45) days after the end of the fiscal quarter for the combined portfolio in the form attached as Exhibit L, commencing with the fiscal quarter ended June 30, 2020;

(B) ~~[Reserved]~~The Co-Borrowers shall provide the reports described in Section 3.03(j);

(C) The Co-Borrowers shall cause the Manager to provide to the Administrative Agent no later than fifteen (15) Business Days after the end of the fiscal quarter of each Co-Borrower, commencing with the fiscal quarter ended June 30, 2020, the amounts standing to the credit of each Non-Routine Services Account (other than the KWS Non-Routine Services Account) as of the end of such fiscal quarter together with a summary of all deposits and withdrawals from such accounts during the three month period ending on the last day of such fiscal quarter.

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(D)  The Co-Borrowers shall cause the Manager and its employees and officers to make themselves available during normal business hours at the reasonable request of the Administrative Agent or the Independent Engineer to discuss any information disclosed in a Manager’s report, including with respect to (1) OpCo Collections, (2) Operating Revenues, Operating Expenses and Cash Available for Debt Service, (3) the fair market value of the equity interests in each Opco and (4) portfolio production performance.

(iv) Provider Reporting. The Co-Borrowers shall cause the Providers to provide to the Administrative Agent and the Independent Engineer each quarterly operating report, as permitted by the Tax Equity Members, required pursuant to Maintenance Services Agreements at such time and in such manner as provided therein. The Co-Borrower shall cause each Provider and its employees and officers to make themselves available during normal business hours at the reasonable request of the Administrative Agent or the Independent Engineer to discuss any information disclosed in such reports, including with respect to inverter failures.

(v) Quarterly Compliance Certificate. No later than seven (7) Business Days prior to each Payment Date, the Co-Borrowers shall provide to the Administrative Agent a Quarterly Compliance Certificate. The Administrative Agent (including on the instructions of any Lender) may notify the Co-Borrowers in writing of any suggested corrections to a Quarterly Compliance Certificate (the “Administrative Agent QCC Comments”) regarding any inconsistencies with the terms of this Agreement, no later than five (5) Business Days following receipt of a Quarterly Compliance Certificate. The Co-Borrowers shall incorporate into the Quarterly Compliance Certificate all Administrative Agent QCC Comments that are consistent with the terms of this Agreement and deliver to the Administrative Agent a revised Quarterly Compliance Certificate no later than three (3) Business Days following the date of the Co-Borrowers’ receipt of the Administrative Agent QCC Comments.

(vi) Certifications of Financial Statements and Other Documents. Together with the Financial Statements provided to the Administrative Agent pursuant to Section 5.01(a)(i) and (ii), the Co-Borrowers shall also furnish to the Administrative Agent certifications upon which the Administrative Agent may conclusively rely in the form of Exhibit J, executed by the respective chief executive officer or chief financial officer (or other officer with similar duties) of the applicable Sponsor, ESE and applicable Relevant Party certifying that such Financial Statements fairly present the financial condition and results of operations of the applicable Sponsor, ESE and applicable Relevant Party on a consolidated basis for the period(s) covered thereby in accordance with GAAP (subject, in the case of any such unaudited Financial Statements, to changes resulting from audit and normal year-end adjustments, including the absence of footnotes and subject to validation of individual Subsidiary capital accounts in calculating net loss attributable to non-controlling interests in conformity with GAAP).

(vii) Other Loan Document Financials and Base Case Model. Concurrently with delivery thereof under the Other Loan Documents, the Co-Borrowers shall deliver to the Administrative Agent (A) copies of each borrowing notice or request for issuances or amendment to a letter of credit under the Other Loan Documents, (B) copies of any updated base case model, and (C) copies of all financial statements and other financial information delivered to the parties under the Other Loan Documents; provided, however, to the extent that the Co-Borrowers are obligated to provide the same documents and information elsewhere under this Agreement, delivery thereof shall be deemed to satisfy this covenant.

Execution Version	87	A&R Credit Agreement (Hawkeye)

(b) Material Notices. Each Co-Borrower shall promptly, but in no event later than five (5) Business Days after the earlier of its or any Subsidiary’s receipt or Knowledge thereof, deliver, or cause to be delivered, to the Administrative Agent:

(i) copies of all notices given or received with respect to a default or any event of default under any term or condition of or related to any Permitted Indebtedness;

(ii) copies of any and all notices of a default, breach or termination by any party under (A) any Transaction Document (other than a Project Document) or (B) any Project Document, which default, breach or termination under any Project Document (itself or when coupled with other breaches under any Project Document) could reasonably be expected to have a Material Adverse Effect;

(iii) notice of the occurrence of any event or circumstance that has, or could reasonably be expected to have, a Material Adverse Effect;

(iv) notice of any (A) fact, circumstance, condition or occurrence at, on, or arising from, any Project that results or could reasonably be expected to result in material noncompliance with or a material liability or material obligation under any Environmental Law, (B) Release of Hazardous Materials on, from or related to any Project that has resulted in or could reasonably be expected to result in personal injury or material Property damage or in any material liability or material obligation for any Relevant Party, or (C) pending or, to such Co-Borrower’s Knowledge, threatened action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration in respect of any Environmental Laws against it or arising in connection with occupying or conducting operations on or at any Project therefor;

(v) copies of all material notices, documents or reports received or sent by such Co-Borrower, a Sponsor Party or any other Relevant Party pursuant to any Tax Equity Document or the Sungevity Greenwich Master Lease, which shall include (without limitation) any capital contribution notice and notices, documents or reports in relation to (A) any call option, buy-out right, withdrawal right or put option, (B) the achievement of any flip or cash reversion dates under a Limited Liability Company Agreement, (C) true-up requirements (including, without limitation, any true-up report regarding interim and final true-ups), (D) the transfer of membership interests, (E) claims against any Sponsor Party or any Relevant Party under any indemnity, (F) the threatened or actual removal of any Holdco as a managing member, (G) any updates to financial models prepared by or in respect of an Opco, (H) stop deployment events, any deficient class or deficient Projects or otherwise in relation to Projects owned by an Opco being Placed in Service or material correspondence on other eligibility criteria in the Tax Equity Documents for any Tax Equity Opco and (I) dispute resolution or independent review under the terms of any Tax Equity Document (in each case including, without limitation, in relation to the loss, reduction, recapture or disallowance of any Grant or ITC awarded or claimed, as applicable, with respect to any Project, any Projects being Placed in Service, any appraisal procedure and any material dispute in relation to Tax matters, Grants or ITCs) or the Sungevity Greenwich Master Lease;

Execution Version	88	A&R Credit Agreement (Hawkeye)

(vi)   notice of any event which would require a mandatory prepayment under Section 3.03(a), (f) or (g);

(vii)    notice that any insurance required to be maintained pursuant to the Tax Equity Documents, the Sungevity Greenwich Master Lease or Loan Documents has been, or, to the Knowledge of Co-Borrowers, is threatened to be, cancelled;

(viii) any proposed amendment, supplement, modification or waiver to, or assignment or transfer in respect of, a Portfolio Document (other than any Customer Agreement or Master Turnkey Installation Agreement) or the organizational documents of a Relevant Party at least five (5) Business Days prior to entry thereto;

(ix)   copies of any amendment, supplement, waiver or other modification to a Portfolio Document or the organizational documents of a Relevant Party (provided that such documents in respect of the Customer Agreements may be provided on a quarterly basis but no later than forty-five (45) days after the end of March, June, September and December);

(x)   notice of any Serial Defect and each recall notice issued in respect of, or any other material communications related to an actual or potential Serial Defect from any manufacturer of any inverter included in an Eligible Project;

(xi)   notice that any Project component used in respect of the Projects owned by the Opcos is not covered by an Acceptable Warranty or any other material communications related to an actual or loss of an Acceptable Warranty from any manufacturer of any equipment included in any Projects owned by the Opcos;

(xii)  notice of any Warranty Event or any other material communications related to an actual or potential Warranty Event from any manufacturer of any inverter included in any Projects owned by the Opcos;

(xiii) any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification; and

(xiv) copies of each report of an independent engineer, an insurance consultant, model auditor or other third party provided to any lender or agent under the Other Loan Documents.

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(c) Performance Tracking. The Co-Borrowers shall cause each Holdco and the Manager to make themselves available during normal business hours at the reasonable request of the Administrative Agent (acting on the instructions of the Required Lenders) to discuss the basis for any calculations, including the interpretation and application of the calculation rules, conventions and procedures under the applicable Limited Liability Company Agreement. At any time during the occurrence of any Event of Default, the Administrative Agent may submit the latest Tax Equity Opco Model for each Tax Equity Opco, together with the exhibits or supplemental information thereto, to the Model Auditor for its review at the sole cost and expense of the Co-Borrowers.

(d) Major Decisions. Each Co-Borrower shall promptly, but in no event later than five (5) Business Days prior to any vote or approval in respect of a Major Decision, deliver, or cause to be delivered, to the Administrative Agent written notice describing the issue to be decided by vote or approved together with copies of all correspondence received and sent with respect to that Major Decision.

(e) Operating Budgets.

(i)  The Co-Borrowers shall prepare, or cause to be prepared, for each fiscal year of the Co-Borrowers a consolidated operating and capital expense budget setting forth the anticipated revenues, and Operating Expenses (including expenses for Non-Routine Services and Non-Agreed System Services) on a consolidated basis for the Co-Borrowers for such fiscal year. The initial Operating Budget for 2021 is attached as Exhibit K hereto. For each succeeding fiscal year (commencing with 2022), the Co-Borrowers shall, not later than thirty (30) days prior to the beginning of such fiscal year, submit a proposed consolidated Operating Budget to the Administrative Agent for its approval (acting on the instructions of the Required Lenders); provided, that the approval of the Administrative Agent shall be deemed to be given if (A) the consolidated Operating Expenses set forth in the proposed Operating Budget do not exceed ten percent (10%) in the aggregate over the amount budgeted for the consolidated Operating Expenses of the Co-Borrowers in the then-current Base Case Model for the applicable year and (B) such proposed Operating Budget is otherwise consistent with the then-current Base Case Model for the applicable year.

(ii) Each Co-Borrower shall, and shall cause each of its Holdcos to, deliver to the Administrative Agent (A) each operating budget submitted to and approved by the Tax Equity Members in respect of its Tax Equity Opco, as required under the applicable Limited Liability Company Agreement and (B) when available, any amendments to such operating budget, together with all notices or correspondence regarding the approval of such operating budget (if applicable) by the relevant Tax Equity Member; provided, that the approval of the Administrative Agent shall be deemed to be given if the Non-Routine Services and Non-Agreed System Services included in such operating budgets do not collectively exceed the greater of (x) ten percent (10%) in the aggregate over the amount budgeted for Operating Expenses in respect of the Tax Equity Opcos in the then-current Base Case Model for the applicable year and (y) fifty thousand Dollars ($50,000) and such operating budgets are otherwise consistent with the then-current Base Case Model for the applicable year.

(f) Inverter Reporting. On or prior to the Calculation Date ending December 31, 2020, and annually thereafter, each Co-Borrower shall submit to the Administrative Agent a list of all inverter manufacturers and models, together with the distribution of such equipment across each of its Opcos and inverter failures and warranty information, for an annual review of which such Co-Borrower has Knowledge (together, the “Inverter Review Information”). The Administrative Agent may consult with the Independent Engineer regarding the Inverter Review Information and each Co-Borrower shall cause the applicable PortfolioCo Borrower to make itself and its officers and employees available during normal business hours to the Independent Engineer, at the reasonable request of the Administrative Agent, to discuss the Inverter Review Information.

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(g) Other Information. As soon as reasonably practicable upon request, each Co-Borrower shall deliver, or cause to be delivered, such other information in relation to the business, operations, Property, Assets or condition (financial or otherwise) of such Co-Borrower and any Relevant Party as the Administrative Agent or any Lender may from time to time reasonably request.

(h) Data Site. Notwithstanding anything contained to the contrary herein, all reporting and notice obligations of the Co-Borrowers under this Section 5.01 may be satisfied by posting any applicable reports, notices or other materials to an Intralinks data site or such other data site designated by the Co-Borrowers that is reasonably acceptable to the Administrative Agent and the Required Lenders and to which the Administrative Agent shall have control and the Lenders and the Independent Engineer have been granted access.

(i) Subsidiary Debt Notices.

(i) Promptly after the delivery by a Sponsor Party or any Relevant Party of either (A) any material notice, report, document or deliverable or (B) any request for an amendment, consent, waiver, issuance of a letter of credit, withdrawal or transfer, or borrowing of loans under the Other Loan Documents, the Co-Borrowers shall cause a copy thereof to be delivered to the Administrative Agent.

(ii) The Co-Borrowers shall promptly, but in no event later than three (3) Business Days, after its or any Relevant Party’s receipt thereof, deliver, or cause to be delivered, to the Administrative Agent (A) any material notice, report, document or deliverable, or (B) any response to a request for an amendment, consent, waiver, issuance of a letter of credit, withdrawal or transfer or borrowing of loans.

SECTION 5.02 Notice of Events of Default.

A Co-Borrower shall give the Administrative Agent prompt written notice of (a) each Default and “Default” (as defined in the Senior Credit Agreements or any similar term in any Other Loan Document) of which it obtains Knowledge and each Event of Default hereunder and each “Event of Default” (as defined in the Senior Credit Agreements or any other similar term in any Other Loan Document) and (b) each default on the part of any party to (i) the other Transaction Documents (other than (A) the Customer Agreements where such breach (itself or when coupled with other breaches under such agreements) could not reasonably be expected to have a Material Adverse Effect and (B) Master Turnkey Installation Agreements where such breach (itself or when coupled with other breaches under such agreements) could not reasonably be expected to have a Material Adverse Effect).

SECTION 5.03 Maintenance of Books and Records.

Each Co-Borrower shall, and shall cause each of its Subsidiaries to, maintain and implement, administrative and operating procedures reasonably necessary in the performance of their obligations hereunder, and the Co-Borrowers shall, and shall cause the Subsidiaries to, keep and maintain at all times, or cause to be kept and maintained at all times, all documents, books, records, accounts and other information reasonably necessary or advisable for the performance of their obligations hereunder to the extent required under applicable Law.

Execution Version	91	A&R Credit Agreement (Hawkeye)

SECTION 5.04 Litigation.

A Co-Borrower shall give the Administrative Agent prompt written notice upon a Co-Borrower or any Relevant Party receiving or obtaining:

(a) notice of any pending or threatened (in writing) litigation, investigation, action or proceeding of or before any court arbitrator or Governmental Authority affecting a Co-Borrower, a Sponsor Party or any Relevant Party that, if adversely determined, could reasonably be expected to result in:

(i) liability to a Co-Borrower or a Relevant Party in an aggregate amount exceeding one million Dollars ($1,000,000), or an aggregate amount with all other such claims exceeding three million Dollars ($3,000,000);

(ii) injunctive, declaratory or similar relief against a Co-Borrower or a Relevant Party; or

(iii) a Material Adverse Effect;

(b) Knowledge of any material development in any action, suit, proceeding, governmental investigation or arbitration at any time which is pending against or affecting a Co-Borrower, any Sponsor Party or any Relevant Party and could reasonably be expected to have a Material Adverse Effect.

SECTION 5.05 Existence; Qualification.

Each Co-Borrower shall, and shall cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence as a limited liability company and all rights and franchises material to its business, including its qualification to do business in each state where it is required by Law to so qualify, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.06 Taxes.

Each Co-Borrower shall, and shall cause each of the other Relevant Parties to, maintain its classification as a partnership or disregarded entity for U.S. federal income tax purposes as represented in Section 4.11 and shall not recognize any transfer of an ownership interest in such Co-Borrower if the direct owner either (a) is not a U.S. Person or (b) is a Tax Exempt Person. Each Co-Borrower shall, and shall cause each of the other Relevant Parties to, pay, or cause to be paid, as and when due and prior to delinquency, all material Taxes, assessments and governmental charges of any kind that may at any time be lawfully due or levied against or with respect to such Person or any Project (including, in each case, all material Taxes, assessments and charges lawfully made by any Governmental Authority for public improvements that may be secured by a Lien on such Project); provided, however, that a Co-Borrower or other Relevant Party may, by appropriate proceedings, contest or cause to be contested in good faith any such Taxes, assessments and other charges and, in such event, may, if permitted by applicable Laws, permit the Taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when such Co-Borrower or other Relevant Party is in good faith contesting or causing to be contested the same by appropriate proceedings, so long as (a) appropriate segregated cash reserves have been established to pay any such Tax, assessments or other charges, accrued interest thereon and potential or other costs related thereto in accordance with GAAP, (b) enforcement of the contested Tax, assessment or other charge is effectively stayed pursuant to applicable Laws for the entire duration of such contest, and (c) any Tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is promptly paid after resolution of such contest.

Execution Version	92	A&R Credit Agreement (Hawkeye)

SECTION 5.07 Operation and Maintenance.

Each Co-Borrower shall, and shall cause each of its Opcos and the applicable Provider to, keep each Project in good operating condition consistent in all material respects with the applicable Portfolio Documents, all other agreements with respect to the Project (including any provisions of any manufacturer, installer or other warranties), Prudent Industry Practices and requirements of Law, and make or cause to be made all repairs necessary to keep such Projects in such condition (ordinary wear and tear excepted). With respect to replacements of panels or inverters of any Project, each Co-Borrower shall, and shall cause each of its Opcos and the applicable Provider to, use equipment manufactured by an Approved Manufacturer.

SECTION 5.08 Preservation of Rights; Maintenance of Projects; Warranty Claims; Security.

(a) Each Co-Borrower shall, and shall cause each of its Subsidiaries to, (i) perform and observe its material obligations under the Portfolio Documents, and to which such Relevant Party is a party and (ii) to preserve, protect and defend its (or its Subsidiary’s) material rights, under such Portfolio Documents, including prosecution of suits to enforce any right of such Relevant Party thereunder and enforcement of any claims with respect thereto. Each Co-Borrower and each of its Subsidiaries shall cause the applicable Provider to maintain any Permits as may be required in connection with the maintenance, repair or removal of any Project.

(b) Each Co-Borrower shall, and shall cause each of its Subsidiaries to, or shall cause the PortfolioCo Manager, the Manager or the Provider (as appropriate) to, on behalf of the applicable Subsidiary, pursue warranty claims related to a Project’s photovoltaic panels, inverters or other material components in accordance with the terms of the applicable warranty, unless the Administrative Agent waives such requirement in writing.

(c) Each Co-Borrower shall, and shall cause each Loan Party to, execute and deliver from time to time such other documents as shall be necessary or advisable, or that the Administrative Agent or Collateral Agent may reasonably request, in connection with the rights and remedies of the Secured Parties granted by or provided for in the Loan Documents and to perform the transactions contemplated therein.

(d) Each Co-Borrower shall, and shall cause each Loan Party to (i) take all actions as may be necessary or advisable, or that the Administrative Agent may reasonably request, to establish, maintain, protect, perfect and continue the perfection or the first-priority status (subject to Permitted Liens) of the security interests created (or purported to be created) by the Collateral Documents and (ii) furnish timely notice of the necessity of any such action together with such instruments, in execution form (if applicable), and such other information as may be required or reasonably requested to enable any appropriate Person to effect any such action. Without limiting the generality of the foregoing, each Co-Borrower shall, at its own expense, (A) execute and deliver or cause to be executed and delivered, acknowledge or cause to be acknowledged, file or cause to be filed or record or register or cause to be recorded or registered, or take any other action or cause any other action to be taken with respect to, such notices, statements, instruments and other documents (including any UCC financing statement or amendment or continuation statement) in all places necessary or advisable to establish, maintain, protect and perfect, and ensure the priority of, such security interests and in all other places that the Administrative Agent or any Lender shall reasonably request, (B) discharge all other Liens (other than Permitted Liens) or other claims adversely affecting the rights of the Secured Parties in the Collateral or the pledged interests and (C) deliver or publish all notices to third parties that may be required to establish or maintain the validity, perfection or priority of any Lien created pursuant to this Agreement or the Collateral Documents.

Execution Version	93	A&R Credit Agreement (Hawkeye)

(e) Without limiting its obligations under the foregoing clauses (c) and (d), each Co-Borrower shall, and shall cause each Loan Party to, take actions necessary or advisable (including filing, registering and recording all necessary instruments and documents and paying all fees, taxes, levies, imposts and periodic expenses in connection therewith), or that the Administrative Agent may reasonably request, to (i) create security arrangements, including, as applicable, the establishment of a pledge or the perfection of any Lien or, as applicable, the enforceability of a Lien as against such Subsidiary and any subsequent lienor (including a judgment lienor), holder of a charge, or transferee for or not for value, in bulk, by operation of Law, or otherwise, in each case granted, with respect to all future Assets in accordance with the requirements of all applicable Laws, or the Law of any other jurisdiction, as applicable, (ii) maintain the security and pledges created by this Agreement and the Collateral Documents in full force and effect at all times (including, as applicable, the priority thereof) and (iii) preserve and protect the Collateral and Membership Interests and protect and enforce its rights and title, and the rights and title of the Secured Parties, to the security created by this Agreement and the Collateral Documents.

(f)   Each Co-Borrower shall take all reasonable actions to maintain the filings referenced in Section 4.22(l) pursuant to applicable Laws.

SECTION 5.09 Energy Regulatory Laws.

Each Co-Borrower shall, and shall cause each of its Subsidiaries to, take all necessary actions to maintain (a) the status of each Project as a Qualifying Facility, and (b) such Co-Borrower’s and each of its Subsidiary’s exemptions from (i) the FPA, as provided in FERC’s regulations at 18 C.F.R. § 292.601(c), including the exemption from regulation under Sections 205 and 206 of the FPA as provided in § 292.601(c)(1), (ii) PUHCA, as provided in FERC’s regulations at 18 C.F.R. § 292.602(b), and (iii) certain state laws and regulations respecting the rates of electric utilities and the financial and organizational regulation of electric utilities, as provided in FERC’s regulations at 18 C.F.R. § 292.602(c).

SECTION 5.10 Compliance with Laws; Environmental Laws.

Each Co-Borrower shall, and shall cause each of its Subsidiaries to (a) comply in all material respects with, and conduct its business and operations in compliance in all material respects with, all applicable Laws (including Environmental Laws, consumer leasing and protection Law and any federal, state or local regulatory Laws) and Permits, and (b) procure, maintain in full force and effect and comply in all material respects with all Permits by the date such Permit is necessary or required to have been obtained under applicable Law.

SECTION 5.11 Payment of Claims.

(a) Except for those matters being contested pursuant to clause (b) below, the Co-Borrowers shall, and shall cause the other Relevant Parties to, pay (i) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by Law have or may become a Lien upon any of its Properties or Assets (hereinafter referred to as the “Claims”) and (ii) all U.S. federal, state, local and non-U.S. income Taxes, sales Taxes, excise Taxes and all other Taxes and assessments of the Relevant Parties on their businesses, income, profits, franchises or Assets, in each instance before any penalty or fine is incurred with respect thereto; provided, that without limiting the Sponsors’ obligations under the Cash Diversion Guaranty and the “Cash Diversion Guaranty” (as defined in the Senior Credit Agreements), the foregoing shall not be deemed to require that a Relevant Party pay any such Tax or other liability that is imposed on a Customer or that such Customer is contractually obligated to pay, and the term “Claims” shall be construed accordingly.

Execution Version	94	A&R Credit Agreement (Hawkeye)

(b) No Co-Borrower shall be required to pay, discharge or remove any Claim relating to any Project that it is otherwise obligated to pay, discharge or remove so long as such Co-Borrower contests (or causes to be contested) in good faith such Claim or the validity, applicability or amount thereof by an appropriate legal proceeding which operates to prevent the collection of such amounts and the sale of the applicable Project, so long as no Event of Default shall have occurred and be continuing and such Co-Borrower has provided the Administrative Agent with evidence that the Co-Borrowers are maintaining adequate reserves in accordance with GAAP to pay, discharge or remove such Claim.

SECTION 5.12 Maintenance of Insurance.

(a) Until the Debt Termination Date, each Co-Borrower shall cause, or shall cause the PortfolioCo Borrowers to, at its sole cost and expense, procure and maintain, or cause to be procured and maintained by the Providers, the PortfolioCo Manager and the Manager pursuant to the Portfolio Documents, and provide the Administrative Agent with acceptable evidence (in form and substance reasonably satisfactory to the Administrative Agent (acting on the instructions of the Required Lenders)) of the existence of, the types and amounts of insurance listed below with respect to the activities of its representatives in connection with this Agreement (collectively, the “Insurance Policies”) with reputable insurers rated at least A-, X by A.M. Best and “A” or higher by S&P or otherwise acceptable to the Administrative Agent (acting on the instructions of the Required Lenders). In addition, each Co-Borrower shall cause the PortfolioCo Borrowers and the Relevant Parties to take all necessary action to maintain any insurance that each such Relevant Party or Sponsor is required to maintain pursuant to the terms and conditions of the Transaction Documents. The following terms and conditions apply with respect to property and liability insurance maintained by or on behalf of each PortfolioCo Borrower or the Relevant Parties with respect to the Projects:

(i) All-Risk Property / Builders Risk. “All-Risk” property, as such term is used in the insurance industry, including coverage for mechanical and electrical breakdown (or “electrical arcing”) plus resulting or ensuing damage arising out of design error, faulty workmanship or faulty materials, the perils of flood and earthquake, windstorm (named or unnamed), hail, lightning, strike, riot and civil commotion, sabotage (non-terrorism but excluding acts of a named insured), resulting damage caused by extremes of temperature, vandalism and malicious mischief, subject to terms and conditions that are consistent with current industry practice and acceptable to the Administrative Agent (acting on the instructions of the Required Lenders). Coverage shall be maintained in an amount that is not less than the greater of: (i) the maximum total replacement cost value of Eligible Projects at risk for any one occurrence on a per occurrence basis, (ii) such other per occurrence and/or aggregate limits required by the Administrative Agent (acting on the instructions of the Required Lenders) and that are sufficient to comply with the requirements of the Transaction Documents or (iii) an amount that (A) is supported by a probable maximum loss (or “PML”) analysis performed by Beecher Carlson that is in a form and substance acceptable to the Administrative Agent (acting on the instructions of the Required Lenders) in consultation with the Insurance Consultant and (B) is sufficient to comply with the requirements of the Transaction Documents; provided, that coverage for the residential photovoltaic systems shall be included under an installation floater or other similar coverage (whether under the same policy required in this Section 5.12(a) or a separate policy) until the residential photovoltaic systems are fully constructed, tested and commissioned in an amount equal to the full replacement cost value of Assets. All responsibility for verification of compliance with the Transaction Documents shall rest solely with the PortfolioCo Borrowers. Sub-limits are permitted with respect to the following perils:

(A) inland transit (i) with a limit consistent with the replacement cost values at risk, if any, at all times or (ii) with such other limit in an amount not less than the amount approved by the Administrative Agent (acting on the instructions of the Required Lenders) in consultation with the Insurance Consultant;

Execution Version	95	A&R Credit Agreement (Hawkeye)

(B) offsite storage (i) with a limit consistent with the replacement cost values at risk, if any, at all times or (ii) with such other limit in an amount not less than the amount approved by the Administrative Agent (acting on the instructions of the Required Lenders) in consultation with the Insurance Consultant;

(C) earthquake and/or earth movement insurance (including California earthquake) with limits not less than: (i) than (i) one hundred percent (100%) of the 1-in-500-year event as determined by the PML study inclusive of business interruption or (ii) such other amount approved by the Administrative Agent (acting on the instructions of the Required Lenders) in consultation with the Insurance Consultant;

(D) flood insurance for both hazardous and non-hazardous zones with limits not less than: (i) the total insured value of Eligible Projects on a per occurrence and annual aggregate basis or (ii) such other amount required by the Administrative Agent (acting on the instructions of the Required Lenders) in consultation with the Insurance Consultant;

(E) named windstorm insurance with limits not less than (i) one hundred percent (100%) of the 1-in-500-year event as determined by the PML study inclusive of business interruption or (ii) such other amount approved by the Administrative Agent (acting on the instructions of the Required Lenders) in consultation with the Insurance Consultant;

(F) such other coverages acceptable to the Administrative Agent (acting on the instructions of the Required Lenders) that are customarily sub-limited and/or aggregated in reasonable amounts consistent with current industry practice with respect to similar risks and acceptable to the Administrative Agent (acting on the instructions of the Required Lenders), including a limit of not less than five million Dollars ($5,000,000) per occurrence for newly acquired property when coverage is provided on a reporting form basis; and

(G) Business interruption insurance, following all perils required and insured above under Section 5.12(a)(i) including mechanical or electrical breakdown and inland transit perils, with limits and terms and conditions approved by the Administrative Agent (acting on the instructions of the Required Lenders) (including all revenues derived from any renewable attribute of such Projects (including without limitation, any REC that is owned or sold) less non-continuing expenses). Contingent business interruption shall also be included with a limit and on terms and conditions acceptable to the Administrative Agent (acting on the instructions of the Required Lenders) to the extent such exposure exists. If coverage is subject to an indemnification period, such period shall not be less than twelve (12) months. The deductible or waiting period shall not exceed ten (10) days, except thirty (30) days for earthquake, flood and windstorm unless otherwise approved by the Administrative Agent (acting on the instructions of the Required Lenders) in consultation with the Insurance Consultant.

Execution Version	96	A&R Credit Agreement (Hawkeye)

Such policy shall include: (a) an automatic reinstatement of limits following each loss (except for the perils of earthquake, pollution cleanup, flood and windstorm (as provided for above)), (b) replacement cost (or functional replacement cost) valuation coverage with no deduction for depreciation and no coinsurance clauses (or a waiver thereof) and (c) mechanical and electrical breakdown insurance including coverage for resulting damage with respect to consequence of design, workmanship or material defect on a replacement cost (or functional replacement cost) basis with limits acceptable to the Administrative Agent (acting on the instructions of the Required Lenders).

All such policies may have deductibles of not greater than ten thousand Dollars ($10,000) on a per location basis and a maximum of two hundred fifty thousand Dollars ($250,000) for any single event, except five percent (5%) of the value of property suffering damage, subject to a maximum of five hundred thousand Dollars ($500,000) for earthquake and/or earth movement, and named windstorm, or as otherwise agreed by the Administrative Agent (acting on the instructions of the Required Lenders) in consultation with the Insurance Consultant.

(ii) Automobile Liability. Automobile liability for any owned, leased, non-owned and hired automobiles for both bodily injury and property damage in accordance with statutory legal requirements, with combined single limits of no less than one million Dollars ($1,000,000) per accident with respect to bodily injury, property damage or death; provided, that if a Provider, Manager, PortfolioCo Manager, or any PortfolioCo Borrower hires or leases any non-owned automobile, then contingent liability for such hired, leased and non-owned automobiles may be obtained through endorsement to the general liability policy above. Deductibles in excess of twenty-five thousand Dollars ($25,000) shall be subject to review and approval by the Administrative Agent (acting on the instructions of the Required Lenders).

(iii) Commercial General Liability. Commercial general liability insurance, written on “occurrence” policy form, including coverage for premises/operations, products/completed operations, property damage, blanket contractual liability, and personal injury, with no exclusions for explosion, collapse and underground perils, wildfire, or fire, with primary coverage limits of no less than one million Dollars ($1,000,000) for any one occurrence for injuries or death to one or more persons or damage to property including products and completed operations and an annual aggregate limit of not less than two million Dollars ($2,000,000). The commercial general liability policy shall also include a severability of interests clause and insure punitive damages to the extent commercially available and allowed by applicable Law. Deductibles in excess of twenty-five thousand Dollars ($25,000) shall be subject to review and approval by the Administrative Agent (acting on the instructions of the Required Lenders).

Execution Version	97	A&R Credit Agreement (Hawkeye)

(iv)   Excess/Umbrella Liability. Excess/Umbrella liability in excess of the Automobile Liability and Commercial General Liability limits indicated above with limits not less than twenty million Dollars ($20,000,000) per occurrence and twenty million Dollars ($20,000,000) in the annual aggregate. Such coverage shall be on a per occurrence basis and shall include drop down provisions in the event of exhaustion of the underlying limits or aggregates and apply on a following form basis to the primary policies required in Section 5.12(a)(ii) and (iii) above. If the policy or policies provided under these aggregate limits are reduced by more than five million Dollars ($5,000,000) during the applicable policy term by any one or more incidents, occurrences, claims, settlements or judgments against such insurance which has caused the insurer to establish a reserve, the Co-Borrowers shall, or shall cause the PortfolioCo Borrowers to, take immediate steps to restore such aggregate limits or shall provide other equivalent insurance protection approved by the Administrative Agent (acting on the instructions of the Required Lenders). The Administrative Agent (acting on the instructions of the Required Lenders) shall have the right to reevaluate and increase the limits of umbrella or excess liability insurance required in this Section 5.12(a)(iv) on an annual basis.

(v)   Contractors and Subcontractors. The Co-Borrowers shall, or shall cause the PortfolioCo Borrowers to, use commercially reasonable efforts to require contractors and subcontractors with which it has a direct contractual relationship, if any, that will be performing construction, operations and maintenance or other on-site work on its behalf (as applicable), to obtain and maintain the types of insurance required in Section 5.12(a)(ii) and (iii) above in amounts that are customary for contractors and subcontractors performing similar work and operations.

(b) With respect to all property insurance (including any excess or difference in conditions policies, if applicable) required pursuant to Section 5.12(a):

(i) PortfolioCo Borrowers, the Relevant Parties and each of their members and each Lender Party shall be included as either the “named insured” or an additional “insured”.

(ii) Co-Borrowers hereby waive, and shall cause the PortfolioCo Borrowers and the Relevant Parties and each of their members to waive, any rights of subrogation against the Secured Parties and shall cause any such property Insurance Policies to include or be endorsed to include a waiver of subrogation in favor of the Secured Parties.

(iii) Such property insurance shall include the following severability of interest and non-vitiation wording (or such other similar wording acceptable to the Administrative Agent (acting on the instructions of the Required Lenders)):

“This Policy shall apply as if a separate policy had been issued to each insured provided that the total liability of the insurer to all parties collectively shall not exceed the sums insured and limits and sublimits of liability specified in the Schedule, elsewhere in the Policy, or endorsed thereto. A vitiating act committed by one insured party shall not prejudice the right to indemnity of any other insured party who has an insurable interest and who has not committed a vitiating act.”

Execution Version	98	A&R Credit Agreement (Hawkeye)

(iv)	[Reserved]

(v)	[Reserved]

(vi) To the extent commercially available, such Insurance Policies shall be endorsed to provide at least thirty (30) days’ prior written notice (or ten (10) days’ prior notice if such cancellation is due to failure to pay premiums) of cancellation to the Administrative Agent. If such endorsement for notice of cancellation shall not be commercially available, the Co-Borrowers shall be obligated to provide, or shall cause the PortfolioCo Borrowers to provide, the required written notice of cancellation to the Administrative Agent.

(vii)    All such Insurance Policies shall have limits and sublimits at least equal to those contained in the policies listed on Schedule 4.14 unless otherwise approved by the Administrative Agent (acting on the instructions of the Required Lenders) in consultation with the Insurance Consultant.

(viii) Such Insurance Policies shall have deductibles in accordance with Prudent Industry Practices, the Portfolio Documents and the policies listed on Schedule 4.14 unless otherwise approved by the Administrative Agent (acting on the instructions of the Required Lenders) in consultation with the Insurance Consultant.

(c) With respect to all liability insurance required pursuant to Section 5.12(a):

(i) To the extent commercially available, such Insurance Policies shall be endorsed to provide at least thirty (30) days’ prior written notice (or ten (10) days’ prior notice if such cancellation is due to failure to pay premiums) of cancellation to the Administrative Agent. If such endorsement for notice of cancellation shall not be commercially available, the Co-Borrowers shall be obligated to provide, or shall cause the PortfolioCo Borrowers to provide, the required written notice of cancellation to the Administrative Agent. Such Insurance Policies shall include the PortfolioCo Borrowers, the Relevant Parties and each of their members and the Lender Parties as “named insureds”.

(ii) Such Insurance Policies shall include an endorsement to the policy naming (or providing via blanket endorsements as required by written contract) the Administrative Agent, and the Lenders, and their respective permitted successors, assigns, members, directors, officers, employees, lenders, investors, representatives and Administrative Agents as additional insureds on a primary and non-contributory basis.

(iii) Each Co-Borrower hereby waives, and shall cause the PortfolioCo Borrowers, Relevant Parties and each of their members to waive, any rights of subrogation against the Secured Parties and shall cause any such liability Insurance Policies to include or be endorsed to include a waiver of subrogation in favor of the Secured Parties.

(iv) Such Insurance Policies shall include a severability of interest or separation of insureds clause with no material exclusions for cross-liability clause.

Execution Version	99	A&R Credit Agreement (Hawkeye)

(v) All such Insurance Policies shall have limits and sublimits at least equal to those contained in the policies listed on Schedule 4.14.

(vi) All such Insurance Policies shall have deductibles in accordance with Prudent Industry Practices, the Portfolio Documents and the policies listed on Schedule 4.14.

(d) The Co-Borrowers shall, and shall cause the PortfolioCo Borrowers and the Relevant Parties to, provide a written notice of any material change to the Administrative Agent unless such notice is otherwise provided by endorsement of the required Insurance Policies. For the purposes of this Section 5.12(d), “material change” means any reduction of more than twenty-five percent (25%) of any policy aggregate limit for earthquake (or earth movement as the case may be), flood, windstorm (if an aggregate applies) or excess liability or any other change that would cause the Relevant Parties to be in non-compliance with the insurance requirements of the Transaction Documents.

(e) Prior to the Closing Date and on each anniversary of the Closing Date thereafter (or earlier in conjunction with the renewal or replacement of the Insurance Policies), the Co-Borrowers shall, or shall cause the PortfolioCo Borrowers and Relevant Parties to, provide detailed evidence of insurance (in a form acceptable to the Administrative Agent (acting on the instructions of the Required Lenders)) including certificates of insurance and copies of applicable insurance binders and policies (if requested), as well as a statement from the PortfolioCo Borrowers and/or its authorized insurance representative confirming that such insurance is in compliance with the terms and conditions of this Section 5.12, is in full force and effect and all premiums then due have been paid or are not in arrears.

(f)   No provision of this Agreement shall impose on the Administrative Agent or any other Secured Party any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by or on behalf of the PortfolioCo Borrowers, the Relevant Parties or their members, nor shall the Administrative Agent or any other Secured Party be responsible for any representations or warranties made by or on behalf of the PortfolioCo Borrowers, the Relevant Parties, their members or any other Person to any insurance agent or broker, insurance company or underwriter.

(g) On an annual basis, not later than forty-five (45) days before renewal of a PortfolioCo Borrower’s property insurance policies, the Co-Borrowers shall, or shall cause the PortfolioCo Borrowers to, cause a nationally recognized insurance or other applicable expert to perform and deliver, with a copy to the Administrative Agent, a probable maximum loss analysis (or analyses) with respect to the Properties of such PortfolioCo Borrower and the Relevant Parties. Such probable maximum loss analysis (or analyses) shall include at a minimum the peril of earthquake and windstorm and shall be based on not less than a 1 in 500 year event. The Administrative Agent, the relevant Co-Borrower shall, or shall cause the relevant PortfolioCo Borrower and each Relevant Party to, review such probable maximum loss analysis, and such PortfolioCo Borrower and the Relevant Parties shall make appropriate adjustments (in consultation with, and with the prior written reasonable approval of, the Administrative Agent (acting on the instructions of the Required Lenders)) to the types and amounts of insurance they maintain pursuant to Section 5.12(a) to reflect not less than one hundred percent (100%) of the probable maximum loss analysis (or analyses) at all times (including the use of extrapolation method to account for Properties not yet built, as applicable).

(h) If at any time a PortfolioCo Borrower determines in its reasonable judgment that any insurance (including the limits or deductibles thereof) required to be maintained by this Section 5.12 is not available on commercially reasonable terms due to prevailing conditions in the commercial insurance market at such time, then upon the written request of such PortfolioCo Borrower together with a written report of such PortfolioCo Borrower’s insurance broker or another independent insurance broker of nationally-recognized standing in the insurance industry (i) certifying that such insurance is not available on commercially reasonable terms (and, in any case where the required maximum coverage is not reasonably available, certifying as to the maximum amount which is so available), (ii) explaining in detail the basis for such broker’s conclusions (including but, not limited to, the cost of obtaining the required coverage(s) as well as the proposed alternative coverage(s)), and (iii) containing such other information as the Administrative Agent (in consultation with the Insurance Consultant) may reasonably request, the Administrative Agent may (after consultation with the Insurance Consultant) temporarily waive such requirement and only to the extent that such PortfolioCo Borrower can demonstrate that such temporary waiver will not cause such PortfolioCo Borrower or the Relevant Parties to be out of compliance with the Portfolio Documents or that a similar waiver has been obtained under such Portfolio Documents; provided, however, that the Administrative Agent (acting on the instructions of the Required Lenders), may in its sole judgment, decline to waive any such insurance requirement(s). At any time after the granting of any temporary waiver pursuant to this Section 5.12 but not more than once in any year, the Administrative Agent may request, and each Co-Borrower shall furnish to the Administrative Agent within thirty (30) days after such request, an updated insurance report reasonably acceptable to the Administrative Agent (in consultation with the Insurance Consultant and acting on the instructions of the Required Lenders) from such PortfolioCo Borrower’s independent insurance broker. Any waiver granted pursuant to this Section 5.12 shall expire, without further action by any party, immediately upon (A) such waived insurance requirement becoming available on commercially reasonable terms, as reasonably determined by the Administrative Agent (in consultation with the Insurance Consultant and the relevant PortfolioCo Borrower and acting on the instructions of the Required Lenders) or (B) failure of a Co-Borrower to cause the PortfolioCo Borrowers to deliver an updated insurance report pursuant to clause (ii) above.

Execution Version	100	A&R Credit Agreement (Hawkeye)

SECTION 5.13 Inspection.

(a) Each Co-Borrower agrees that, with five (5) Business Days’ prior written notice, it will permit, and cause each of its Subsidiaries to permit, any representatives and consultants of the Lender Parties, during the applicable Relevant Party’s normal business hours, to examine on-site all the books of account, records, reports and other papers of the Relevant Parties, to make copies and extracts therefrom (provided that such on-site examination is not prohibited under applicable Law, or governmental decree, order, rule or proclamation such as a “stay at home” order), and each Co-Borrower further agrees to discuss its affairs, finances and accounts with the officers, employees, Independent certified public accountants and other consultants of such Lender Parties, all at such reasonable times and at such Co-Borrower’s expense; provided, that except during the continuation of an Event of Default, such examinations may occur no more frequently than once per calendar year. Each Co-Borrower shall promptly deliver copies of any Portfolio Documents as may be requested by the Administrative Agent from time to time.

(b) Each Co-Borrower will permit, and shall cause each of its Subsidiaries to permit, the Administrative Agent to conduct, in each case, at the sole cost and expense of such Co-Borrower, field audits and examinations of the Projects, and appraisals of the Projects; provided, that (i) such field audits and examinations and appraisals may be conducted not more than once per any twelve (12)-month period, (ii) the Administrative Agent shall consult with such Co-Borrower regarding the costs and expenses of such field audits and examinations and appraisals, and (iii) the Administrative Agent will not require a field audit, examination or appraisal of the Projects, so long as it receives copies of the results of such field audit, examination or appraisal of the Projects performed on behalf of the Senior Administrative Agent under the Senior Credit Agreements within the immediately preceding twelve (12)-month period, and is reasonably satisfied with the results thereof; provided, however, the limitations in the immediately preceding proviso shall not apply during the existence and continuance of an Event of Default.

Execution Version	101	A&R Credit Agreement (Hawkeye)

SECTION 5.14 Cooperation.

Each Co-Borrower shall, and shall cause its Subsidiaries to, cooperate and provide reasonable information and other assistance in connection with any proposed assignment or participation of a Loan permitted by Section 11.05(b).

SECTION 5.15 Collateral Accounts; Collections.

(a) Each Co-Borrower shall maintain, and shall cause its Subsidiaries to maintain, in full force and effect each of the Collateral Accounts, the Wholly-Owned Opco Collections Accounts and the Standing Instructions in accordance with the terms of the Loan Documents and with an Acceptable Bank.

(b) Each Co-Borrower shall, and shall cause each Relevant Party to, ensure that at all times each counterparty to a Project Document is directed to pay all Rents, PBI Payments or other payments due to a Relevant Party under such Project Document in accordance with the terms of the Senior Loan Documents.

(c)   Each Co-Borrower shall, and shall cause each Loan Party to, remit any amounts received by it or received by third parties (other than pursuant to the terms of the Loan Documents) on its behalf to the appropriate Collateral Account for deposit in accordance with the terms of the Loan Documents.

(d) Each Co-Borrower shall cause its Holdcos to deposit all distributions in respect of the Holdco Membership Interests (other than any distributions received in respect of the proceeds of Excluded Property, as evidenced by documentation reasonably acceptable to the Administrative Agent (acting on the instructions of the Required Lenders)) directly into the applicable Senior Loan Collections Account (unless required to be paid into an account of any Subsidiary of the Co-Borrowers pursuant to the terms of the Senior Loan Documents).

(e) Except as expressly provided in the foregoing clauses (a) through (d) or any other provision of the Loan Documents, each Co-Borrower shall cause each of its Subsidiaries to deposit all distributions in respect of its Membership Interests (other than any distributions received in respect of the proceeds of Excluded Property, as evidenced by documentation reasonably acceptable to the Administrative Agent (acting on the instructions of the Required Lenders)) directly into the Borrower Collections Account.

SECTION 5.16 Performance of Agreements.

Each Co-Borrower shall, and shall cause its Subsidiaries to, duly and punctually perform, observe and comply in all material respects with all of the terms, provisions, conditions, covenants and agreements on its part to be performed, observed and complied with hereunder and under the other Portfolio Documents to which it is a party. Each Co-Borrower shall, and shall cause its Subsidiaries to, prudently exercise and enforce their rights, authorities and discretions under the Portfolio Documents to which they are a party.

SECTION 5.17 Customer Agreements and REC Contracts.

(a) Each Customer Agreement entered into following the Closing Date shall be an Eligible Customer Agreement.

Execution Version	102	A&R Credit Agreement (Hawkeye)

(b) Each Co-Borrower shall ensure that each applicable Opco is assigned all rights to receive the PBI Payments and the related PBI Documents in respect of each Eligible Project.

(c) With respect to each Wholly-Owned Opco that is subject to the lien of the Senior Credit Agreement, within ten (10) Business Days of the Closing Date, each such Wholly-Owned Opco has executed a REC Transfer Agreement (Sub to Borrower) in favor of one or more of the Co-Borrowers. Within ten (10) Business Days after the Closing Date, each Wholly-Owned Opco that is subject to the lien of the Boardwalk Credit Agreement shall execute a REC Transfer Agreement (Sub to Borrower) in favor of one or more of the Co-Borrowers. Within five (5) days after a Subsidiary becoming a Wholly Owned Opco, the Co-Borrowers shall cause such Wholly-Owned Opco to execute a REC Transfer Agreement (Sub to Borrower) in favor of one or more of the Co-Borrowers.

SECTION 5.18 Management Agreements.

The Co-Borrowers shall, and shall cause the Manager and PortfolioCo Manager and each Relevant Party to, (a) perform and observe all of the material terms, covenants and conditions of the Management Agreement, the ESE MSA (Initial Co-Borrowers), the ESE MSA (Co-Borrower 4), or the PortfolioCo Management Agreement on the part of such party to be performed and observed and (b) promptly notify the Administrative Agent of any notice to the Co-Borrowers of any material default under the Management Agreement, the ESE MSA (Initial Co-Borrowers), the ESE MSA (Co-Borrower 4), or the PortfolioCo Management Agreement. If the Co-Borrowers or the PortfolioCo Borrowers shall default in the performance or observance of any material term, covenant or condition of either the Management Agreement, the ESE MSA (Initial Co-Borrowers), the ESE MSA (Co-Borrower 4), or the PortfolioCo Management Agreement to be performed or observed by it, then, without limiting the Administrative Agent’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing the Manager or the PortfolioCo Manager or any Relevant Party from any of its obligations under the Loan Documents or the Co-Borrowers under the the Management Agreement, the ESE MSA (Initial Co-Borrowers), or the ESE MSA (Co-Borrower 4), or the PortfolioCo Borrowers under the PortfolioCo Management Agreement, the Co-Borrowers grant the Administrative Agent on its behalf the right, upon prior written notice to the Co-Borrowers, to pay any sums and to perform any act as may be reasonably appropriate to cause such material conditions of the Management Agreement, the ESE MSA (Initial Co-Borrowers), the ESE MSA (Co-Borrower 4), or the PortfolioCo Management Agreement on the part of the Co-Borrowers or the PortfolioCo Borrowers to be performed or observed; provided, however, that the Administrative Agent will not be under any obligation to pay such sums or perform such acts.

SECTION 5.19 Use of Proceeds and Margin Security; Governmental Regulation.

(a) The Co-Borrowers shall apply the proceeds of the Loans exclusively as permitted pursuant to Section 2.01.

(b) No portion of the proceeds from the making of the Loans will be used by any Co-Borrower, a Loan Party, a Sponsor Party or any other Person in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System. Nor is any Co-Borrower engaged principally, or as one of its principal activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined or used in Regulation T, U or X of the Board of Governors of the Federal Reserve System).

(c) Each of the Projects shall be a Qualifying Facility.

Execution Version	103	A&R Credit Agreement (Hawkeye)

(d) Each Co-Borrower, and each of its Subsidiaries, shall not be (i) a “public utility” under the FPA, and (ii) subject to, or is exempt from, regulation as a “holding company” under PUHCA.

(e) Each Co-Borrower and each of its Subsidiaries shall either not be subject to, or shall be exempt from, regulation as a “public utility,” an “electric utility,” “electric corporation,” or a “holding company,” or similar terms, under the relevant State’s laws or regulations, including state laws and regulations respecting the rates of electric utilities and the financial and organizational regulation of electric utilities.

(f)   None of the Co-Borrowers or any of their Subsidiaries shall be required to register as an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act.

(g) None of the Co-Borrowers or any of their Subsidiaries shall be subject to regulation under any federal or state statute or regulation that limits their ability to incur indebtedness for borrowed money.

(h) Solely as the result of the execution and delivery of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents, or the performance of obligations under the Loan Documents, none of the Lenders shall be subject to regulation (i) as a “public utility” under the FPA, or (ii) as a “holding company,” or similar terms, under the relevant State’s laws or regulations.

SECTION 5.20 Project Expenditures.

Each Co-Borrower shall, and shall cause the Relevant Parties, the Manager, the PortfolioCo Manager and the Providers to, operate and maintain the Projects pursuant to the then-current operating budgets, the Maintenance Services Agreements, the Portfolio Documents, all other agreements with respect to the Project (including any provisions of any manufacturer, installer or other warranties), Prudent Industry Practices and applicable Law.

SECTION 5.21 Tax Equity Opco Matters.

(a) Any capital contribution or loan required to be made by any Holdco to any Tax Equity Opco pursuant to such Tax Equity Opco’s Limited Liability Company Agreement or any other Tax Equity Document shall be made solely from the proceeds of Excluded Property (it being understood that such loan shall not be Excluded Property with repayments on such loan to be paid directly into the Borrower Collections Account (unless required to be paid into an account of any Subsidiary of the Co-Borrowers pursuant to the terms of the Senior Loan Documents)).

(b) Each Co-Borrower shall, and shall cause each applicable Holdco to, enforce its rights under the Tax Equity Documents to ensure that each Opco shall make and apply the maximum distributions to the managing members in accordance with the Tax Equity Documents and, without limitation, and except as required by the Tax Equity Documents, shall not agree to the maintenance of any cash reserve within any applicable Opco without the consent of the Administrative Agent (acting on the instructions of the Required Lenders).

(c) With respect to any “imputed underpayment” (within the meaning of Section 6225 of the Code) assessed or imposed against a Tax Equity Opco, each Co-Borrower shall, to the extent permitted under the applicable Tax Equity Opco Limited Liability Agreement, cause such Tax Equity Opco to make an election under Section 6226 of the Code to make Section 6225 of the Code inapplicable to the imputed underpayment; and if the applicable Tax Equity Opco Limited Liability Agreement does not permit such an election, each Co-Borrower shall use commercially reasonable efforts to cause an amendment to such agreement to permit such an election.

Execution Version	104	A&R Credit Agreement (Hawkeye)

(d) Each Co-Borrower shall, and shall cause each applicable Holdco to, take all necessary actions to satisfy each of the Tax Equity Opco Covenants.

(e) Each Co-Borrower shall, and shall cause each applicable Holdco to, cause at all times either (i) each of the Senior Tax Equity Consents to remain in full force and effect and in favor of the Senior Collateral Agent or (ii) each of the Senior Tax Equity Consents to be assigned to the Collateral Agent for the benefit of the Secured Parties.

(f) The Co-Borrowers shall use commercially reasonable efforts to exercise an option to purchase the outstanding “class A” membership interests of (i) ORE F5A HoldCo, LLC; ORE F6 HoldCo, LLC; RPV Fund 11 LLC; and RPV Fund 13 LLC on or before December 31, 2022 and (ii) Ampere Owner IV; Volta Solar Owner II; SunServe Residential Solar I, LLC; and ORE F4 HoldCo, LLC on or before December 31, 2023.

SECTION 5.22 Recapture.

Each Relevant Party will take all commercially reasonable actions to avoid any (a) recapture of (or other liability to repay) all or part of any Grant awarded with respect to any Project by the Treasury or (b) loss, disallowance, recapture or recapture of all or part of any ITC claimed with respect to any Project.

SECTION 5.23 Termination of Servicer.

(a) In the event that a Servicer Termination Event occurs, the Administrative Agent or Collateral Agent (each acting on the instructions of the Required Lenders) may, in its sole discretion, direct any Wholly-Owned Opco to deliver notice to the Provider under any Maintenance Services Agreement to which a Wholly-Owned Opco is a party and to the Backup Servicer or the Transition Manager under the applicable Backup Servicer Agreement or Transition Management Agreement to which a Wholly-Owned Opco is a party, triggering the transition process for the replacement of such Provider under the applicable Backup Servicer Agreement or Transition Management Agreement. Each Co-Borrower shall, and shall cause each of its Subsidiaries to, immediately take all such action necessary (including the delivery of notice) to terminate the Provider and transition to a replacement Provider acceptable to the Administrative Agent (acting on the instructions of the Required Lenders), which shall include the Back-Up Servicer or Transition Manager; provided that, if the Senior Debt Termination Date has not occurred, the Co-Borrowers’ obligation under this sentence shall be (i) to use commercially reasonable efforts to cause the Senior Administrative Agent to approve the termination of the Provider and transition to a replacement Provider acceptable to the Administrative Agent (acting at the instruction of the Required Lenders) and (ii) promptly following receipt of such approval, to, and to cause each of its Subsidiaries to, immediately take all such action necessary (including the delivery of notice) to terminate the Provider and transition to a replacement Provider acceptable to the Administrative Agent (acting on the instructions of the Required Lenders) or such other replacement Provider reasonably approved by the Senior Administrative Agent.

(b) In the event that (i) a Servicer Termination Event occurs, and (ii) a Tax Equity Opco or a Holdco has the right to terminate a Maintenance Services Agreement or Provider pursuant to the terms of any Maintenance Services Agreement to which a Tax Equity Opco is a party, the Administrative Agent (acting on the instructions of the Required Lenders) may, in its sole discretion, deliver notice to the relevant Co-Borrower requiring it to cause the applicable Holdco to trigger the transition process for the replacement of such Provider under the applicable Backup Servicer Agreement or Transition Management Agreement, and such Co-Borrower shall, and shall cause the applicable Holdco to, immediately take all such action necessary (including the delivery of notice) to terminate the Provider and transition to a replacement Provider acceptable to the Administrative Agent (acting on the instructions of the Required Lenders), which shall include the Back-Up Servicer or Transition Manager. Following a Servicer Termination Event, the Co-Borrowers shall, and shall cause the applicable Holdco to, only exercise any approval or consent right held by an Opco to object to or veto the identity of a replacement Provider (or any candidate for such role) or the terms and conditions of a replacement Maintenance Services Agreement, with the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders).

Execution Version	105	A&R Credit Agreement (Hawkeye)

(c) At all times until the Debt Termination Date, the Co-Borrowers shall maintain, and shall ensure that each Relevant Party maintains, a Backup Servicer Agreement or a Transition Services Agreement in respect of each Maintenance Services Agreement. Without limitation, (i) the Co-Borrowers shall, and shall ensure that each Tax Equity Opco, promptly (and no later than one (1) day after receipt) informs the Administrative Agent of any request by a Tax Equity Opco or Tax Equity Member to amend a Backup Servicer Agreement (and provides a copy of such request) and (ii) if a Tax Equity Opco or Tax Equity Member terminates, or requires the termination of, any Backup Servicer Agreement within sixty (60) days of the Closing Date, the Co-Borrowers shall ensure that the applicable Backup Servicer Agreement is terminated and that the applicable Tax Equity Opco enters into a replacement Backup Servicer Agreement within fifteen (15) Business Days of such termination with a replacement Backup Servicer, and on terms and conditions acceptable to the Administrative Agent (acting on the instructions of the Required Lenders). Each of the Co-Borrowers acknowledges and consents to the Administrative Agent’s right (but not obligation) (i) to give notices (including a “Servicing Transition Notice” as defined in a Backup Servicer Agreement), directions and instructions under each Backup Servicer Agreement (provided that, prior to the Senior Debt Termination Date, such notices, directions and instructions may be superseded by notices, directions and instructions of the Senior Administrative Agent) and (ii) to cure defaults of the Sponsor and Provider under each Backup Servicer Agreement.

SECTION 5.24 Deposits to Borrower Collections Account.

(a) Each Co-Borrower shall cause the Manager to transfer any checks representing recurring payments to an Opco into its applicable Lockbox Account no later than the third (3rd) Business Day following receipt.

(b) Each Co-Borrower shall cause the Manager to use commercially reasonable efforts to identify the payor of any non-recurring Customer ACH or credit card payments as soon as reasonably practicable and shall cause all OpCo Collections that have been identified as being payable to an Opco to be deposited into its applicable Lockbox Account no less frequently than twice monthly.

(c) Each Co-Borrower shall cause the Manager to deposit any recurring Customer ACH or debit card payments that are due to an Opco into the applicable Lockbox Account upon receipt of such payments.

(d) Each Co-Borrower shall cause the Manager to deposit all checks representing PBI Payments received on or after the Closing Date into the Lockbox Account of the applicable Opco no later than thirty (30) days following the receipt of such checks by or on behalf of the Manager.

Execution Version	106	A&R Credit Agreement (Hawkeye)

(e) Each Co-Borrower shall cause the Holdcos to deposit all distributions in respect of the Managing Member Membership Interests (other than any distributions received in respect of the proceeds of Excluded Property, as evidenced by documentation reasonably acceptable to the Administrative Agent (acting on the instructions of the Required Lenders)) directly into the Borrower Collections Account (unless required to be paid into an account of any Subsidiary of the Co-Borrowers pursuant to the terms of the Senior Loan Documents).

(f)   Each Co-Borrower shall cause the Manager and each Holdco to maintain each Lockbox Account with an Acceptable Bank and free and clear of any Lien over such Lockbox Account or the amounts deposited therein.

(g) Pursuant to standing instructions in a form reasonably acceptable to the Administrative Agent (acting on the instructions of the Required Lenders) (the “Standing Instructions”), the Co-Borrowers shall cause the Manager to transfer any amounts deposited into a Wholly-Owned Opco Collections Accounts on a daily basis into the Wholly-Owned Opco Operating Account.

(h) Each Co-Borrower shall cause all proceeds from the sale of Eligible RECs to be deposited directly into the applicable Senior Loan Collections Account, or if no such account exists, into the Borrower Collections Account.

(i)    Each Co-Borrower shall cause Spruce Market (a) no later than ten (10) Business Days after the Closing Date, to maintain a bank account with an Acceptable Bank (the “Spruce Market Account”) which shall be free and clear of all Liens other than a lien in favor of the Collateral Agent and (b) to cause all amounts payable to Spruce Market to be deposited into the Spruce Market Account.

SECTION 5.25 Prepaid Customer Agreements.

Each Co-Borrower shall cause all Projects subject to Prepaid Customer Agreements to be transferred to an Affiliate of the Sponsors that is not a direct or indirect subsidiary of such Co-Borrower by no later than thirty (30) days following the date that the applicable Opco becomes a Wholly-Owned Opco of such Co-Borrower, at the sole cost and expense of the Sponsors or Affiliate of the Sponsors (other than a Relevant Party).

SECTION 5.26 [Reserved]

SECTION 5.27 Audits and Investigations.

If at any time after the Closing Date (a) any Relevant Party or any Affiliate thereof receives (i) any notification of any audit, examination, administrative proceeding or investigation by any Governmental Authority, or any “Information Document Request” or similar information or document request from the IRS or the Treasury, with respect to any Opco or (ii) written guidance directed to any Relevant Party or any affiliate thereof from the IRS or the Treasury setting forth recommended values for any solar projects any Opco acquired, sold, leased, developed, constructed or operated, or (b) the IRS, Department of Justice or the Treasury issues any written allegation, finding, notice, announcement or revenue agent’s report to the effect that any Opco submitted claims under the Grant program or the Code based on misrepresentations, then the Co-Borrowers shall in each case, promptly (but in any event, within five (5) Business Days) provide notice of the same and (to the extent doing so is not limited by privilege or prohibited by restrictions on confidentiality) a true, correct and complete copy thereof to the Administrative Agent.

SECTION 5.28 Class A Membership Interest Purchase.

The Co-Borrowers shall use commercially reasonable efforts to acquire, either directly or through one of the Co-Borrower’s Subsidiaries, the outstanding membership interests of each Tax Equity Member in a Tax Equity Opco (whether pursuant to purchase, call, put or withdrawal option); provided, that the aggregate amounts paid by the Co-Borrowers and their Subsidiaries in respect of all such acquisitions shall be paid solely with (a) amounts contributed by the Sponsor solely for the purpose of funding such acquisition, (b) amounts available in the Additional Reserve Account and (c) amounts available in the Borrower Collections Account on the date of such acquisition; provided, further, that in no event shall the aggregate amount described in the immediately preceding clauses (c) and (d) exceed five million one hundred thousand Dollars ($5,100,000).

Execution Version	107	A&R Credit Agreement (Hawkeye)

SECTION 5.29 Senior Excluded REC Revenue.

The Co-Borrowers shall cause any Senior Excluded REC Revenue to be deposited into the Borrower Collections Account.

ARTICLE VI.

NEGATIVE COVENANTS

SECTION 6.01 Indebtedness.

Each Co-Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except for the following (collectively, “Permitted Indebtedness”):

(a) the Obligations;

(b) unsecured trade payables which are not evidenced by a note or are otherwise indebtedness for borrowed money and which arise out of purchases of goods or services in the ordinary course of business; provided, however, (i) such trade payables are payable not later than ninety (90) days after the original invoice date and are not overdue by more than thirty (30) days and (ii) the aggregate amount of such trade payables outstanding does not, at any time, exceed $1,000,000 in the aggregate for the Co-Borrowers and their Subsidiaries;

(c) loans made by a Holdco to an Opco solely to the extent made with the proceeds of Excluded Property in accordance with Section 5.21(a);

(d) subject to Section 9.03, Indebtedness incurred under loans made by the Sponsors to the Co-Borrowers which are subordinated to the Obligations, evidenced by a subordinated note and pledged in favor of the Collateral Agent under documentation and terms acceptable to the Administrative Agent (acting on the instructions of the Required Lenders); provided, that in no event shall Indebtedness pursuant to Section 6.01(d) or Section 9.03 of the PortfolioCo Credit Agreement be Permitted Indebtedness pursuant to this Agreement;

(e) to the extent constituting Indebtedness, obligations or liabilities of an Opco arising under any Eligible REC Contract or Permitted REC Contract (or any guarantee in respect thereof that is also subject to the limitation on recourse and other conditions in clauses (a) through (f) of the definition of Permitted REC Contract) other than any obligation or liability constituting indebtedness for borrowed money; or

(f) subject to Section 6.18, the Other Loan Obligations.

Execution Version	108	A&R Credit Agreement (Hawkeye)

In no event shall any Indebtedness other than the Obligations be secured, in whole or in part, by the Collateral or other Assets or any portion thereof or interest therein and any proceeds of any of the foregoing.

SECTION 6.02 No Liens.

No Co-Borrower shall, nor shall permit its Subsidiaries to, create, incur, assume or permit to exist any Lien on any Asset now owned or hereafter acquired by it except Permitted Liens.

SECTION 6.03 Restriction on Fundamental Changes.

Other than with respect to a Released Project or a Released Subsidiary, no Co-Borrower shall, nor shall permit its Subsidiaries to, (a) merge or consolidate with another Person, (b) sell, assign, transfer or dispose of (including as a result of division) any part of the Collateral other than

(i) sales, assignments, transfers or dispositions of obsolete, worn-out or replaced Property or Assets not used or useful in its business, (ii) sales of Projects to Customers pursuant to the express terms of the Customer Agreements (provided that the proceeds thereof received by the Relevant Parties are applied in accordance with Section 3.02) or (iii) otherwise as expressly permitted by this Agreement, (c) liquidate, wind-up or dissolve any Subsidiary or (d) withdraw or resign from any Subsidiary (including in the capacity as managing member).

SECTION 6.04 Bankruptcy, Receivers, Similar Matters.

Each Co-Borrower shall not, and shall not permit any of its Subsidiaries to, apply for, consent to, or aid, solicit, support, or otherwise act, cooperate or collude to cause the appointment of or taking possession by, a receiver, trustee or other custodian for all or a substantial part of the Assets of any Relevant Party. Each Co-Borrower shall not, and shall not permit any of its Subsidiaries to, file a petition for, consent to the filing of a petition for, or aid, solicit, support, or otherwise act, cooperate or collude to cause the filing of a petition for an Involuntary Bankruptcy. In any Involuntary Bankruptcy of any Relevant Party, no Co-Borrower shall, nor shall permit any of its Subsidiaries to, without the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders), consent to the entry of any order, file any motion, or support any motion (irrespective of the subject of the motion), and no Co-Borrower shall, nor shall permit any of its Subsidiaries to file or support any plan of reorganization. In any Involuntary Bankruptcy of a Relevant Party, each Co-Borrower shall, and shall cause each of its Subsidiaries to, do all things reasonably requested by the Administrative Agent (acting on the instructions of the Required Lenders) to assist the Administrative Agent in obtaining such relief as the Administrative Agent shall seek, and shall in all events vote as directed by the Administrative Agent (acting on the instructions of the Required Lenders). Without limitation of the foregoing, each Co-Borrower shall, and shall cause each of its Subsidiaries to, do all things reasonably requested by the Administrative Agent (acting on the instructions of the Required Lenders) to support any motion for relief from stay or plan of reorganization proposed or supported by the Administrative Agent (acting on the instructions of the Required Lenders).

SECTION 6.05 ERISA.

(a) No ERISA Plans. No Co-Borrower shall, nor shall permit any Relevant Party or, except as would not reasonably be expected to result in a Material Adverse Effect, any of their respective ERISA Affiliates, to, establish any Employee Benefit Plan or Multiemployer Plan, or commence making contributions to (or become obligated to make contributions to) any Employee Benefit Plan or Multiemployer Plan.

Execution Version	109	A&R Credit Agreement (Hawkeye)

(b) Compliance with ERISA. No Co-Borrower shall, nor shall permit any of its Subsidiaries to, engage in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code; provided, that if such Co-Borrower is in default of this covenant under paragraph (a) above, such Co-Borrower shall be deemed not to be in default if such default results solely because (x) any portion of the Loans have been, or will be, funded with plan assets of any Plan and (y) the purchase or holding of such portion of the Loans by such Plan constitutes a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of applicable Similar Law.

(c) No Co-Borrower shall, nor shall permit any of its Subsidiaries to, hire or maintain any employees.

SECTION 6.06 Restricted Payments.

No Co-Borrower shall, nor shall permit any of its Subsidiaries to make, directly or indirectly any Restricted Payment other than:

(a) distributions by its Tax Equity Opcos to their members in accordance with the terms of the respective Limited Liability Company Agreements;

(b) distributions by (i) the Subsidiaries of the PortfolioCo Borrower to the PortfolioCo Borrower and (ii) the PortfolioCo Borrowers to the Co-Borrowers;

(c) payment of the ESE Fee upon satisfaction of the Distribution Conditions, unless such Restricted Payment is otherwise restricted under this Agreement or the Depository Agreement;

(d) distributions of any and all proceeds from Excluded Property to their members; and

(e) distributions of Initial Term Loan proceeds on the Closing Date or the Additional Term Loan proceeds on the Additional Term Loan Borrowing Date or the Second Additional Term Loan proceeds on the Second Additional Term Loan Borrowing Date in accordance with the express provisions of Article II and as directed in the Funds Flow Memorandum.

No Co-Borrower shall (i) redeem, purchase, retire or otherwise acquire for value any of its ownership or equity interests or securities or (ii) set aside or otherwise segregate any amounts for any such purpose. No Co-Borrower shall, directly or indirectly, make payments to or distributions from the Collateral Accounts except in accordance with the Depository Agreement. Each Co-Borrower shall ensure that none of its Holdcos exercises any right of offset or set-off against its right to distributions from its Opcos.

SECTION 6.07 Limitation on Investments.

No Co-Borrower shall, and shall not permit any of its Subsidiaries to, after the date hereof, form, or cause to be formed, any subsidiaries, make or suffer to exist any loans or advances to, or extend any credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise (other than pursuant to a Loan Document)), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of any other Person (except by the endorsement of checks in the ordinary course of business), or, except as expressly permitted under any Loan Document, make any investments (by way of transfer of Property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or Assets, or otherwise) in, any Affiliate or any other Person.

Execution Version	110	A&R Credit Agreement (Hawkeye)

SECTION 6.08 Sanctions and Anti-Corruption.

No Co-Borrower shall, nor shall permit any Relevant Party, Sponsor Party or other Affiliate to (a) become a Blocked Person (including by virtue of being owned or controlled by a Blocked Person) or own or control a Blocked Person, (b) use, contribute or otherwise make available all or any part of the proceeds of the Loans, directly or indirectly, to or for the benefit of any Person (whether or not an Affiliate of such Co-Borrower) for the purpose of financing the activities or business of, other transactions with, or investments involving any Blocked Person or Sanctioned Country or in any other manner that constitutes or would give rise to a violation by any Person, including any Lender, of any Anti-Money Laundering Laws, Anti-Corruption Laws or Sanctions, (c) directly or indirectly fund all or part of any repayment or prepayment of the Loans out of proceeds derived from any transaction with or action involving a Blocked Person or in violation of Anti-Corruption Laws or (d) engage in any transaction, activity or conduct that would violate applicable Sanctions or Anti-Corruption Laws, that would cause any Secured Party to be in breach of any Sanctions or that could reasonably be expected to result in it or its Affiliates or any Secured Party being designated as a Blocked Person.

SECTION 6.09 No Other Business; Leases.

(a) No Co-Borrower shall, nor shall permit any of its Subsidiaries to: (i) engage in any business other than the acquisition, ownership, leasing, construction, financing, operation and maintenance of the Projects in accordance with and as contemplated by the Transaction Documents and other activities incidental thereto, including the sale of RECs under the Permitted REC Contracts, or (ii) change its name without the consent of the Administrative Agent (acting on the instructions of the Required Lenders).

(b) No Co-Borrower shall, nor shall permit any of its Subsidiaries to, enter into any agreement or arrangement to lease the use of any Asset or Project of any kind (including by sale-leaseback, operating leases, capital leases or otherwise), except pursuant to the terms of the Eligible Customer Agreements and the Sungevity Greenwich Master Lease.

SECTION 6.10 Portfolio Documents.

(a) No Co-Borrower shall, nor shall permit any of its Subsidiaries to, materially amend or modify any Portfolio Document (and shall not permit any amendment or modification of any REC Transfer Agreement, the ESE MSA (Initial Co-Borrowers), the ESE MSA (Co-Borrower 4), or any Maintenance Services Agreement), terminate any Portfolio Document, or waive any material breach under, or material breach of, any Portfolio Document, without the prior written consent of the Required Lenders; provided, that such Subsidiaries shall be permitted to enter into an agreement to amend or modify the electricity or lease rate, annual escalator or term of any Exempt Customer Agreement only (such agreement, a “Payment Facilitation Agreement”), so long as such amendment or modification is (i) permitted under the applicable Tax Equity Documents and (ii) made in good faith for a commercially reasonable purpose and is intended to maximize the long-term economic value of the Customer Agreement as against its value if the Payment Facilitation Agreement had not been entered into (as reasonably determined by the Sponsor in good faith and in light of the facts and circumstances known at the time of such amendment or modification); provided, further, that any amendment or modification that could reasonably be expected to result in a reduction (A) in Cash Available for Debt Service during any Interest Period or (B) in Portfolio Value shall, in each case, require the consent of the Required Lenders.

(b) No Co-Borrower shall, nor shall permit any of its Subsidiaries to, enter into any new agreement or contract, other than the Transaction Documents and the Permitted REC Contracts or any contract or agreement incidental or necessary to the operation of its business that do not allocate material risk to any Relevant Party and have a term of less than one year or that has a value over its term not exceeding one hundred thousand Dollars ($100,000), without the prior written consent of the Required Lenders.

Execution Version	111	A&R Credit Agreement (Hawkeye)

(c) No Co-Borrower shall, nor shall permit any of its Subsidiaries to, assign, novate or otherwise transfer or consent to an assignment, novation or any other transfer of a Portfolio Document other than (i) pursuant to the Collateral Documents, (ii) transfers of an interest in an Opco from a Tax Equity Member to a Holdco which are permitted in accordance with clause (d) below and (iii) assignments of a Customer Agreement to a replacement Customer in accordance with the terms of the Customer Agreement and applicable Law (including consumer leasing and protection Law), without the prior written consent of the Required Lenders.

(d) No Co-Borrower shall permit a Holdco to exercise any option to purchase the outstanding “class A” membership interests of a Tax Equity Opco or any membership interests held by a Tax Equity Member in such Tax Equity Opco without the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders); provided, that such consent shall not be required if the exercise of such option is funded in accordance with Section 5.28.

(e) No Co-Borrower shall take any action, or permit a Holdco to take any action, that would cause a breach of any the Tax Equity Opco Covenants.

(f)   Other than amendments required for the appointment of an independent member, copies of which shall be provided to the Administrative Agent no later than five (5) days after the execution thereof, no Co-Borrower shall amend its Limited Liability Company Agreement without prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders).

(g) No Co-Borrower shall, or shall permit any Subsidiary to, exercise any rights pursuant to Section 2.05 of the PortfolioCo Credit Agreement or any other provision that increases the commitments of any Lender under any Senior Loan Document.

SECTION 6.11 Taxes.

The Co-Borrowers shall not, and shall not permit any Relevant Party to, take any action or position that would (i) result in a Project being determined to have been Placed in Service prior to the date it was sold or otherwise transferred to the applicable Relevant Party or (ii) result in the loss, disallowance, reduction or recapture of all or part of any Grant awarded or ITC claimed, as applicable, with respect to any Project, other than as required by applicable Law or Prudent Industry Practices. The Co-Borrowers shall not, and shall not permit any Relevant Party to, claim the ITC for any Project with respect to which a Grant has been awarded or apply for a Grant for any Project with respect to which the ITC has been claimed. The Co-Borrowers shall not, and shall not permit any Relevant Party to, cause or permit any Property that is part of a Project to be subject to the alternative depreciation system under Section 168(g) of the Code.

SECTION 6.12 Expenditures; Collateral Accounts; Structural Changes.

(a) No Co-Borrower shall, nor shall permit any of its Subsidiaries to, incur Operating Expenses or otherwise pay PortfolioCo Manager, Provider, Back-up Servicer and Transition Manager in the aggregate amounts in excess of the greater of:

(i) the budgeted amounts shown for Operating Expenses in the applicable Operating Budget for such calendar year; and

Execution Version	112	A&R Credit Agreement (Hawkeye)

(ii) ten percent (10%) in the aggregate over the amount budgeted for Operating Expenses in the then-current Base Case Model for the applicable calendar year, without the prior written consent of the Administrative Agent (acting on the instructions of the Required Lenders and with such consent in respect of the Tax Equity Opcos not to be unreasonably withheld or delayed).

(b) No Co-Borrower shall, nor shall permit any of its Subsidiaries to, acquire or own any material Asset other than the Projects, Portfolio Documents, Permitted REC Contracts, the Membership Interests and the proceeds thereof.

(c) No Co-Borrower shall maintain, nor permit any Subsidiary to maintain, any bank accounts other than (i) the Collateral Accounts, (ii) the “Collateral Accounts” (as defined in the Senior Credit Agreements or a similar term under any Senior Loan Documents), (iii) the Lockbox Accounts, (iv) with respect to any Tax Equity Opco, any Non-Routine Services Account or other accounts required and/or permitted pursuant to the terms of the Tax Equity Documents for such Tax Equity Opco, and (v) the Wholly-Owned Opco Collections Accounts.

(d) No Co-Borrower shall, nor shall permit any of its Subsidiaries to, materially amend, modify or waive, or permit any material amendment, modification or waiver of (i) its organizational documents (except (A) for non-substantive or immaterial changes to organizational documents other than a Limited Liability Company Agreement which, for the avoidance of doubt, shall not include any amendments that relate to corporate powers, corporate separateness or single-purpose entity provisions set forth herein or therein or (B) as may be required by applicable Law, provided, that any such change required by applicable Law shall be made only with prior notice to and consultation with the Administrative Agent, (ii) its legal form or its capital structure (including the issuance of any options, warrants or other rights with respect thereto) or (iii) change its fiscal year, in each case without the consent of the Administrative Agent (acting on the instructions of the Required Lenders).

(e) The Co-Borrowers shall not use any proceeds of any Loan except as permitted by applicable Law and for the purposes permitted in Section 2.01 or Section 2.02.

SECTION 6.13 REC Contracts and Transfer Instructions.

Without limiting Section 6.10(b), no Co-Borrower shall, nor shall permit any of its Subsidiaries to, (a) enter into any REC Contract other than a Permitted REC Contract or the applicable REC Purchase Agreement to which it is a party, or (b) amend any REC sale criteria under the Other Loan Documents Credit Agreement.

SECTION 6.14 Speculative Transactions.

No Co-Borrower shall, nor shall cause any Relevant Party (which solely for the purposes of this Section 6.14 shall not include any Pledgor) to, engage in any Swap Agreement other than

(a) the Permitted REC Contracts, (b) the REC Purchase Agreement and (c) prior to occurrence of any Other Debt Termination Date under the Other Loan Documents, the “Interest Rate Hedging Agreements” (as defined in the Other Loan Documents) entered into in accordance with Section 5.11 of the Senior Credit Agreements.

SECTION 6.15 Voting on Major Decisions.

The Co-Borrowers shall ensure that no Loan Party exercises its rights, authorities and discretions under any Tax Equity Document to consent to, approve, ratify, vote in favor of, or submit to the Tax Equity Member for such consent, approval, ratification or vote, any matter which requires approval as a Major Decision, other than with the prior written consent of the Required Lenders; provided, that the Co-Borrowers shall not be restricted from communicating with any Tax Equity Member in the ordinary course so long as such communications do not cause a Major Decision to be made without the consent of the Required Lenders.

Execution Version	113	A&R Credit Agreement (Hawkeye)

SECTION 6.16 Transactions with Affiliates.

No Co-Borrower shall, nor shall cause any of its Subsidiaries to, make or cause any payment to, or sell, lease, transfer or otherwise dispose of any of its Assets to, or purchase any Assets from, or enter into or make, replace, terminate or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, the Sponsor or its Affiliates or any of the Affiliates of the Co-Borrowers and each of their respective members and principals (each, an “Affiliate Transaction”), unless the Affiliate Transaction is (a) upon terms and conditions that are intrinsically fair, commercially reasonable and on terms no less favorable to such Relevant Party than those that would be available on an arms-length basis with an unrelated Person (other than (i) Restricted Payments permitted to be made under Section 6.06, or (ii) the Transaction Documents in existence as at the Second Additional Term Loan Borrowing Date) or (b) a Permitted Affiliate REC Contract or a REC Purchase Agreement.

SECTION 6.17 Limitation on Restricted Payments.

Without limiting Section 6.10, no Co-Borrower shall, nor shall cause any of its Subsidiaries to, enter into any agreement, instrument or other undertaking that (a) restricts the ability of any such Subsidiary to make a Restricted Payment (including pursuant to any reallocation of distribution percentages) or (b) restricts or limits the ability of any Loan Party to create, incur, assume or suffer to exist Liens on the Assets or Property of such Person for the benefit of the Secured Parties with respect to the Obligations, except to the extent set out in the Tax Equity Documents as of the Second Additional Term Loan Borrowing Date.

SECTION 6.18 Other Loan Documents.

(a) The Senior Loan Documents may be amended, modified, supplemented, waived or otherwise modified in accordance with their terms from time to time with notice and a copy of the relevant documentation to, but without the consent of any of the Lenders or other Secured Parties; provided, that the Co-Borrowers shall not, and shall ensure that no Subsidiary enters into any additional Senior Loan Documents after the Second Additional Term Loan Borrowing Date or agree to any amendment, restatement, supplement, waiver or modification to the Other Loan Documents which:

(i) contravenes any provision of the Loan Documents;

(ii) increases the principal amount of the loans and commitments under the Other Loan Documents or otherwise changes the debt sizing parameters;

(iii) extends the maturity date under the Other Loan Documents;

(iv) alters the calculation methodology of any interest rate or increases the applicable margin or similar component of the interest rate applicable to the Senior Loan Obligations;

(v) increases any other monetary obligations under the Senior Loan Documents, including any fees payable thereunder;

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(vi) has the effect of increasing or eliminating the “Affiliated Lender” cap in Section 11.05(b)(v) of the Senior Credit Agreements or modifying Section 11.05(b)(vii) of the Senior Credit Agreements;

(vii) (A) accelerates payments of principal or interest or otherwise accelerates the amortization of Senior Loan Obligations (including by modifying any sweep provisions or mandatory prepayments), (B) changes the redemption, prepayment or defeasance provisions thereof in a manner that is adverse to the Co-Borrowers or the Lenders and other Secured Parties or (C) otherwise restricts the ability of a Subsidiary to make a Restricted Payment to the Co-Borrowers; or

(viii) could reasonably be expected to disadvantage the Lenders or any other Secured Party.

(b) Notwithstanding clause (a) of this Section 6.18, the Co-Borrowers may refinance on one occasion the PortfolioCo Loan Obligations pursuant to a Permitted PortfolioCo Refinancing; provided, that (i) no less than ten (10) Business Days prior to the execution of the Other Loan Documents, the Co-Borrowers shall provide to the Lenders and the Administrative Agent (A) copies of each Other Loan Document and the documents pursuant to which the PortfolioCo Loan Documents shall terminate and (B) a duly executed certificate of an Authorized Officer of the Co-Borrowers (x) providing a reasonably detailed description of the material terms and conditions of such Other Loan Documents and (y) stating that the Co-Borrowers have determined in good faith that such terms and conditions satisfy conditions in this Section 6.18 and the definition of Permitted PortfolioCo Refinancing, (ii) each of the conditions in the definition of Permitted PortfolioCo Refinancing are satisfied, (iii) the Co-Borrowers shall deliver true, correct and complete copies of each executed Other Loan Document to the Lenders and the Administrative Agent no later than one (1) day after the execution thereof, and (iv) once such Other Loan Documents are executed, no Co-Borrower shall, nor shall cause or permit, any amendment, modification or waiver, or obtain a waiver of, any provision of any Other Loan Documents without the prior written consent of the Required Lenders.

ARTICLE VII.

SEPARATENESS

SECTION 7.01 Separateness.

Each of the Co-Borrowers acknowledges that the Administrative Agent and the Lender Parties are entering into this Agreement in reliance upon each Relevant Party’s identity as a legal entity that is separate from any other Person. Therefore, from and after the Second Additional Term Loan Borrowing Date, the Co-Borrowers shall take all reasonable steps to maintain each Relevant Party’s identity as a separate legal entity from each other Person and to make it manifest to third parties that the Relevant Parties are separate legal entities. Without limiting the generality of the foregoing, each Co-Borrower agrees that it shall, and cause each of its Subsidiaries to:

(a) hold all of its Assets in its own name;

(b) not commingle its Assets with the Assets of any of its members, Affiliates, principals or any other Person;

(c) maintain books, records and agreements as official records and separate from those of the members, principals and Affiliates or any other Person;

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(d) maintain its bank accounts separate from the members, principals and Affiliates of any other Person;

(e) not, other than pursuant to the Transaction Documents and as otherwise expressly permitted by Section 6.16, enter into any Affiliate Transaction;

(f)   maintain separate Financial Statements from those of its general partners, members, principals, Affiliates or any other Person; provided, however, that the Relevant Parties financial position, Assets, liabilities, net worth and operating results may be included in the consolidated Financial Statements of Sponsor, provided, that (i) appropriate notation shall be made on such consolidated Financial Statements to indicate the separateness of each Relevant Party and the Sponsor, to indicate that the Sponsor and each Relevant Party maintain separate books and records and to indicate that none of the Relevant Parties’ Assets and credit are available to satisfy the debts and other obligations of the Sponsor or any other Person and (ii) such Assets and liabilities shall be listed on each Relevant Party’s own separate balance sheet;

(g) promptly correct any known or suspected misunderstanding regarding its separate identity;

(h) not maintain its Assets in such a manner that it will be unreasonably costly or difficult to segregate, ascertain or identify its individual Assets from those of any other Person;

(i)    not guarantee or become obligated, or hold itself as responsible, for the debts of any other Person, except under (i) the Guaranty and Security Agreement and (ii) the “Guaranty and Security Agreement” (as defined in the Senior Credit Agreements);

(j)    not hold out its credit as being available to satisfy the obligations of any other Person, except under (i) the Guaranty and Security Agreement and (ii) the “Guaranty and Security Agreement” (as defined in the Senior Credit Agreements);

(k) not make any loans or advances to any third party, including any member, principal or Affiliate of the Co-Borrowers, or any member, principal or Affiliate thereof, except as expressly permitted by the Loan Documents;

(l)    not pledge its Assets for the benefit of any other Person, except as expressly permitted under the Loan Documents;

(m)   not identify itself or hold itself out as a division of any other Person or conduct any business in another name;

(n) maintain adequate capital in light of its current and contemplated business operations;

(o) act solely in its own limited liability company name and not of any other Person, any of its officers or any of their respective Affiliates, and at all times use its own stationery, invoices and checks separate from those of any other Person, any of its officers or any of their respective Affiliates;

(p) not acquire obligations or securities of its members, shareholders or other Affiliates, as applicable, except as expressly permitted under the Loan Documents;

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(q) not take any action that knowingly shall cause any Relevant Party to become insolvent;

(r) keep minutes of the actions of the member of any Relevant Party and observe all limited liability company and other organizational formalities;

(s)   cause its members, managers, directors, officers, agents and other representatives to act at all times with respect to each Relevant Party consistently and in furtherance of the foregoing and in the best interests of each Relevant Party;

(t)    pay its own liabilities and expenses (including, as applicable, shared personnel and overhead expenses) only out of its own funds, except as expressly provided under by the Loan Documents; and

(u) not undertake any division under Section 18-217 of the Delaware Limited Liability Company Act.

ARTICLE VIII.

CONDITIONS PRECEDENT

SECTION 8.01 Conditions to Second Additional Term Loan Borrowing Date and Borrowing of Loans.

The effectiveness of this Agreement, the Commitment and obligation of each Lender to make the Second Additional Term Loan hereunder is subject to satisfaction of the following conditions precedent each in form and substance reasonably satisfactory to the Administrative Agent (acting on the instructions of all Lenders):

(a) Second Additional Term Loan Borrowing Date Deliverables. The Administrative Agent’s receipt of the following, each of which shall be originals or executed electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by an Authorized Officer of the Co-Borrowers, each dated the Second Additional Term Loan Borrowing Date (or, in the case of certificates of governmental officials, a recent date before the Second Additional Term Loan Borrowing Date):

(i) Borrowing Notice. A Borrowing Notice in accordance with the requirements of Section 2.01.

~~(ii) PortfolioCo Restructuring. The Co-Borrowers shall have caused the PortfolioCo Consolidation to be effective, and the Administrative Agent shall have received copies of each document executed by any Relevant Party in connection with the consummation of the PortfolioCo Consolidation.~~

(ii) (iii) Transaction Documents. Executed counterparts of:

(A) ~~this Agreement, together with all Exhibits and Schedules thereto, sufficient in number for distribution to the Administrative Agent, each Lender and the Co-Borrowers~~the Omnibus Amendment (Second Additional Term Loan Borrowing);

(B) a Note executed by the Co-Borrowers in favor of each Lender requesting a Note; and

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(C) all other Loan Documents to be delivered as of the Second Additional Term Loan Borrowing Date~~;~~

~~(iv) Warranties. Evidence satisfactory to the Administrative Agent and the Lenders that all warranties relating to the Projects owned by each OpCo inure to the benefit of, and be enforceable by, such Co-Borrowers;~~

~~(v) Collateral Documents. Executed counterparts of the Omnibus Amendment and Accession, the Management Consent Agreement (Co-Borrower 4), and the Direction Letter duly executed by the applicable Loan Parties, together with:~~

~~(A) Membership Interest Certificates. To the extent not previously delivered to Collateral Agent, certificates representing the pledged equity referred to therein (in the form required by the applicable limited liability company agreement) accompanied by undated stock powers executed in blank and instruments evidencing any pledged debt indorsed in blank;~~

~~(B) Financing Statements. Financing Statements in a form appropriate for filing under the applicable Uniform Commercial Code in order to perfect the Liens created under the Collateral Documents (covering the Collateral described therein);~~

~~(C) Perfection. Evidence that all other action that any Lender may deem necessary or desirable in order to perfect the Liens created under the Collateral Documents has been taken or will be taken on the Additional Term Loan Borrowing Date such that such Liens shall each constitute a first priority security interest;~~

~~(D) Recent Lien Search. The results of a recent lien search in each of the jurisdictions in which UCC financing statement or other filings or recordation’s should be made to evidence or perfect security interests in all Assets of Co-Borrower 4, Co-Borrower 4 Sub and the Pledgors, and such search shall reveal no Liens on any of the Assets of any Relevant Party, or otherwise on the Collateral, other than Permitted Liens and other documentation reasonably satisfactory to the Administrative Agent and the Lenders; and~~

~~(E) Omnibus Amendment and Accession. A fully executed copy of the Omnibus Amendment and Accession.~~

~~(vi) Portfolio Documents. Fully executed copies of all Portfolio Documents, together with the Project Information relating to each Eligible Project owned by Co-Borrower 4 Sub and such other information as reasonably required by any Lender in respect of each Project owned by Co-Borrower 4 Sub that is not an Eligible Project, accompanied by an Officer’s Certificate certifying:~~

~~(A) that each such copy provided to the Administrative Agent is a true, correct and complete copy of such document (and includes all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters),~~

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~~(B)   each such Portfolio Document (1) has been duly executed and delivered by each Relevant Party thereto and, to the Knowledge of the Co-Borrowers, the other parties thereto, and (2) is in full force and effect and is enforceable against each such Relevant Party as of such date,~~

~~(C)      no Relevant Party thereto nor, to the Knowledge of the Co-Borrowers, any other party to such document is or, but for the passage of time or giving of notice or both, will be in breach of any material obligation except, solely with respect to Customer Agreements, where such breach (itself or when coupled with other breaches under such agreements) could not reasonably be expected to have a Material Adverse Effect,~~

~~(D)     no Portfolio Document has an event of force majeure existing thereunder except solely with respect to the Project Documents, where such event of force majeure (itself or when coupled with other events of force majeure under such Project Documents) could not reasonably be expected to have a Material Adverse Effect, and~~

~~(E)    all conditions precedent to the effectiveness of such documents have been satisfied or waived in writing; provided, however, that if the Co-Borrowers do not deliver such Customer Agreements on the Additional Term Loan Borrowing Date, (a) it shall have a further period of thirty (30) days to furnish the balance thereof to the Administrative Agent and (b) each of the conditions and representations in this clause (vi) (other than delivery) shall apply to each such Customer Agreements on the Additional Term Loan Borrowing Date.~~

(iii) ~~(vii)~~ [Reserved];

(iv) ~~(viii)~~ Organizational Documents. ~~(A) A copy of the certificate of formation, limited liability company agreement, operating agreement or other organizational documents of each of Co-Borrower 4, Co-Borrower 4 Sub, SVB Borrower, and Volta Manager Holding II, LLC, together with such amendments to the organizational documents of such parties as required by any Lender, certified by an Authorized Officer of such Person as being true, correct and complete copy of such document (and includes all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters) or (B) with~~With respect to each ~~other~~ Relevant Party, a certification by an Authorized Officer of each such Relevant Party, certifying that (x) the certificates of formation of each such Relevant Party attached to the Omnibus Officer’s Certificate delivered on the Closing Date are in full force and effect as of the Second Additional Term Loan Borrowing Date; (y) there have been no amendments, modifications or other actions of the members, managers, officers or other authorized person of each such Relevant Party terminating, modifying or affecting any such certificates of formation, and no such action has been taken or is contemplated; and (z) the limited liability company agreements of each such Relevant Party attached to the Omnibus Officer’s Certificate delivered on the Closing Date are in full force and effect as of the date hereof and there have been no amendments, modifications or other actions of the members, managers, officers or other authorized person of each such Relevant Party terminating, modifying or affecting any such limited liability company agreements, and no such action has been taken or is contemplated;

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(v) ~~(ix)~~ Resolutions and Incumbency Certificates. Such certificates of resolutions or other action, incumbency certificates and/or other certificates of Authorized Officers of the Loan Parties as any Lender may require authorizing, as applicable, the Loans and the guarantees given by the Loan Parties, the granting of the Liens under the Collateral Documents and the execution delivery and performance of this Agreement and the other Transaction Documents and evidencing the identity, authority and capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connection with this Agreement and the other Loan Documents to which a Loan Party is a party or is to be a party, in each case, certified by an Authorized Officer of such Person;

(vi) ~~(x)~~ Secretary’s Certificates. Such documents and certifications as the Administrative Agent may reasonably require to evidence that each Relevant Party is duly formed, validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of Properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vii)    ~~(xi)~~ Legal Opinions. Favorable opinions of counsel to the Relevant Parties and the Sponsor Parties, addressed to the Administrative Agent and each Secured Party from (A) Troutman Sanders LLP, counsel for the Relevant Parties and the Sponsor Parties and (B) in-house counsel to the Relevant Parties, including opinions regarding the attachment, perfection of security interests in the Collateral and corporate matters, including, without limitation, enforceability, no consents, Investment Company Act matters, no conflicts with organizational documents, and no conflict with other material contracts binding on the Relevant Parties and the Sponsor Parties;

(viii) ~~(xii)~~ Officer’s Certificate. A certificate of an Authorized Officer of the Co-Borrowers on behalf of each Relevant Party and each Sponsor Party:

(A) either (1) attaching copies of all consents, licenses and approvals required in connection with the Loans and the guarantees given by the Loan Parties, the granting of the Liens under the Collateral Documents, and the execution delivery and performance of this Agreement and the other Transaction Documents and the validity against the Sponsors and each Relevant Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect and not subject to appeal, or (2) certifying that no such consents, licenses or approvals are so required;

(B) certifying (1) that the conditions specified in Section 8.01(g), Section 8.01(h), Section 8.01(i), and Section 8.01(h), have been satisfied, (2) as to the solvency of the Co-Borrowers and their Subsidiaries, and (3) that there has been no event or circumstance since December 31, 2019 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

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(ix) ~~(xiii)~~ Funds Flow Memorandum. A funds flow memorandum outlining the use of the Term Loans which shall be in compliance with Section 2.01(d) (the “Funds Flow Memorandum”);

(x) ~~(xiv)~~ Tax Equity Models. Each then-current Tax Equity OpCo Model; and

(xi) ~~(xv)~~ Other Certificates. Each other certificate or document as the Administrative Agent shall reasonably request.

~~(xvi)~~ SP3 Acquisition Documents/SP3 Consolidation Documents~~. Copies of each SP3 Acquisition Document and each SP3 Consolidation Document.~~

(b) Base Case Model. The Administrative Agent has received the Base Case Model, demonstrating compliance with the Debt Sizing Parameters in form and substance satisfactory to the Administrative Agent (acting at the instruction of the Required Lenders) addressed to the Administrative Agent and the Lenders.

(c) Operating Budget. Each Lender Party has received the Operating Budget required pursuant to Section 5.01(e)(i).

(d) KYC. The Lender Parties have received (i) all documentation and other information required by regulatory authorities under the applicable “know your customer” and Anti-Money Laundering Laws, including the PATRIOT Act and (ii) at least five (5) days prior to the Second Additional Term Loan Borrowing Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Loan Party.

(e) Fees and Expenses.

(i)    All fees and expenses (including reasonable attorney’s fees and disbursements) required to be paid to the Agents and the Depository Agent on or before the Second Additional Term Loan Borrowing Date, shall have been paid or shall be, substantially concurrent with the Second Additional Term Loan, paid.

(ii) All fees required to be paid to the Lenders on or before the Second Additional Term Loan Borrowing Date pursuant to the Fee Letters, shall have been paid or shall be, substantially concurrent with the Closing, paid.

(iii)     All Additional Expenses due and payable as of the Second Additional Term Loan Borrowing Date shall have been paid or shall be, substantially concurrent with the Closing, paid in full by the Co-Borrowers.

(iv)      All other costs and expenses required to be paid pursuant to Section 3.07 for which evidence has been presented (including third-party fees and out-of-pocket expenses of lenders’ counsel, the Insurance Consultant, Independent Engineer, and other advisors or consultants retained by the Administrative Agent) shall be paid when due, paid in full by the Co-Borrowers.

(v) The payment of all fees, costs and expenses to be paid on the Second Additional Term Loan Borrowing Date will be reflected in the Funds Flow Memorandum and funding instructions given by the Co-Borrowers to the Administrative Agent and the Depository Agent prior to the Second Additional Term Loan Borrowing Date.

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(f)   Reserve Accounts; Non-Routine Services Accounts. The Administrative Agent shall have received satisfactory evidence that each Reserve Account and the KWS Non-Routine Services Account are each fully funded in compliance with the Loan Documents. To the extent applicable, the funding of each Reserve Account and the KWS Non-Routine Services Account will be reflected in the Funds Flow Memorandum and funding instructions will be given by the Co-Borrowers to the Administrative Agent and the Depository Agent prior to the Second Additional Term Loan Borrowing Date. The Administrative Agent shall have received account statements showing amounts standing to the credit in each of the Non-Routine Service Accounts (other than the KWS Non-Routine Services Account) as of the date prior to the Second Additional Term Loan Borrowing Date, which amounts shall be satisfactory to the Administrative Agent.

(g) Representations and Warranties. The representations and warranties of the Sponsor Parties and the Relevant Parties contained in Article IV or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the Second Additional Term Loan Borrowing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(h) Eligible Project Representations. The representations and warranties in Section 4.22 regarding Eligible Projects are true and correct for all Projects shown to generate Eligible Revenues under the Base Case Model delivered pursuant to Section 8.01(b).

(i) No Action by Governmental Authority. No action or proceeding has been instituted or threatened in writing by any Governmental Authority against a Sponsor Party or any Relevant Party that seeks to impair, restrain prohibit or invalidate the transactions contemplated by this Agreement and the other Loan Documents or regarding the effectiveness or validity of any required Permits.

(j) No Default or Event of Default. No Default or Event of Default shall exist, or would result from the borrowing or from the application of the proceeds thereof. No “Default” or “Event of Default” (each as defined in the Senior Credit Agreements and any similar term in any Senior Loan Document) has occurred and is continuing.

~~(k) Technical Reports. The Administrative Agent shall have received technical reports on the Projects owned by each Subsidiary prepared by the Independent Engineer and addressed to the Administrative Agent and the Lenders.~~

~~(l) Insurance Report and Certificates. The Administrative Agent shall have received (i) a report from the Insurance Consultant addressed to the Administrative Agent and the Lenders, (ii) a corresponding reliance letter with respect to such report prepared by the Insurance Consultant that shall entitle the Administrative Agent, the other Agents, and the Lenders to rely upon such report, (iii) an insurance certificate from the Co-Borrowers’ insurance broker identifying the underwriters, types of insurance, applicable insurance limits and policy terms consistent with Schedule 4.14 and (iv) evidence, including customary insurance certificates, that all insurance required to be obtained and maintained pursuant to the Loan Documents has been obtained and all premiums thereon have been paid in full.~~

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~~(m) Intercompany Financing Agreement. The Administrative Agent shall have received evidence that (i) the Intercompany Financing Agreement has terminated, (ii) all obligations thereunder have been indefeasibly paid in full and (iii) all Liens on the Collateral securing the Intercompany Financing Agreement have been terminated and released (including receipt of filed UCC-3 termination statements).~~

(k) ~~(n)~~ Managing Members. No Holdco shall have been removed as managing member under the Limited Liability Company Agreement for any Tax Equity Opco, nor shall have any Holdco given or received written notice of any action, claim or threat of such removal.

~~(o) Services Agreements. The Administrative Agent shall have received copies of each Maintenance Services Agreement with respect to each Project, duly executed by each of the parties thereto.~~

(l) ~~(p)~~ Eligible Projects. The Cash Available for Debt Service included in the Base Case Model does not include cash flows from any Project that is not an Eligible Project and takes into account the impact on Operating Revenues and Operating Expenses from each waiver provided by the applicable tax equity investor. Taking into account all Projects proposed to be included in the Collateral as of the Second Additional Term Loan Borrowing Date, each Eligible Project (i) met the requirements for the purchase of the Projects at the time of sale pursuant to such applicable Master Purchase Agreement or (ii) such requirements were amended or waived and notice of any such waiver or amendment has been provided to the Administrative Agent.

~~(q)~~ Due Diligence~~. The Administrative Agent shall have received a consumer due diligence memorandum prepared by Mayer Brown LLP with respect to Co-Borrower 4 Sub.~~

SECTION 8.02 Conditions of Term Loan and PIK Loan Borrowing.

The obligation of each Lender to make Term Loans and PIK Loans is subject to satisfaction of the following conditions precedent each in form and substance reasonably satisfactory to the Administrative Agent (acting on the instructions of the Lenders):

(a) Closing Date and Effective Date. The Closing Date shall have occurred and, with respect to the Borrowing of the Second Additional Term Loans, the Effective Date (as defined in the Omnibus Amendment (Second Additional Term Loans) shall have occurred.

(b) Funding Account Balance. The Funding Account balance is $0.

(c) Borrowing Notice. The Co-Borrowers shall have delivered a Borrowing Notice in accordance with the requirements of Section 2.01;

(d) Officer’s Certificate. The Administrative Agent shall have received a certificate signed by an Authorized Officer of each Co-Borrower certifying that the conditions specified in this Section 8.02 have been satisfied, which shall be an original or an electronic copy (followed promptly by originals to the extent extant) unless otherwise specified, each properly executed by an Authorized Officer of the signing Co-Borrower, each dated as of the date of such Borrowing Date.

(e) Representations and Warranties. The representations and warranties of the Co-Borrowers, each other Loan Party and Provider contained in Article IV or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of such issuance, extension or increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date.

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(f) No Action by Governmental Authority. No action or proceeding has been instituted or threatened in writing by any Governmental Authority against a Sponsor Party or any Relevant Party that seeks to impair, restrain prohibit or invalidate the transactions contemplated by this Agreement and the other Loan Documents or regarding the effectiveness or validity of any required Permits.

(g) No Default or Event of Default. No Default or Event of Default shall exist, or would result from the borrowing or from the application of the proceeds thereof. No “Default” or “Event of Default” (each as defined in the Senior Credit Agreements and any similar term in any Other Loan Document) has occurred and is continuing.

ARTICLE IX.

EVENTS OF DEFAULT; REMEDIES

SECTION 9.01 Events of Default.

Any of the following shall constitute an event of default (“Event of Default”) hereunder:

(a) Principal and Interest. Failure of a Loan Party to pay in accordance with the terms of this Agreement, (i) any interest on any Loan within three (3) Business Days after the date such sum is due, (ii) any principal with respect to any Loan when such sum is due, or (iii) any other fee, cost, charge or other sum due under this Agreement or any other Loan Document within five (5) Business Days after the date such sum is due;

(b) Misstatements. Any (i) representation or warranty made by a Sponsor Party or the Relevant Parties in the Loan Documents, or any Financial Statement furnished pursuant thereto, or (ii) certificate or any Financial Statement made or prepared by, under the control of or on behalf of the Sponsor Parties or the Relevant Parties and furnished to the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document (including, without limitation, in a certificate of an Authorized Officer of a Sponsor Party or Relevant Party delivered pursuant to the Loan Documents) shall prove to have been untrue or misleading in any material respect as of the date made; provided, however, that if any such misstatement is capable of being remedied and has not caused a Material Adverse Effect, the Co-Borrowers may correct such misstatement by curing such misstatement (or the effect thereof) and delivering a written correction of such misstatement to the Administrative Agent, in the form and substance satisfactory to the Administrative Agent (acting at the instruction of the Required Lenders), within fifteen (15) days of (A) obtaining Knowledge of such misstatement or (B) receipt by the Co-Borrowers of written notice from the Administrative Agent of such default;

(c) Automatic Defaults. Any default by any Relevant Party in the observance and performance of or compliance with Section 2.01(h)(i), Section 5.02, Section 5.05, Section 5.21(e), Section 5.23, Section 5.24, Section 5.27, Section 5.31, Article VI and Section 9.03. Any failure by the Sponsors to pay any amount due and payable under the Cash Diversion Guaranty.

(d) Other Defaults. Any default by any of the Sponsor Parties, any Co-Borrower, any Relevant Party or any HPS Party in the observance and performance of or compliance with any other covenant or agreement contained in this Agreement or any other Loan Document, a Maintenance Services Agreement, a Consumer Servicing Agreement, an Operating Services Agreement, the Management Agreement, the ESE MSA (Initial Co-Borrowers), the ESE MSA (Co-Borrower 4), or the PortfolioCo Management Agreement (other than as provided in paragraphs (a) through (c) of this Section 9.01), which default shall continue unremedied for a period of (i) five (5) days with respect to a breach of Section 5.12 and (ii) fifteen (15) days for any other covenant to be performed or observed by it under this Agreement, any other Loan Document or such other document and not otherwise specifically provided for elsewhere in this Article IX, in each case, after the earlier of (A) receipt by the Co-Borrowers of written notice from the Administrative Agent of such default or (B) obtaining Knowledge of any such default; provided, that the fifteen (15) day period referred to in clause (ii) above may be extended by an additional twenty-five (25) days, in the event that such default has not been cured within the initial fifteen (15) day period, (x) such default remains capable of being cured within the additional twenty-five (25) day period, (y) no Material Adverse Effect has resulted from such default and (z) the Co-Borrowers continue to diligently pursue cure of such default.

Execution Version	124	A&R Credit Agreement (Hawkeye)

(e) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court enters a decree or order for relief with respect to a Sponsor Party or any Relevant Party in an Involuntary Bankruptcy, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state Law; (ii) the occurrence and continuation of any of the following events for thirty (30) days unless dismissed or discharged within such time: (A) an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, is commenced, in which any Sponsor Party or any Relevant Party is a debtor or any portion of the Collateral or any Membership Interest is property of the estate therein, (B) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over a Sponsor Party or any Relevant Party, over all or a substantial part of its Property, is entered, (C) an interim receiver, trustee or other custodian is appointed without the consent of a Sponsor Party or any Relevant Party for all or a substantial part of the Property of such Person or (D) a warrant of attachment, execution or similar process shall have been issued against any substantial part of the Property of a Sponsor Party or any Relevant Party.

(f)   Voluntary Bankruptcy; Appointment of Receiver, etc. (i) An order for relief is entered with respect to a Sponsor Party or any Relevant Party, or a Sponsor Party or any Relevant Party commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such Law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for a Sponsor Party or any Relevant Party, for all or a substantial part of the Property of a Sponsor Party or any Relevant Party; (ii) a Sponsor Party or any Relevant Party makes any assignment for the benefit of creditors; (iii) a Sponsor Party or any Relevant Party shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due or (iv) the board of directors or other governing body of a Sponsor Party or any Relevant Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 9.01(f).

(g) Material Judgment. Any final money judgment, writ or warrant of attachment or similar process involving, individually or in aggregate at any time, an amount in excess of one million Dollars ($1,000,000) (to the extent not adequately covered by insurance as to which a solvent, reputable and Independent insurance company, which at least meets the Credit Requirements, has acknowledged coverage in writing to the Co-Borrowers and such acknowledgment is provided to the Administrative Agent) shall be entered or filed against a Co-Borrower or any of the other Relevant Parties or any of their respective Assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of fifteen (15) days (or in any event later than ten (10) days prior to the date of any proposed sale thereunder).

Execution Version	125	A&R Credit Agreement (Hawkeye)

(h) Impairment of Loan Documents. At any time after the execution and delivery thereof, (i) this Agreement or any other Loan Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or on the Debt Termination Date) or shall be declared null and void, or the Administrative Agent or any Lender shall not have or shall cease to have a valid and perfected Lien in any Collateral or the Membership Interests purported to be covered by the Loan Documents with the priority required by the relevant Loan Document or (ii) a Co-Borrower, any Sponsor Party or any Relevant Party thereto shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by any Lender, under any Loan Document to which it is a party.

(i) ERISA. A Co-Borrower, any Relevant Party or, except as would not result in a Material Adverse Effect, any of their respective ERISA Affiliates establishes any Employee Benefit Plan or Multiemployer Plan, or commences making contributions to (or becomes obligated to make contributions to) any Employee Benefit Plan or Multiemployer Plan.

(j) Change of Control. A Change of Control or Tax Equity Change of Control shall have occurred.

(k) Cross Default. Any “Event of Default” under the Other Loan Documents shall have occurred and be continuing.

(l) Removal of Managing Member; Operation and Maintenance.

(i) Any Holdco shall have been removed as the “managing member” of any Tax Equity Opco. The receipt of any written notice, claim or threat of removal from the Tax Equity Member shall be a “Default” for all purposes hereunder until rescinded in writing by such Tax Equity Member and such event shall mature into an “Event of Default” if the Holdco default that is the subject of such written notice, claim or threat is not cured within the applicable period prior to effectiveness of removal provided under the applicable Limited Liability Company Agreement.

(ii) The Provider shall have been removed as the “Provider” under the applicable Maintenance Services Agreement and shall not have been replaced with a replacement provider appointed in accordance with the terms and conditions herein. The receipt of any written notice, claim or threat of removal from any Tax Equity Opco shall be a “Default” for all purposes hereunder until rescinded in writing by such Tax Equity Opco and such event shall mature into an “Event of Default” if the Provider default that is the subject of such written notice, claim or threat is not cured within the applicable period prior to effectiveness of removal provided under the applicable Maintenance Services Agreement.

(iii) With respect to Projects covered by the PortfolioCo Credit Agreement, the Projects shall cease to be designated as “Projects” under the applicable Operating Services Agreement, or the Provider shall cease to be the “Service Provider” under such Operating Services Agreement and shall not have been replaced with a replacement provider appointed in accordance with the terms and conditions herein.

(iv) With respect to Projects covered by the PortfolioCo Credit Agreement, the Projects shall cease to be designated as “Projects” under the applicable Consumer Servicing Agreement, or the Provider shall cease to be the “Service Provider” under such Consumer Servicing Agreement and shall not have been replaced with a replacement provider appointed in accordance with the terms and conditions herein.

Execution Version	126	A&R Credit Agreement (Hawkeye)

(m) Abandonment of Servicing. (i) The transition to a successor Provider to perform the services under a Maintenance Services Agreement is not complete within fifteen (15) days after termination of a Provider, (ii) the transition to a successor Manager under the Management Agreement and successor PortfolioCo Manager under the PortfolioCo Management Agreement is not complete within fifteen (15) days after termination of the Management Agreement or PortfolioCo Manager, (iii) a replaced Provider, Manager or PortfolioCo Manager fails to comply with its transition requirements under a Backup Servicer Agreement, a Transition Management Agreement, the Management Agreement, the PortfolioCo Management Agreement, a Consumer Servicing Agreement or an Operating Services Agreement, as applicable, or (iv) any of the Consumer Servicing Agreements or any Operating Services Agreement is terminated or a Maintenance Services Agreement is not renewed on its expiry date in accordance with its terms or otherwise in a form and substance acceptable to the Administrative Agent (acting on the instructions of the Required Lenders).

(n) Sungevity Greenwich Master Lease. A Sungevity Greenwich Lessor Default shall have occurred and the PortfolioCo Borrowers shall not have made a Sungevity Greenwich Lessor Default Prepayment by the second Payment Date after the occurrence of such Sungevity Greenwich Lessor Default.

(o) ESE Minimum Unrestricted Cash. Either (i) ESE, the Sponsors and their respective Affiliates, at any time fail to maintain, free and clear of all encumbrances, Liquid Assets in the amount of at least four million Dollars ($4,000,000) in the aggregate, or (ii) ESE fails to deliver a Liquid Assets Certification on each Payment Date; provided, that it shall not be a default under clause (i) if (A) ESE, the Sponsors and their respective Affiliates have Liquid Assets of at least two million Dollars ($2,000,000) in the aggregate at all times during such failure, (B) such failure does not occur more than one time in any twelve month period and (C) such failure does not continue for more than three consecutive months.

(p) Consolidated Leverage Review Event. ~~Either~~ (i) ~~the~~The Co-Borrowers and the Lenders have not agreed by the second Calculation Date following the Calculation Date on which a Consolidated Leverage Review Event occurred on a plan to return the ratio of the Consolidated Leverage to the Portfolio Value to the level expected in the Base Case Model delivered on the Second Additional Term Loan Borrowing Date ~~or (ii)~~, (ii) the ratio of the Consolidated Leverage to the Portfolio Value remains above ninety-seven percent (97.0%) as of the third Calculation Date following the Calculation Date on which a Consolidated Leverage Review Event first occurred (if first occurring before January 1, 2025), (iii) the ratio of the Consolidated Leverage to the Portfolio Value remains above ninety-six percent (96.0%) as of the third Calculation Date following the Calculation Date on which a Consolidated Leverage Review Event first occurred (if first occurring between January 1, 2025 and January 1, 2026), or (iv) after January 1, 2026, the ratio of the Consolidated Leverage to the Portfolio Value remains above ninety-five percent (95.0%) as of the third Calculation Date following the Calculation Date on which a Consolidated Leverage Review Event first occurred (if first occurring after January 1, 2026).

(q) ESE Review Event. An ESE Review Event has occurred and the Lenders (acting reasonably) have not within six (6) months of such ESE Review Event approved the party controlling ESE and ESE’s business plan; provided, that the Lenders shall give due consideration to whether the party controlling ESE and such business plan are reasonably expected to achieve the projected system and billing performance expected as of the Second Additional Term Loan Borrowing Date.

SECTION 9.02 Acceleration and Remedies.

(a) Upon the occurrence and during the continuance of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Administrative Agent shall, at the request of the Required Lenders, take any or all of the following actions, at the same or different times: (i) terminate any outstanding Commitments, and thereupon any such outstanding Commitments shall terminate immediately; and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Co-Borrowers accrued hereunder, shall become due and payable immediately, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Co-Borrowers; and in case of any Event of Default described in Section 9.01(e) or Section 9.01(f) in respect of any Loan Party, any outstanding Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Co-Borrowers, shall automatically become due and payable, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Co-Borrowers. Upon the occurrence and during the continuance of any Event of Default, in addition to the exercise of remedies set forth in clauses (i), (ii) and (iii) above, each Secured Party shall be, subject to the terms of the Collateral Agency Agreement, entitled to exercise the rights and remedies available to such Secured Party under and in accordance with the provisions of the other Loan Documents to which it is a party or any applicable Law.

Execution Version	127	A&R Credit Agreement (Hawkeye)

(b) Upon the occurrence and during the continuation of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to the Administrative Agent against the Co-Borrowers under this Agreement or any of the other Loan Documents, or at Law or in equity, may be exercised by the Administrative Agent (acting on the instructions of the Required Lenders) at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not the Administrative Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Collateral and the proceeds from any of the foregoing. Any such actions taken by the Administrative Agent shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as the Administrative Agent may determine in its sole discretion, to the fullest extent permitted by Law, without impairing or otherwise affecting the other rights and remedies of the Administrative Agent permitted by Law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) to the fullest extent permitted by Law, the Administrative Agent shall not be subject to any “one action” or “election of remedies” Law or rule, and (ii) all liens and other rights, remedies or privileges provided to the Administrative Agent shall remain in full force and effect until the Administrative Agent has exhausted all of its remedies against the Collateral and the proceeds from any of the foregoing or the Obligations have been paid in full.

(c) The rights and remedies set forth in this Section 9.02 are in addition to, and not in limitation of, any other right or remedy provided for in this Agreement or any other Loan Document.

(d) Anything herein to the contrary notwithstanding, if and for so long as a Lender is a Tax Exempt Person, such Lender shall not succeed to the rights of any Holdco or a Co-Borrower as a direct or indirect owner of any Tax Equity Opco, a Wholly-Owned Opco, or an assignee of any such Person, until after the Recapture Period for the last Project Placed in Service with respect to the Person(s) of which the Lender would become a direct or indirect owner, regardless whether or not exists an Event of Default.

SECTION 9.03 Cure Rights.

The Administrative Agent and the Lenders acknowledge and agree that:

(a) to prevent the occurrence of an Event of Default pursuant to Section 9.01(a) or an “Event of Default” pursuant to Section 9.01(a) of the PortfolioCo Credit Agreements (or analogous provision of a Permitted PortfolioCo Refinancing), the Sponsors shall have the right, but not the obligation, to contribute or loan funds to the Co-Borrowers, which shall be deposited into the Borrower Collections Account or the applicable Senior Loan Collections Account, as the case may be;

Execution Version	128	A&R Credit Agreement (Hawkeye)

(b) if the “Debt Service Coverage Ratio” (as defined in the PortfolioCo Credit Agreement) at the end of any calculation period is below 1.20 to 1.00, the Sponsors shall have the right but not the obligation, to contribute or loan funds to the Co-Borrowers, which shall be deposited into the applicable Senior Loan Collections Account no later than ten (10) Business Days prior to a Payment Date; and

(c) the deposit of funds by the Sponsors for the purposes described in clauses (a) and (b) shall not be permitted (i) more than two (2) times during any two-year period and (ii) more than six (6) times prior to the Maturity Date; provided that any payment made by the Sponsors pursuant to the Cash Diversion Guaranty, Section 3.02, Section 3.03(d) or Section 6.10(d) of the PortfolioCo Credit Agreement is expressly permitted by the terms of this Agreement and does not constitute a cure for purposes of this Section 9.03.

ARTICLE X.

ADMINISTRATIVE AGENT

SECTION 10.01 Appointment and Authority.

(a) Each of the Lenders hereby irrevocably appoints KeyBank National Association to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Lender Parties and no Relevant Party nor any Sponsor shall have rights of a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “Administrative Agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 10.02 Rights as a Lender.

If the Person serving as the Administrative Agent is also a Lender hereunder, such Person shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Relevant Party or their Affiliates as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Execution Version	129	A&R Credit Agreement (Hawkeye)

SECTION 10.03 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Co-Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.03 and Section 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by a Co-Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (E) the satisfaction of any condition set forth in Article VIII or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 10.04 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, which by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Co-Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Execution Version	130	A&R Credit Agreement (Hawkeye)

SECTION 10.05 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub Administrative Agents appointed by the Administrative Agent. The Administrative Agent and any such sub Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article X shall apply to any such sub Administrative Agent and to the Related Parties of the Administrative Agent and any such sub Administrative Agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-Administrative Agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-Administrative Agents.

SECTION 10.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Depository Agent, and the Co-Borrowers. The Administrative Agent may be removed at any time by the Required Lenders. Upon receipt of any such notice of resignation or removal, the Administrative Agent (acting on the instructions of the Required Lenders) or the Required Lenders shall have the right, with the consent of the Co-Borrowers (not to be unreasonably withheld or delayed), unless a Default or an Event of Default shall have occurred and is continuing, in which case the consent of the Co-Borrowers shall not be required, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. The Administrative Agent’s resignation shall become effective on the earliest (such date, the “Resignation Effective Date”) of (i) thirty (30) days after delivery of notice of resignation (regardless of whether a successor Administrative Agent has been appointed or not), (ii) the acceptance of such successor Administrative Agent by the Required Lenders and, if applicable, the Co-Borrowers or (iii) such other date, if any, agreed to by the Required Lenders and the retiring Administrative Agent. If the Administrative Agent or the Required Lenders have not appointed a successor Administrative Agent, the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent.

(b) With effect from the Resignation Effective Date (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than as provided in Section 3.09(h) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date). The fees payable by the Co-Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Co-Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article X and Sections 3.07 and 3.08 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub Administrative Agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Execution Version	131	A&R Credit Agreement (Hawkeye)

SECTION 10.07 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 10.08 Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Co-Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on a Co-Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective Administrative Agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 3.06, 3.07 and 3.08) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its Administrative Agents and counsel, and any other amounts due the Administrative Agent under Sections 3.06, 3.07 and 3.08.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 10.09 Appointment of Collateral Agent and Depository Agent.

Each Lender hereby consents and agrees to the appointment of the Collateral Agent and the Depository Agent respectively in accordance with the Collateral Agency Agreement and the Depository Agreement and authorize each such Agent in such capacity to take such action on its behalf under the provisions of the Collateral Documents and to exercise such powers and perform such duties as are expressly delegated to it by the terms of the Collateral Documents, together with such other powers as are reasonably incidental thereto. The Collateral Agent and Depository Agent shall each be an express third party beneficiary of Section 3.07, Section 3.08 and Section 11.01(b)(vii).

Execution Version	132	A&R Credit Agreement (Hawkeye)

SECTION 10.10 [Reserved]

SECTION 10.11 Authorization.

The Administrative Agent and the Collateral Agent are hereby authorized and directed by the Lenders to execute, deliver and perform any reliance letters or use of work product agreements with the Independent Engineer and the Loan Documents to which each of them, respectively, is or is intended to be a party and each Lender agrees to be bound by all of the agreements of the Administrative Agent and Collateral Agent contained in the Loan Documents and such reliance letters or use of work product agreements.

ARTICLE XI.

MISCELLANEOUS

SECTION 11.01 Waivers; Amendments.

(a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Co-Borrowers therefrom shall in any event be effective unless the same shall be permitted by Section 11.01(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Amendments. No amendment, supplement, modification or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Co-Borrowers therefrom, shall be effective unless in writing and either (x) signed by the Required Lenders and the Co-Borrowers, as the case may be, and acknowledged by the Administrative Agent or (y) approved by the Administrative Agent (acting on the instructions of the Required Lenders) and the Co-Borrowers, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i) increase the amount or extend the expiration date of any Commitment without the written consent of each Lender adversely affected thereby;

(ii) reduce or forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Loan, reduce the stated rate of any interest or fee payable under this Agreement (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Facility Lenders of each adversely affected Facility)) or extend the scheduled date of any payment thereof, in each case, without the written consent of each Lender adversely affected thereby;

Execution Version	133	A&R Credit Agreement (Hawkeye)

(iii) amend, modify or waive any provision of Article III in a manner that would alter the pro rata sharing of payments required thereunder, without the written consent of each Lender or amend Section 11.17 without the written consent of each Lender Party adversely affected thereby;

(iv) change the voting rights of the Lenders under this Section 11.01(b) or the definition of the term “Required Lenders” or “Required Facility Lenders” or any other provision hereof specifying the number or percentage of Lenders or other Secured Parties required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(v) other than releases of Collateral pursuant to Section 3.12, release all or a material portion of the Collateral, or any Loan Party from their obligations under the Collateral Documents or any Membership Interests without the written consent of each Lender, in each case, other than in connection with a disposition permitted hereunder; provided, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Lender Party hereunder without the prior written consent of such Lender Party;

(vi) amend, modify or waive any provision of Article X or any other provision of any Loan Document that would adversely affect the Administrative Agent without the written consent of the Administrative Agent;

(vii) amend, modify or waive any provision of the Collateral Agency Agreement or the Depository Agreement or any other provision of any Loan Document that would adversely affect the Collateral Agent or Depository Agent without the written consent of such affected Agent;

(viii) [Reserved]

(ix) change the order of priority of payments set forth in Section 4.02(b) of the Depository Agreement or Section 2.03 of the Collateral Agency Agreement without the written consent of each Lender Party directly affected thereby; and

(x) amend, modify or waive any provision of this Agreement in a manner that would adversely affect the Term Lenders or the PIK Lenders disproportionately to any Lenders in respect of any other Class of Loan without the consent of all the Required Facility Lenders of the adversely affected Facility.

SECTION 11.02 Notices; Copies of Notices and Other Information.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other documents provided or permitted by this Agreement shall be in writing and if such request, demand, authorization, direction, notice, consent or waiver is to be made upon, given or furnished to or filed with:

(i) the Administrative Agent by any Lender or by the Co-Borrowers shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Administrative Agent at its Administrative Agent’s Office; or

Execution Version	134	A&R Credit Agreement (Hawkeye)

(ii) the Co-Borrowers by the Administrative Agent, or by any Lender shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid and by facsimile to the Co-Borrowers addressed to: 2900 N Loop W Fwy, Third Floor, Houston, TX 77093, Attn: Legal Department, Fax: (415) 318-3997, or at any other address previously furnished in writing to the Administrative Agent by the Co-Borrowers. The Co-Borrowers shall promptly transmit any notice received by them from the Lenders to the Administrative Agent.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 11.02(b) below, shall be effective as provided in Section 11.02(b).

(b) Electronic Communications. Notices and other communications to the Administrative Agent or the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Co-Borrowers may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided, that for both clauses(i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. The Administrative Agent agrees to deliver to each Lender each Customer Event Certificate, Defaulted Project Event Certificate, Eligible REC Event Certificate, Sungevity Greenwich Lessor Default Certificate, quarterly Manager’s report pursuant to Section 5.01(a)(iii), Quarterly Compliance Certificate and proposed Operating Budget to each Lender promptly after receipt by the Administrative Agent from the Co-Borrowers.

(c) Change of Address, Etc. Each of the Co-Borrowers and the Administrative Agent may change its address, e-mail address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, e-mail address, facsimile or telephone number for notices and other communications hereunder by notice to the Co-Borrowers and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

Execution Version	135	A&R Credit Agreement (Hawkeye)

(d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including electronic Borrowing Notices) purportedly given by or on behalf of the Co-Borrowers by an Authorized Officer even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof; provided, however, that the Administrative Agent and the Lenders may not rely upon any such notice if they have Knowledge that such notice is not authorized by the Co-Borrowers. The Co-Borrowers shall indemnify each Indemnitee from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Co-Borrowers, other than those resulting from the gross negligence or willful misconduct of such Person. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 11.03 No Waiver; Cumulative Remedies.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

SECTION 11.04 Effect of Headings and Table of Contents.

The Article and Section headings in this Agreement and the Table of Contents are for convenience only and shall not affect the construction hereof or thereof.

SECTION 11.05 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Co-Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (such consent not to be unreasonably withheld, conditioned, or delayed), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with Section 11.05(b), (ii) by way of participation in accordance with Section 11.05(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.05(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.05(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement upon prior notice to the Administrative Agent and the Co-Borrowers; provided, that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in clause (b)(i)(B) below in the aggregate, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

Execution Version	136	A&R Credit Agreement (Hawkeye)

(B) in any case not described in clause (b)(i)(A) above, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitments are not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than one million Dollars ($1,000,000), unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Co-Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned and any assignments of Term Loans and Term Loan Commitments shall be accompanied by a pro-rata assignment of all PIK Loans and PIK Loan Commitments;

(iii) Required Consents. The consent of the Administrative Agent shall be required for any assignment pursuant to this Section 11.05(b) other than assignments to a Lender, an Affiliate of a Lender, an Eligible Assignee or an Approved Fund. The consent of the Co-Borrowers shall be required for any assignment pursuant to this Section 11.05(b) other than assignments to a Lender, an Affiliate of a Lender, an Eligible Assignee or an Approved Fund, to (A) a Competitor or (B) to a Person that is adverse in litigation to the Co-Borrowers or its Affiliates (other than Affiliates that are commercial banks, insurance companies or investment or mutual funds) (such consent not to be unreasonably withheld); provided, that in each case, no consent of the Co-Borrowers shall be required if a Default or Event of Default has occurred and is continuing. No other consent shall be required for any such assignment except to the extent required by clause (b)(i)(B) above.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing fee in the amount of three thousand five hundred Dollars ($3,500); provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) Prohibited Assignments. No assignment of any Loans or Commitments shall be made to (A) [RESERVED], (B) to a natural Person or (C) to any Affiliated Lender if, in the case of this subclause (C), after giving effect to such assignment, the Affiliated Lenders would, in the aggregate, own or hold in excess of twenty-five percent (25%) of the Commitments and Loans outstanding under the Facilities (calculated as of the date of such purchase).

Execution Version	137	A&R Credit Agreement (Hawkeye)

(vi) [RESERVED]

(vii) Assignment to an Affiliated Lender. In the event that the Co-Borrowers or any Affiliate thereof (including the Sponsor) is an assignee under this Section 11.05(b) (an “Affiliated Lender”), (A) such Affiliated Lender’s Commitments shall not be included in any calculation for purposes of determining whether a requisite number or percentage of Lenders, as applicable, have voted to take an action hereunder and (B) the Affiliated Lender, in its capacity as a Lender, shall not have any right (1) to consent to any amendment, modification, waiver, consent or other such action with respect to any of the terms of this Agreement or any other Loan Document, (2) to require the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to this Agreement or any other Loan Document, (3) to otherwise vote on any matter related to this Agreement or any other Loan Document, (4) to attend any meeting or conference call with the Administrative Agent or any Lender or receive any information from the Administrative Agent or any Lender or (5) to make or bring any claim, in its capacity as a Lender, against the Administrative Agent or any Lender or with respect to the duties and obligations of such Person under the Loan Documents; provided, that no amendment, modification or waiver shall (x) deprive the Affiliated Lender, in its capacity as a Lender, of its share of any payments which Lenders are entitled to share on a pro rata basis hereunder or (y) affect the Affiliated Lender, or any of them, in its capacity as Lender, in a manner that is materially disproportionate to the effect of such amendment or other modification on other Lenders; provided, further, no amendment, modification or waiver expressly requiring the consent of all Lenders pursuant to Section 11.01(b) shall be effective without the consent of the Affiliated Lender, in its capacity as a Lender.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.05(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.06, 3.07, 3.08, 3.09 and 3.11 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.05(d).

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Co-Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an assignee lender, administrative details information with respect to such assignee lender (unless the assignee lender shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b)(iv) above, if applicable, and the written consent of the Administrative Agent to such assignment and any applicable tax forms, the Administrative Agent shall promptly record each assignment made in accordance with this Section 11.05(c) in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 11.05(c). The entries in the Register shall be conclusive absent manifest error, and the Co-Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Co-Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

Execution Version	138	A&R Credit Agreement (Hawkeye)

(d) Participations.

(i) Any Lender may at any time, without the consent of, or notice to, the Co-Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person or the Co-Borrowers or any of the Co-Borrowers’ Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Co-Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(ii) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver requiring the consent of all Lenders, as set forth in first proviso in Section 11.01(b) that affects such Participant. The Co-Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.08, 3.09 and 3.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.05(b); provided, that such Participant agrees to be subject to the provisions of Section 3.09 as if it were an assignee under Section 11.05(b). To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 3.11 as though it were a Lender; provided, that such Participant agrees to be subject to Section 3.10 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Co-Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans, Commitments or other rights or obligations under the Loan Documents (each such register, a “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of any Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other rights or obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other right or obligation is in registered form under section 5f.103-1(c) of the Treasury Regulations. The entries in a Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

Execution Version	139	A&R Credit Agreement (Hawkeye)

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.09 that the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Co-Borrowers’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.09 unless the Co-Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Co-Borrowers, to comply with Section 3.09 and Section 3.10 as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 11.06 Severability.

In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.07 Benefits of Agreement.

Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto, the Administrative Agent and their successors hereunder, the Lender Parties, each Indemnitee and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Agreement.

SECTION 11.08 Governing Law.

(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Execution Version	140	A&R Credit Agreement (Hawkeye)

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 11.09 WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.09.

SECTION 11.10 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (including but not limited to “pdf”, “tif”, “jpg” or “jpeg”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution”, “signed”, “signature” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary. Notwithstanding the foregoing, the Agents shall not be obligated to accept any such electronic signature or records as an original and may in any instance require that an original document be submitted to the Agents in lieu of, or in addition to, any such electronic signature or records.

Execution Version	141	A&R Credit Agreement (Hawkeye)

SECTION 11.11 Confidentiality.

(a) Each party to this Agreement agrees to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (i) to its Affiliates, and to its and its Affiliates’ directors, officers, employees, trustees and agents, including accountants, legal counsel and other agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential and any failure of such Persons acting on behalf of such party to comply with this Section shall constitute a breach of this Section by the relevant party, as applicable), (ii) to the extent requested by any regulatory authority or self-regulatory authority, required by applicable Law or by any subpoena or similar legal process; provided, that solely to the extent permitted by law and other than in connection with audits and reviews by regulatory and self-regulatory authorities, each party shall notify the other parties hereto as promptly as practicable of any such requested or required disclosure in connection with any legal or regulatory proceeding; provided, further, that in no event shall any party hereto be obligated or required to return any materials furnished by any other party hereto, (iii) to any other party to this Agreement or under the other Loan Documents, (iv) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the other Loan Documents or the enforcement of rights hereunder or thereunder, (v) on a confidential basis to (A) any rating agency in connection with rating a Co-Borrower or its Subsidiaries or the Facilities, (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities, (C) any pledgee of a Lender referred to Section 11.05, (D) any insurer and credit risk support provider or (E) in the case of any Lender, to its limited partners or its potential limited partners, (vi) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any Lender’s rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any interest rate cap contract or derivative transaction relating to any Relevant Party or the Sponsors and their obligations under the Loan Documents, (vii) to the extent such Confidential Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to such party or its Affiliates on a nonconfidential basis from a source other than a Sponsor or the Co-Borrowers, (viii) as part of a Lender’s investor reporting requirements pursuant to applicable Law or required by any regulatory authority or self-regulatory authority with jurisdiction over such Lender; provided, that such reporting shall be limited to (A) the name of the Co-Borrower, (B) the amount of such Lender’s Commitments and the aggregate Commitments of all Lenders, (C) the jurisdiction, sector and sub-sector in which the Co-Borrowers and their Subsidiaries operate, (D) the Maturity Date, and (E) the Standard Rate, or (ix) with the consent of the Co-Borrowers. In addition, the Administrative Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors and similar services providers to the lending industry, and, on a confidential basis, to service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents. For the purposes hereof, “Confidential Information” shall mean (1) with respect to a Co-Borrower, all information received by the Administrative Agent or the Lenders from Sponsor, a Co-Borrower or any Subsidiary relating to a Sponsor, the Co-Borrowers, any other Subsidiary or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by a Sponsor, a Co-Borrower or any Subsidiary, and (2) with respect to the Administrative Agent or the Lenders, all information received by any Relevant Party or the Sponsors from the Administrative Agent or any Lender relating to the Administrative Agent or any Lender or its business, including information relating to fees, other than any such information that is available to such Relevant Party or the Sponsors on a nonconfidential basis prior to disclosure by the Administrative Agent or such Lender. Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.

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(b) [Reserved]

(c) EACH PARTY HERETO ACKNOWLEDGES THAT CONFIDENTIAL INFORMATION AS DEFINED IN SECTION 11.11(A) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION CONCERNING SUCH OTHER PARTIES HERETO AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(d) ALL CONFIDENTIAL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY A CO-BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION ABOUT THE SPONSORS, THE CO-BORROWERS, THE RELEVANT PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE CO-BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE CONFIDENTIAL INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC CONFIDENTIAL INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(e) NOTWITHSTANDING ANYTHING TO THE CONTRARY EXPRESSED OR IMPLIED IN THIS SECTION 11.11 OR ELSEWHERE IN THIS AGREEMENT, ANY COMMUNICATION CONTAINING CONFIDENTIAL INFORMATION THAT INCLUDES UNREDACTED BANK ACCOUNT NUMBERS, SOCIAL SECURITY OR DRIVER’S LICENSE NUMBERS THAT IS DELIVERED ELECTRONICALLY MUST BE DELIVERED: (I) IF TO ANY LENDER, BY UPLOADING SUCH COMMUNICATION TO A DATA ROOM DESIGNATED BY SUCH LENDER, SUCH AS INTRALINKS OR EXTERNAL SHAREPOINT OR ANY SUCCESSOR DATA ROOM SO APPROVED AND DESIGNATED, AND PROMPTLY NOTIFYING SUCH LENDER BY EMAIL THAT SUCH CONFIDENTIAL INFORMATION HAS BEEN UPLOADED TO SUCH DATA ROOM OR (II) IF TO ANY CO-BORROWER, AT LENDER’S OPTION, BY UPLOADING IT TO A DATA ROOM DESIGNATED BY A LENDER SUCH AS INTRALINKS OR EXTERNAL SHAREPOINT, OR ANY SUCCESSOR DATA ROOM SO APPROVED AND DESIGNATED, AND PROMPTLY NOTIFYING THE CO-BORROWERS BY EMAIL THAT SUCH CONFIDENTIAL INFORMATION HAS BEEN UPLOADED TO SUCH DATA ROOM.

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(f) EACH PARTY RECOGNIZES AND AGREES THAT CONFIDENTIAL INFORMATION MAY BE E-MAILED IN THE COURSE OF DEALING. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, EACH OF THE PARTIES AGREE THAT SO LONG AS THE PARTY E-MAILING CONFIDENTIAL INFORMATION HAS USED REASONABLE PRACTICES TO PROTECT ITS DATA AGAINST BREACH BY THIRD PARTIES, SUCH PARTY WILL NOT BE LIABLE FOR DISCLOSURE OF CONFIDENTIAL INFORMATION CAUSED BY A “CYBERATTACK”, “HACK” OR ANY OTHER UNINTENDED DATA BREACH PERFORMED BY A THIRD-PARTY.

SECTION 11.12 USA PATRIOT ACT.

Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Co-Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Co-Borrowers, which information includes the name and address of the Co-Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Co-Borrowers in accordance with the PATRIOT Act. The Co-Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and Anti-Money Laundering Laws, including the PATRIOT Act.

SECTION 11.13 Corporate Obligation.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Co-Borrowers or the Administrative Agent, in each of their capacities hereunder, under this Agreement or any certificate or other writing delivered in connection herewith, against (a) the Administrative Agent in its individual capacity, or (b) any partner, member, owner, beneficiary, Administrative Agent, officer, director, employee or Administrative Agent of the Administrative Agent in its individual capacity, any holder of equity in any Co-Borrower or the Administrative Agent or in any successor or assign of the Administrative Agent in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Administrative Agent has no such obligations in its individual capacity), and except that any such partner, owner or equity holder shall be fully liable, to the extent provided by applicable Law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

SECTION 11.14 Non-Recourse.

No claims may be brought against any Co-Borrower’s directors or officers for any Obligations, except in the case of fraud or actions taken in bad faith by such Persons.

SECTION 11.15 Administrative Agent’s Duties and Obligations Limited.

The duties and obligations of the Administrative Agent, in its various capacities hereunder, shall be limited to those expressly provided for in their entirety in this Agreement (including any exhibits to this Agreement). Any references in this Agreement (and in the exhibits to this Agreement) to duties or obligations of the Administrative Agent in its various capacities hereunder, that purport to arise pursuant to the provisions of any of the Loan Documents shall only be duties and obligations of the Administrative Agent if the Administrative Agent is a signatory to any such Loan Documents.

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SECTION 11.16 Entire Agreement.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

SECTION 11.17 Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Co-Borrowers against any and all of the obligations of the Co-Borrowers now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Co-Borrowers may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender and its Affiliates under this Section 11.17 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Co-Borrowers and the Administrative Agent promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 11.18 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Co-Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 11.19 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the making thereof and the termination of this Agreement.

SECTION 11.20 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Co-Borrowers acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Lender Parties and their Affiliates are arm’s-length commercial transactions between the Co-Borrowers and their respective Affiliates, on the one hand, and the Lender Parties and their Affiliates, on the other hand, (ii) the Co-Borrowers have consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Co-Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Lender Parties and their Affiliates are and have been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, Administrative Agent or fiduciary for the Co-Borrowers or any of its Affiliates, or any other Person and (ii) neither the Lender Parties nor their Affiliates have any obligation to the Co-Borrowers or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Lender Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Co-Borrowers and their respective Affiliates, and neither the Lender Parties nor their Affiliates have any obligation to disclose any of such interests to the Co-Borrowers or any of their Affiliates. To the fullest extent permitted by Law, the Co-Borrowers hereby waive and release any claims that it may have against the Lender Parties and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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SECTION 11.21 Electronic Execution of Assignments and Certain Other Documents.

The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

SECTION 11.22 Acknowledgement and Consent to Bail-In Affected Financial Institutions.

Notwithstanding any other term of any Loan Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Affected Financial Institution arising under any Loan Documents may be subject to the write-down and conversion powers of the applicable Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including (without limitation), if applicable:

(i) a reduction, in full or in part of any such liability;

(ii) a conversion of all, or a portion of, any such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

Execution Version	146	A&R Credit Agreement (Hawkeye)

(iii) a variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 11.23 Public Statement.

Notwithstanding any other term of any Loan Document or any other agreement, arrangement, or understanding between the Parties, the Co-Borrowers may issue a press release or other public statement regarding the existence of this Agreement with the prior written approval of the Lenders, such approval not to be unreasonably withheld, conditioned, or delayed. The Co-Borrowers will provide the Lenders a reasonable opportunity (no less than three (3) Business Days) to review and comment on the content of such press release or public statement.

SECTION 11.24 Effect of Amendment and Restatement.

(a) On the Second Additional Term Loan Borrowing Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement. The parties hereto acknowledge and agree that (i) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or termination of any of the obligations under the Existing Credit Agreement and the other Loan Documents as in effect prior to the Second Additional Term Loan Borrowing Date and which remain outstanding and (ii) subject to this Agreement and the other Loan Documents entered into on the Second Additional Term Loan Borrowing Date, such obligations (including the guaranties and security interests created under the Existing Credit Agreement and the other Loan Documents existing on such date) are in all respects continuing.

(b) On and after the Second Additional Term Loan Borrowing Date (i) all references to the Existing Credit Agreement in the Loan Documents (other than this Agreement) shall be deemed to refer to the Existing Credit Agreement as amended and restated hereby, (ii) all references to any section (or subsection) of the Existing Credit Agreement in any Loan Document (but not herein) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, on and after the Second Additional Term Loan Borrowing Date, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be reference to the Existing Credit Agreement as amended and restated hereby.

(c) This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver or other modification, whether or not similar, and, except as expressly provided herein or in any other Loan Document, all terms and conditions of the Loan Documents remain in full force and effect unless otherwise specifically amended hereby or by any other Loan Document.

(d) The parties hereto hereby agree that as of the Second Additional Term Loan Borrowing Date (i) all references to the “Co-Borrowers” in the Loan Documents shall be deemed to refer to the Co-Borrowers (including any Additional Co-Borrower) under this Agreement and (iii) Co-Borrower 4 shall be deemed to be “Co-Borrowers” under all Loan Documents and subject to the terms thereof as if they were original signatories thereunder.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

CO-BORROWERS:

KWS SOLAR TERM PARENT 1 LLC

By:
Name:
Title:

KWS SOLAR TERM PARENT 2 LLC

By:
Name:
Title:

KWS SOLAR TERM PARENT 3 LLC

By:
Name:
Title:

SPRUCE POWER 3 HOLDCO, LLC

By:
Name:
Title:

Signature Page to A&R Credit Agreement (Hawkeye)

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

Signature Page to A&R Credit Agreement (Hawkeye)

SOUTH TOWER STRATEGIC INFRASTRUCTURE FINANCE (GP) CO. LTD. as GENERAL PARTNER FOR SOUTH TOWER STRATEGIC INFRASTRUCTURE FINANCE (USD), LP,
as Lender

By:
Name:
Title:

By:
Name:
Title:

Signature Page to A&R Credit Agreement (Hawkeye)

CANAFUND (CARLYLE NGS) INC.,
as Lender

By:
Name:
Title:

By:
Name:
Title:

Signature Page to A&R Credit Agreement (Hawkeye)

NORTHILL GLOBAL ALTERNATIVE FUNDS II
ICAV acting in respect of GEMINI CREDIT FUND, as Lender

By:
Name:
Title:

By:
Name:
Title:

Signature Page to A&R Credit Agreement (Hawkeye)

SEQUOIA IDF ASSET HOLDINGS S.A.,
as Lender

By:
Name:
Title:

Signature Page to A&R Credit Agreement (Hawkeye)

SEQUOIA INFRASTRUCTURE FUNDING I LTD
as Lender

By:
Name:
Title:

Signature Page to A&R Credit Agreement (Hawkeye)